                                                                    Exhibit 10.1





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                                   SNAPPER, INC.,
                                    as Borrower

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                               LOAN AND SECURITY AGREEMENT

                                Dated: November 11, 1998

                                      $60,000,000.00

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                                THE FINANCIAL INSTITUTIONS
                        PARTY HERETO FROM TIME TO TIME, as Lenders

                                           and

                             FLEET CAPITAL CORPORATION, as Agent

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

                                  TABLE OF CONTENTS

                                                                            Page

SECTION 1.       CREDIT  FACILITIES.........................................  1
        1.1.     REVOLVER FACILITY..........................................  1
        1.2.     TERM LOAN FACILITY.........................................  2
        1.3.     LC FACILITY................................................  2


SECTION 2.       INTEREST,  FEES  AND  CHARGES..............................  6
        2.1.     INTEREST...................................................  6
        2.2.     FEES.......................................................  9
        2.3.     COMPUTATION OF INTEREST AND FEES........................... 10
        2.4.     REIMBURSEMENT OF EXPENSES.................................. 10
        2.5.     BANK CHARGES............................................... 10
        2.6.     ILLEGALITY................................................. 10
        2.7.     INCREASED COSTS............................................ 11
        2.8.     CAPITAL ADEQUACY........................................... 12
        2.9.     FUNDING LOSSES............................................. 12
        2.10.    MAXIMUM INTEREST........................................... 13

SECTION 3.       LOAN ADMINISTRATION........................................ 14
        3.1.     MANNER OF BORROWING AND FUNDING REVOLVER LOANS............. 14
        3.2.     DEFAULTING LENDER.......................................... 17
        3.3.     SPECIAL PROVISIONS GOVERNING LIBOR LOANS................... 18
        3.4.     ALL LOANS TO CONSTITUTE ONE OBLIGATION..................... 18

SECTION 4.       PAYMENTS................................................... 18
        4.1.     GENERAL PAYMENT PROVISIONS................................. 18
        4.2.     REPAYMENT OF REVOLVER LOANS................................ 18
        4.3.     REPAYMENT OF TERM LOAN ADVANCES............................ 19
        4.4.     PAYMENT OF OTHER OBLIGATIONS............................... 21
        4.5.     MARSHALLING; PAYMENTS SET ASIDE............................ 21
        4.6.     AGENT'S ALLOCATION OF PAYMENTS AND COLLECTIONS............. 21
        4.7.     APPLICATION OF PAYMENTS AND COLLATERAL PROCEEDS............ 22
        4.8.     LOAN ACCOUNTS.............................................. 22
        4.9.     GROSS UP FOR TAXES......................................... 23
        4.10.    WITHHOLDING TAX EXEMPTION.................................. 23

SECTION 5.       ORIGINAL TERM AND TERMINATION.............................. 23
        5.1.     ORIGINAL TERM OF COMMITMENTS............................... 23
        5.2.     TERMINATION................................................ 24

SECTION 6.       COLLATERAL................................................. 25
        6.1.     GRANT OF SECURITY INTEREST................................. 25
        6.2.     OTHER COLLATERAL........................................... 26
        6.3.     LIEN ON DEPOSIT ACCOUNTS................................... 26
        6.4.     COLLATERAL ASSIGNMENT OF CUSTOMER DOCUMENTS................ 26


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        6.5.     LIEN PERFECTION; FURTHER ASSURANCES........................ 26

SECTION 7.       COLLATERAL ADMINISTRATION.................................. 27
        7.1.     GENERAL PROVISIONS......................................... 27
        7.2.     ADMINISTRATION OF ACCOUNTS................................. 28
        7.3.     ADMINISTRATION OF INVENTORY................................ 30
        7.4.     ADMINISTRATION OF EQUIPMENT................................ 30
        7.5.     BORROWING BASE CERTIFICATES................................ 31
        7.6.     PAYMENT OF CHARGES......................................... 31

SECTION 8.       REPRESENTATIONS AND WARRANTIES............................. 31
        8.1.     GENERAL REPRESENTATIONS AND WARRANTIES..................... 31
        8.2.     REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES............ 36
        8.3.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES................. 36

SECTION 9.       COVENANTS AND CONTINUING AGREEMENTS........................ 36
        9.1.     AFFIRMATIVE COVENANTS...................................... 36
        9.2.     NEGATIVE COVENANTS......................................... 39
        9.3.     SPECIFIC FINANCIAL COVENANTS............................... 42

SECTION 10.      CONDITIONS PRECEDENT....................................... 45
        10.1.    CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSIONS.......... 45
        10.2.    CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.............. 47
        10.3.    LIMITED WAIVER OF CONDITIONS PRECEDENT..................... 47

SECTION 11.      EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.......... 47
        11.1.    EVENTS OF DEFAULT.......................................... 48
        11.2.    ACCELERATION OF OBLIGATIONS; TERMINATION OF COMMITMENTS.... 50
        11.3.    OTHER REMEDIES............................................. 50
        11.4.    SETOFF..................................................... 51
        11.5.    REMEDIES CUMULATIVE; NO WAIVER............................. 52

SECTION 12.      AGENT...................................................... 52
        12.1.    APPOINTMENT, AUTHORITY AND DUTIES OF AGENT................. 52
        12.2.    AGREEMENTS REGARDING COLLATERAL............................ 54
        12.3.    RELIANCE BY AGENT.......................................... 54
        12.4.    ACTION UPON DEFAULT........................................ 54
        12.5.    RATABLE SHARING............................................ 55
        12.6.    INDEMNIFICATION OF AGENT................................... 55
        12.7.    LIMITATION ON RESPONSIBILITIES OF AGENT.................... 56
        12.8.    SUCCESSOR AGENT AND CO-AGENTS.............................. 57
        12.9.    CONSENTS, AMENDMENTS AND WAIVERS........................... 57
        12.10.   DUE DILIGENCE AND NON-RELIANCE............................. 59
        12.11.   REPRESENTATIONS AND WARRANTIES OF LENDERS.................. 59
        12.12.   THE REQUIRED LENDERS....................................... 59
        12.13.   SEVERAL OBLIGATIONS........................................ 59
        12.14.   AGENT IN ITS INDIVIDUAL CAPACITY........................... 59
        12.15.   NO THIRD PARTY BENEFICIARIES............................... 60


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        12.16.   NOTICE OF TRANSFER......................................... 60
        12.17.   REPLACEMENT OF CERTAIN LENDERS............................. 60
        12.18.   REMITTANCE OF PAYMENTS AND COLLECTIONS..................... 60

SECTION 13.      BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS....... 61
        13.1.    SUCCESSORS AND ASSIGNS..................................... 61
        13.2.    PARTICIPATIONS............................................. 61
        13.3.    ASSIGNMENTS................................................ 62
        13.4.    TAX TREATMENT.............................................. 63

SECTION 14.      MISCELLANEOUS.............................................. 63
        14.1.    POWER OF ATTORNEY.......................................... 63
        14.2.    GENERAL INDEMNITY.......................................... 64
        14.3.    SURVIVAL OF ALL INDEMNITIES................................ 64
        14.4.    MODIFICATION OF AGREEMENT.................................. 64
        14.5.    SEVERABILITY............................................... 64
        14.6.    CUMULATIVE EFFECT; CONFLICT OF TERMS....................... 65
        14.7.    EXECUTION IN COUNTERPARTS.................................. 65
        14.8.    AGENT'S OR REQUIRED LENDERS' CONSENT....................... 65
        14.9.    NOTICE..................................................... 65
        14.10.   CREDIT INQUIRIES........................................... 66
        14.11.   TIME OF ESSENCE............................................ 66
        14.12.   ENTIRE AGREEMENT; APPENDIX A, EXHIBITS AND SCHEDULES....... 66
        14.13.   INTERPRETATION............................................. 66
        14.14.   CONFIDENTIALITY............................................ 66
        14.15.   OBLIGATIONS SEVERAL........................................ 66
        14.16.   GOVERNING LAW; CONSENT TO FORUM............................ 67
        14.17.   WAIVERS BY BORROWER........................................ 67




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

                      LIST OF EXHIBITS AND SCHEDULES

Exhibit A         Form of Revolver Note
Exhibit A-1       Form of Settlement Note
Exhibit B         Form of Term Note

Exhibit C         Form of Notice of Conversion/Continuation
Exhibit D         Form of Notice of Borrowing
Exhibit E         Form of Compliance Certificate
Exhibit F         Form of Opinion Contents
Exhibit G         Form of Assignment and Acceptance
Exhibit H         Form of Notice
Exhibit I         Letter of Credit Procurement Request
Exhibit J         Access Agreement
Exhibit K         Chase Intercreditor Agreement
Exhibit L         Commissioned Distributor Intercreditor Agreement
Exhibit M         Debt Subordination Agreement
Exhibit N         Patent Security Agreement
Exhibit O         Stock Pledge Agreement
Exhibit P         Trademark Security Agreement


Schedule 7.1.1    Borrower's Business Locations
Schedule 8.1.1 Jurisdictions in which Borrower and each Subsidiary is Authorized to do Business
Schedule 8.1.4    Capital Structure of Borrower
Schedule 8.1.5    Corporate Names
Schedule 8.1.13   Tax Identification Numbers of Borrower and
                  Subsidiaries
Schedule 8.1.15   Patents, Trademarks, Copyrights and Licenses
Schedule 8.1.18   Contracts Restricting Borrower's Right to Incur
                  Debts; Surety Obligations
Schedule 8.1.19   Litigation
Schedule 8.1.21   Capitalized and Operating Leases
Schedule 8.1.22   Pension Plans
Schedule 8.1.24   Labor Contracts
Schedule 9.2.5    Permitted Liens




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

                            LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT is made on November 11, 1998, by and among SNAPPER, INC. ("Borrower"), a Georgia corporation with its chief executive office and principal place of business at 535 Macon Road, McDonough, Georgia 30253; the various financial institutions listed on the signature pages hereof and their respective successors and permitted assigns which become "Lenders" as provided herein; and FLEET CAPITAL CORPORATION, a Rhode Island corporation with an office at Suite 800, 300 Galleria Parkway, NW, Atlanta, Georgia 30339, in its capacity as collateral and administrative agent for the Lenders pursuant to
Section 12 hereof (together with its successors in such capacity, "Agent"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions.

SECTION 1.        CREDIT  FACILITIES

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders severally agree to the extent and in the manner hereinafter set forth to make their respective Pro Rata shares of the Commitments available to Borrower, in an aggregate amount not to exceed $60,000,000, as follows:

         1.1.     REVOLVER FACILITY

                  1.1.1. REVOLVER LOANS. Each Lender agrees, severally to the extent of its Revolver Commitment and not jointly with the other Lenders, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrower on any Business Day during the period from the date hereof through the Business Day before the last day of the Original Term, not to exceed in aggregate principal amount outstanding at any time such Lender's Revolver Commitment at such time, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; PROVIDED, HOWEVER, that Lenders shall have no obligation to Borrower whatsoever to make any Revolver Loan on or after the Commitment Termination Date or if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans and Pending Revolver Loans then outstanding exceeds, or would exceed after the funding of such Revolver Loan, the Borrowing Base. Each Borrowing of Revolver Loans shall be funded by Lenders on a Pro Rata basis in accordance with their respective Revolver Commitments (except for Fleet with respect to Settlement Loans). The Revolver Loans shall bear interest as set forth in
Section 2.1. hereof. Each Revolver Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or LIBOR Loans.

                 1.1.2. OUT-OF-FORMULA LOANS. If the unpaid balance of Revolver Loans outstanding at any time should exceed the Borrowing Base at such time (an "Out-of-Formula Condition"), such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents. In the event that Lenders are willing in their sole and absolute discretion to make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable ON DEMAND and shall bear interest as provided in this Agreement for Revolver Loans generally.

                  1.1.3. USE OF PROCEEDS. The proceeds of the Revolver Loans shall be used by Borrower solely for one or more of the following purposes: (i) to satisfy any Debt owing on the Closing Date to AmSouth Bank of Alabama; (ii) to pay the fees and transaction expenses associated with the closing of the transactions described herein; (iii) to pay any of the Obligations; and (iv) to make expenditures for other lawful corporate purposes of Borrower to the extent such expenditures are not prohibited by this Agreement or Applicable Law. In no event may any Revolver Loan proceeds be used by Borrower to make a contribution to the equity of any Subsidiary, to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations G, T, U or X of the Board of Governors.

                  1.1.4. REVOLVER NOTES. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender and by the Revolver Note payable to such Lender (or the assignee of such Lender), which shall be executed by Borrower, completed in conformity with this Agreement and delivered to such Lender on the Closing Date. All outstanding principal amounts and accrued interest under the Revolver Loans shall be due and payable as set forth in Section 4.2 hereof.

         1.2.     TERM LOAN FACILITY

                  1.2.1. TERM LOAN. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrower a Term Loan Advance in an amount not to exceed such Lender's Term Loan Commitment. The Term Loan shall be comprised of Term Loan Advances in the aggregate principal amount of $5,000,000 and shall be funded by Lenders on the Closing Date, concurrently with Lenders' funding of their initial Revolver Loans. The proceeds of the Term Loan Advances shall be used by Borrower solely for purposes for which the proceeds of the Revolver Loans are authorized to be used. The Term Loan Commitment of each Lender shall expire on the funding by such Lender of its Term Loan Advance. Borrower shall not be entitled to reborrow any amounts repaid with respect to the Term Loan Advances. All of the Term Loan Advances shall initially be Base Rate Loans. Each Lender shall make its Term Loan Advance available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 12:00 noon on the Closing Date. After the Agent's receipt of the proceeds of such Term Loan Advance, and upon satisfaction of the conditions precedent set forth in Section 10 hereof, Agent shall make the proceeds of all such Term Loan Advances available to Borrower on the Closing Date by transferring same day funds equal to the proceeds of such Term Loan Advances received by Agent to an account designated by Borrower in writing.

                  1.2.2. TERM NOTES. Borrower shall execute and deliver to Agent on behalf of each Lender, on the Closing Date, a promissory note substantially in the form of EXHIBIT B attached hereto and made a part hereof (such promissory note, together with any new notes issued pursuant to Section 13.3.2 upon the assignment of any portion of any Lender's Term Loan Advance, being hereinafter referred to collectively as the "Term Notes" and each of such promissory notes being hereinafter referred to individually as a "Term Note"), to evidence such Lender's Term Loan Advance to Borrower, in original principal amounts equal to the amount of such Lender's Term Loan Commitment. Each Term Note shall be dated the Closing Date and shall provide for payment of the Term Loan Advance evidenced thereby as specified in Section 4.3 hereof.

         1.3.     LC FACILITY

                  1.3.1. PROCUREMENT OF LETTERS OF CREDIT. During the period from the date hereof to (but excluding) the 30th day prior to the last day of the Original Term or any applicable Renewal Term, and provided no Default or Event of Default exists, Fleet agrees to establish the LC Facility pursuant to which Fleet shall procure from Bank one or more Letters of Credit on Borrower's request therefor from time to time, subject to the following terms and conditions:


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

                    (i) Borrower acknowledges that Bank's willingness to issue any Letter of Credit is conditioned upon Bank's receipt of (A) the LC Support duly executed and delivered to Bank by Fleet, (B) an LC Application with respect to the requested Letter of Credit and (C) such other instruments and agreements as Bank may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. Fleet shall have no obligation to execute any LC Support or to join with Borrower in executing an LC Application unless (x) Fleet receives an LC Request from Borrower at least 5 Business Days prior to the date on which Borrower desires to submit such LC Application to Bank and (y) each of the LC Conditions is satisfied on the date of Fleet's receipt of the LC Request and at the time of the requested execution of the LC Application. Any Letter of Credit issued on the Closing Date shall be for an amount in Dollars that is greater than $250,000. In no event shall Fleet or any other Lender have any liability or obligation to Borrower or any Subsidiary for any failure or refusal by Bank to issue, for Bank's delay in issuing, or for any error of Bank in issuing any Letter of Credit.

                   (ii) Letters of Credit may be requested by Borrower only if they are to be used (a) to support obligations of Borrower incurred in the ordinary course of its business, as presently conducted, on a standby basis or (b) for such other purposes as Agent and Lenders may approve from time to time in writing.

                  (iii) Borrower shall comply with all of the terms and conditions imposed on Borrower by Bank, whether such terms and conditions are contained in an LC Application or in any agreement with respect thereto, and subject to the rights of Bank, Fleet shall have the same rights and remedies that Bank has under any agreements that Borrower may have with Bank in addition to any rights and remedies contained in any of the Loan Documents. Borrower agrees to reimburse Bank for any draw under any Letter of Credit immediately as hereinafter provided, and to pay Bank the amount of all other liabilities and obligations payable to Bank under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right that Borrower may have at any time against Bank or any other Person. If Fleet shall pay any amount under a LC Support with respect to any Letter of Credit, then Borrower shall pay to Lender, in Dollars on the first Business Day following the date on which payment was made by Fleet under such LC Support (the "Reimbursement Date"), an amount equal to the amount paid by Lender under such LC Support together with interest from and after the date of Fleet's payment under such LC Support until payment in full is made by Borrower at a variable rate per annum in effect from time to time hereunder for Revolver Loans constituting Base Rate Loans. Until Fleet has received payment from Borrower in accordance with the foregoing provisions of this clause
         (iii), Fleet, in addition to all of its other rights and remedies under this Agreement, shall be fully subrogated to (A) the rights and remedies of Bank as issuer of the Letter of Credit under any agreement with Borrower relating to the issuance of such Letter of Credit, and
         (B) the right and remedies of each beneficiary under such Letter of Credit whose claims against Borrower has been discharged with the proceeds of such Letter of Credit.

                  (iv) Borrower assumes all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary thereof. The obligation of Borrower to reimburse Fleet for any payment made by Fleet under the LC Support shall be absolute, unconditional and irrevocable and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit, the existence of any claim, setoff, defense or other right which Borrower may have at any time against a beneficiary of any Letter of Credit, or improper honor by Bank of any draw request under a Letter of Credit. If presentation of a demand, draft, certificate or other document does not comply with the terms of a Letter of Credit and Borrower contends that, as a consequence of such noncompliance it has no obligation to reimburse Bank for any payment made with respect thereto, Borrower shall nevertheless be obligated to reimburse Fleet for any payment made under the LC Support with respect to such Letter of Credit, but without waiving any claim Borrower may have against Bank in connection therewith. All disputes regarding any Letter of Credit shall be resolved by Borrower directly with Bank.

                  (v) No Letter of Credit shall be extended or amended in any respect that is not solely ministerial, unless all of the LC Conditions are met as though a new Letter of Credit were being requested and issued.

                  1.3.2.   PARTICIPATIONS.

                           (i) Immediately upon the issuance by Bank of any Letter of Credit, each Lender (other than Fleet) shall be deemed to have irrevocably and unconditionally purchased and received from Fleet, without recourse or warranty, an undivided interest and participation equal to the Pro Rata share of such Lender (a "Participating Lender") in all LC Outstandings arising in connection with such Letter of Credit and any security therefor or guaranty pertaining thereto, but in no event greater than an amount which, when added to such Lender's Pro Rata share of all Revolver Loans and LC Obligations then outstanding, exceeds such Lender's Revolver Commitment.

                           (ii) If Fleet makes any payment under an LC Support and Borrower does not repay or cause to be repaid the amount of such payment on the Reimbursement Date, Fleet shall promptly notify Agent, which shall promptly notify each Participating Lender, of such payment and each Participating Lender shall promptly (and in any event within 1 Business Day after its receipt of notice from Agent) and unconditionally pay to Agent, for the account of Fleet, in Dollars in immediately available funds, the amount of such Participating Lender's Pro Rata share of such payment, and Agent shall promptly pay such amounts to Fleet. If a Participating Lender does not make its Pro Rata share of the amount of such payment available to Agent on a timely basis as herein provided, such Lender agrees to pay to Agent for the account of Fleet, forthwith ON DEMAND, such amount together with interest thereon at the Federal Funds Rate until paid. The failure of any Participating Lender to make available to Agent for the account of Fleet such Participating Lender's Pro Rata share of the LC Outstandings shall not relieve any other Participating Lender of its obligation hereunder to make available to Agent its Pro Rata share of the LC Outstandings, but no Participating Lender shall be responsible for the failure of any other Participating Lender to make available to Agent its Pro Rata share of the LC Outstandings on the date such payment is to be made.

                           (iii) Whenever Fleet receives a payment on account of the LC Outstandings, including any interest thereon, as to which Agent has previously received payments from any Lender for the account of Fleet, Fleet shall promptly pay to each Participating Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Participating Lender's Pro Rata share thereof.

                           (iv) The obligation of each Participating Lender to make payments to Agent for the account of Fleet in connection with Fleet's payment under a LC Support shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever (other than for Fleet's gross negligence or willful misconduct), and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and irrespective of whether or not Borrower may assert or have any claim for any lack of validity or unenforceability of this Agreement or any of the other Loan Documents; the existence of any Default or Event of Default; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense any Obligor may have with respect to any of the Obligations.

                           (v) Neither Fleet nor any of its officers, directors, employees or agents shall be liable to any Participating Lenders for any action taken or omitted to be taken under or in connection with any of the LC Documents except as a result of actual gross negligence or willful misconduct on the part of Fleet. Fleet does not assume any responsibility for any failure or delay in performance or breach by Borrower or any other Person of any of its obligations under any of the LC Documents. Fleet does not make to Participating Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, the LC Documents, or other Obligor. Fleet shall not be responsible to any Participating Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of or any of the LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any of the Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of Borrower or any other Obligor or any Account Debtor. In connection with its administration of and enforcement of rights or remedies under any of the LC Documents, Fleet shall be entitled to act, and shall be fully protected in acting upon, any certification, notice or other communication in whatever form believed by Fleet, in good faith, to be genuine and correct and to have been signed or sent or made by a proper Person. Fleet may consult with and employ legal counsel, accountants and other experts and to advise it concerning its rights, powers and privileges under the LC Documents and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Fleet may employ agents and attorneys-in-fact in connection with any matter relating to the LC Documents and shall not be liable for the negligence, default or misconduct of any such agents or attorneys-in-fact selected by Fleet with reasonable care. Fleet shall not have any liability to any Participating Lender by reason of Fleet's refraining to take any action under any of the LC Documents without having first received written instructions from the Required Lenders to take such action.

                  1.3.3. CASH COLLATERAL ACCOUNT. If any LC Outstandings, whether or not then due or payable, shall for any reason be outstanding (i) at any time when an Event of Default has occurred and is continuing, (ii) on any date that Availability is less than zero, or (iii) on or at any time after the Commitment Termination Date, then Borrower shall, on Agent's request, forthwith deposit with Agent, in cash, an amount equal to the maximum aggregate amount of all LC Outstandings then outstanding. If Borrower fails to make such deposit on the first Business Day following Agent's demand therefor, Lenders may (and shall upon direction of the Required Lenders) advance such amount as Revolver Loans (whether or not an Out-of-Formula Condition is created thereby). Such cash (together with any interest accrued thereon) shall be held by Agent in the Cash Collateral Account and may be invested, in Agent's discretion, in Cash Equivalents. Borrower hereby pledges to Agent and grants to Agent a security interest in, for the benefit of Agent in such capacity and for the Pro Rata benefit of Lenders, all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations, whether or not then due or payable. From time to time after cash is deposited in the Cash Collateral Account, Agent may apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Agent or any Lender with respect to the LC Obligations which may be then outstanding. Neither Borrower nor any other Person claiming by, through or under or on behalf of Borrower shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, PROVIDED that upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Outstandings outstanding, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrower unless an Event of Default then exists (in which event Agent may apply such Cash Collateral to the payment of any other Obligations outstanding, with any surplus to be turned over to Borrower).

                  1.3.4.   INDEMNIFICATIONS.

                           (i) In addition to any other indemnity which Borrower may have to Agent or any Lender under any of the other Loan Documents and without limiting such other indemnification provisions, Borrower hereby agrees to indemnify and defend each of the Agent Indemnitees and Lender Indemnitees and to hold each of the Agent Indemnitees and Lender Indemnitees harmless from and against any and all Claims which any of the Agent Indemnitees or any of the Lender Indemnitees may (other than as the actual result of their own gross negligence or willful misconduct) incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit or LC Support or (b) any suit, investigation or proceeding as to which Agent or any Lender is or may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit or any LC Support or the payment or failure to pay thereunder.

                           (ii) Each Participating Lender agrees to indemnify and defend each of the Fleet Indemnitees (to the extent the Fleet Indemnitees are not reimbursed by Borrower or any other Obligor, but without limiting the indemnification obligations of Borrower under this Agreement), on a Pro Rata basis, from and against any and all Claims which may be imposed on, incurred by or asserted against any of the Fleet Indemnitees in any way related to or arising out of Fleet's administration or enforcement of rights or remedies under any of the LC Documents or any of the transactions contemplated thereby (including costs and expenses which Borrower is obligated to pay under Section
         14.2 hereof), provided that no Participating Lender shall be liable to any of the Fleet Indemnitees for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such Fleet Indemnitees.

SECTION 2.        INTEREST,  FEES  AND  CHARGES

         2.1.     INTEREST

                  2.1.1. RATES OF INTEREST. Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the applicable rate indicated below:

                           (i) for Revolver Loans made or outstanding as Base Rate Loans, the Base Rate in effect from time to time PLUS the Applicable Margin; or

                           (ii) for Revolver Loans made or outstanding as LIBOR Loans, the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement PLUS the Applicable Margin.

                  Borrower agrees to pay interest in respect of all unpaid principal amounts outstanding with respect to Term Loan Advances from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration, or otherwise) at a rate per annum equal to the applicable rate indicated below:


                           (i) for Term Loan Advances made or outstanding in whole or in part as Base Rate Loans, the Base Rate in effect from time to time PLUS the Applicable Margin; or

                           (ii) for Term Loan Advances made or outstanding in whole or in part as LIBOR Loans, the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement PLUS the Applicable Margin.

                  Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrower, Agent shall promptly notify Borrower thereof by telephone and confirm the same in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for all Loans (or portions thereof) bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. Interest on each Loan shall accrue from and including the date on which such Loan is made, converted to a Loan of another Type or continued as a LIBOR Loan to (but excluding) the date of any repayment thereof; PROVIDED, HOWEVER, that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. The Base Rate on the date hereof is 8% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 8.5% per annum with respect to any portion of the Revolver Loans bearing interest as a Base Rate Loan and is 8.5% per annum with respect to any portion of the Term Loan Advances bearing interest as a Base Rate Loan.

                2.1.2  CONVERSIONS AND CONTINUATIONS.

                           (i) Borrower may on any Business Day, subject to the giving of a proper Notice of Conversion/Continuation as hereinafter described, elect (A) to continue all or any part of a LIBOR Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Loan of one Type into a Loan of another Type; PROVIDED, HOWEVER, that no outstanding Loans may be converted into or continued as LIBOR Loans when any Default or Event of Default exists. Any conversion of a LIBOR Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such LIBOR Loan. Any conversion or continuation made with respect to less than the entire outstanding balance of the Revolver Loans or the Term Loan Advances, must be allocated among Lenders on a Pro Rata basis, and the Interest Period for Loans converted into or continued as LIBOR Loans shall be coterminous for each Lender.

                           (ii) Whenever Borrower desires to convert or continue Loans under Section 2.1.2(i), Borrower shall give Agent written notice (or telephonic notice promptly confirmed in writing) substantially in the form of EXHIBIT C (a "Notice of Conversion/Continuation"), signed by an authorized officer of Borrower, at least 1 Business Day before the requested conversion date, in the case of a conversion into Base Rate Loans, and at least 3 Business Days before the requested conversion or continuation date, in the case of a conversion into or continuation of LIBOR Loans. Promptly after receipt of a Notice of Conversion/Continuation, Agent shall notify each Lender in writing of the proposed conversion or continuation. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business
         Day) and whether the Loans are being converted into or continued as LIBOR Loans (and, if so, the duration of the Interest Period to be applicable thereto) or Base Rate Loans. If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrower shall have failed to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert such LIBOR Loans to Base Rate Loans.

                  2.1.3. INTEREST PERIODS. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Loans, Borrower shall select an Interest Period; PROVIDED, HOWEVER, that:

                           (i) the initial Interest Period for a LIBOR Loan shall commence on the date of such Borrowing (including the date of any conversion from a Loan of another Type) and each Interest Period occurring thereafter in respect of such Revolver Loan shall commence on the date on which the next preceding Interest Period expires;

                           (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period in respect of LIBOR Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                           (iii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month;

                           (iv) no Interest Period with respect to any portion of principal of a Loan shall extend beyond a date on which Borrower is required to make a scheduled payment of such portion of principal;

                           (v) no Interest Period shall extend beyond the last day of the Original Term;

                           (vi) there shall be no more than 8 Interest Periods in effect at any one time and in no event shall there be more than 1 Interest Period of 7 days in effect at any one time; and

                           (vi) until Agent has notified Borrower in writing that Agent has completed its syndication of the Commitments, no Interest Period may exceed one month and all Interest Periods shall terminate on the same date or, in the case of 7-day Interest Periods, on a date that is an integral multiple of 7 days prior to the termination of the one-month Interest Period.

                  2.1.4. INTEREST RATE NOT ASCERTAINABLE. If Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or any Lender's or Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower of such determination. Until Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lenders to make LIBOR Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

                  2.1.5. DEFAULT RATE OF INTEREST. Interest shall accrue at the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until paid in full; (ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon the earlier to occur of (x) Borrower's receipt of notice from Agent of the Required Lenders' election to charge the Default Rate based upon the existence of any Event of Default (which notice Agent shall send only with the consent or at the direction of the Required Lenders), whether or not acceleration or demand for payment of the Obligations has been made, or (y) the commencement by or against Borrower of an Insolvency Proceeding; and (iii) with respect to the principal amount of any Out-of-Formula Loans, whether or not demand for payment thereof has been made by Agent. To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during any Insolvency Proceeding of Borrower. Borrower acknowledges that the cost and expense to Agent and each Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lender for such added cost and expense.

         2.2      FEES

                  2.2.1. CLOSING FEE. Borrower shall pay to Fleet, for its own account, a closing fee of $450,000.00, which shall be shall be paid concurrently with the initial Loans hereunder.

                  2.2.2. UNUSED LINE FEE. Borrower shall pay to Agent for the Pro Rata benefit of Lenders a fee equal to 0.375% per annum of the amount by which the Average Revolver Loan Balance for any month

(or portion thereof that the Agreement is in effect) is less than the aggregate amount of the Revolver Commitments, such fee to be paid on the first day of the following month; but if this Agreement is terminated on a day other than the first day of a month, then any such fee payable for the month in which termination shall occur shall be pro rated for the number of days elapsed in such month to the effective date of such termination and shall be paid on the effective date of such termination.

                  2.2.3 LC FACILITY FEES. Borrower shall pay all fees at any time payable to Bank for each Letter of Credit, including an issuance charge of $150 for each Letter of Credit and a charge of $100 for each amendment to a Letter of Credit. In no event shall Fleet be liable to Bank, Borrower or any other Person for any fees payable in respect of any Letter of Credit by reason of Fleet's joining in any LC Application or otherwise. Borrower shall also pay to Agent, for the Pro Rata benefit of Lenders, for each LC Support of a Letter of Credit, a per annum fee equal to the Applicable Margin in effect from time to time for LIBOR Loans MULTIPLIED by the face amount of such Letter of Credit, which shall be due and payable on the first Business Day of each month, shall be deemed fully earned upon issuance, renewal or extension (as the case may be) of each such Letter of Credit, and shall not be subject to rebate or proration upon the termination of the Commitments for any reason.

                  2.2.4. AUDIT AND APPRAISAL FEES. Borrower shall reimburse Agent and Lenders for all reasonable costs and expenses incurred by Agent and Lenders in connection with all audits and appraisals of any Obligor's books and records and such other matters pertaining to any Obligor or any Collateral as any such Lender shall deem appropriate. On the Closing Date, Borrower shall pay to Fleet all out-of-pocket expenses incurred by Fleet in connection with the audit and appraisal of Borrower's business and Properties prior to the Closing Date.

                  2.2.5. AGENCY FEE. In consideration of Fleet's syndication of the Commitments and service as Agent hereunder, Borrower shall pay to Agent an agency fee of $100,000, per year, which fee shall be payable on the Closing Date and on each anniversary of the date of this Agreement (or on the date of payment in full of the Obligations upon termination of the Commitments, if on a date other than an anniversary date).

                  2.2.6. GENERAL PROVISIONS. All fees shall be fully earned by the identified recipient thereof pursuant to the foregoing provisions of this Agreement on the due date thereof and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to rebate, refund or proration. All fees provided for in Section 2.2 are and shall be deemed to be for compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

         2.3. COMPUTATION OF INTEREST AND FEES. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For purposes of computing interest and other charges hereunder, all Payment Items and other forms of payment received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) on the Business Day that Agent receives such items in immediately available funds in the Payment Account, and Agent shall be deemed to have received such Payment Item on the date specified in Section 4.7 hereof.

         2.4. REIMBURSEMENT OF EXPENSES. If, at any time or times regardless of whether or not an Event of Default then exists, Agent or any Lender incurs reasonable legal or accounting fees or expenses or any other out-of-pocket costs or expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, an Obligor or any other Person) in any way relating to the Collateral, or the perfection or priority of any of Agent's Liens thereon, any of the Loan Documents or Borrower's affairs; (iv) enforcement of any rights or remedies of Agent or any Lender against any Obligor or any Account Debtors; (v) any inspection or conduct of audits with respect to Borrower's books and records or the Collateral; (vi) any attempt to verify any Collateral; (vii) the protection, preservation or restoration of any Collateral at any time that a Default or Event of Default exists
(viii) the collection, sale, liquidation or other disposition or realization upon any Collateral at any time an Event of Default exists; then all such legal and accounting expenses and other out-of-pocket costs and expenses of Agent and Lenders be charged to Borrower. All amounts chargeable to Borrower under this Section 2.4 shall be Obligations secured by all of the Collateral, shall be payable ON DEMAND to Agent or Lenders. Borrower shall also reimburse Agent for expenses incurred by Agent in its administration of any Collateral to the extent and in the manner provided in Section 6 hereof or in any of the other Loan Documents.

         2.5. BANK CHARGES. Borrower shall pay to Agent, ON DEMAND, any and all fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution (including any fees paid by Agent or any Lender to any Participant) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower by Agent or any Lender of proceeds of Loans made by Lenders to Borrower pursuant to this Agreement and
(ii) the depositing for collection by Agent or any Lender of any Payment Item received or delivered to Agent or any Lender on account of the Obligations. Borrower acknowledges and agrees that Agent may charge such costs, fees and expenses to Borrower based upon Agent's good faith estimate of such costs, fees and expenses as they are incurred by Agent or any Lender.

         2.6. ILLEGALITY. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or (ii) at any time such Lender determines that the making or continuance of any LIBOR Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then such Lender shall give after such determination Agent and Borrower notice thereof and may thereafter (1) declare that LIBOR Loans will not thereafter be made by such Lender, whereupon any request by a Borrower for a LIBOR Loan shall be deemed a request for a Base Rate Loan unless such Lender's declaration shall be subsequently withdrawn (which declaration shall be withdrawn promptly after the cessation of the circumstances described in clause (i) or (ii) above); and (2) require that all outstanding LIBOR Loans made by such Lender be converted to Base Rate Loans, under the circumstances of clause (i) or (ii) of this Section 2.6 insofar as such Lender determines the continuance of LIBOR Loans to be impracticable, in which event all such LIBOR Loans shall be converted automatically to Base Rate Loans as of the date of Borrower's receipt of the aforesaid notice from such Lender.

         2.7. INCREASED COSTS. If, by reason of (a) the introduction after the date hereof of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law), to the extent that such guideline or request becomes effective after the date hereof:

                         (i) any Lender shall be subject after the date hereof to any Taxes, duty or other charge with respect to any LIBOR Loan or its obligation to make LIBOR Loans, or a change shall result in the basis of taxation of payment to any Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of Tax on the overall net income of such Lender imposed by the jurisdiction in which such Lender's principal executive office is located); or

                         (ii) any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on such Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by such Lender, then such Lender shall, promptly after determining the existence or amount of any such increased costs for which such Lender seeks payment hereunder, give Borrower notice thereof and Borrower shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to Agent), pay to Agent for the account of such Lender, within 5 Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify such Lender against such increased costs. A certificate as to the amount of such increased cost, submitted to Borrower by such Lender, shall be final, conclusive and binding for all purposes, absent manifest error.

         If any Lender shall advise Agent at any time that, because of the circumstances described hereinabove in this Section 2.7 or any other circumstances arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, the Adjusted LIBOR Rate, as determined by Agent, will not adequately and fairly reflect the cost to such Lender of funding LIBOR Loans, then, and in any such event:

                                (i) Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and Lenders of such event;

                               (ii) Borrower's right to request and such Lender's obligation to make LIBOR Loans shall be immediately suspended and Borrower's right to continue a LIBOR Loan as such beyond the then applicable Interest Period shall also be suspended, until each condition giving rise to such suspension no longer exists; and

                              (iii) such Lender shall make a Base Rate Loan as part of the requested Borrowing of LIBOR Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

         For purposes of this Section 2.7, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

         2.8 CAPITAL ADEQUACY. If any Lender determines that after the date hereof (a) the adoption of any Applicable Law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such Applicable Law by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by such Lender or its holding company with any request or directive of any such Governmental Authority, central bank or comparable agency to the extent that such request or directive becomes effective after the date hereof regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change, or compliance as a consequence of such Lender's commitment to make the Loans pursuant hereto by any amount deemed by such Lender to be material:

               (i) Agent shall promptly, after its receipt of a certificate from such Lender setting forth such Lender's determination of such occurrence, give notice thereof to Borrower and Lenders; and

               (ii) Borrower shall pay to Agent, for the account of such Lender, as an additional fee from time to time, ON DEMAND, such amount as such Lender certifies to be the amount reasonably calculated to compensate such Lender for such reduction.

     A certificate of such Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to such Lender (including the basis for such Lender's determination of such amount), and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution method. For purposes of this Section 2.8 all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

     2.9. FUNDING LOSSES. If for any reason (other than due to a default by a Lender or as a result of a Lender's refusal to honor a LIBOR Loan request due to circumstances described in Section 2.6 or 2.7 hereof) a Borrowing of, or conversion to or continuation of, LIBOR Loans does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/ Continuation (whether or not withdrawn), or if any repayment (including any conversions pursuant to Section 2.1.2 hereof) of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable thereto, or if for any reason Borrower defaults in its obligation to repay LIBOR Loans when required by the terms of this Agreement, then Borrower shall pay to Agent, for the Pro Rata benefit of the affected Lenders, within 10 days after Agent's or an affected Lender's demand therefor, an amount (if a positive number) computed pursuant to the following formula:

                         L =   (R-T) X P X D
                                    360

                         where

                         L =  amount payable
                         R = interest rate applicable to the LIBOR Loan unborrowed or prepaid
                         T = effective interest rate per annum at which any readily marketable bond or other obligations of the United States, selected at Agent's sole discretion, maturing on or nearest the last day of the then applicable or requested Interest Period for such LIBOR Loan and in approximately the same amount as such LIBOR Loan, can be purchased by Agent on the day of such payment of principal or failure to borrow
                         P = the amount of principal paid or the amount of the LIBOR Loan requested or to have been continued or converted
                         D = the number of days remaining in the Interest Period as of the date of such prepayment or the number of days in the requested Interest Period

Borrower shall pay such amount within 5 Business Days after presentation by Agent of a statement setting forth the amount and Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error. For purposes of this Section 2.9, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender. The calculations of all amounts payable to Lenders under this Section
2.9 shall be made as though each Lender had actually funded or committed to fund its LIBOR Loan through the purchase for an underlying deposit in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period for such LIBOR Loan; PROVIDED, HOWEVER, each Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.9.

     2.10. MAXIMUM INTEREST. Regardless of any provision contained in any of the Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent and Lenders pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Agent of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Agent or any Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrower be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and Agent and Lenders do not intend to collect any unearned Interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 2.1.1 of this Agreement, and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Agent or any Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by Applicable Law. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all Interest at any time contracted for, charged or received from Borrower in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower, Agent and Lenders shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section
2.10 shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2.10.

SECTION 3.     LOAN ADMINISTRATION

     3.1. MANNER OF BORROWING AND FUNDING REVOLVER LOANS. Borrowings under the Commitments established pursuant to Section 1.1 hereof shall be made and funded as follows:

     3.1.1.    NOTICE OF BORROWING.

               (i)  Whenever Borrower desires to make a Borrowing under Section
     1.1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to Section 2.1.2), Borrower shall give Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing"), which shall be in the form of EXHIBIT D annexed hereto and signed by an authorized officer of Borrower. Such Notice of Borrowing shall be given by Borrower no later than 11:00 a.m. at the office of Agent designated by Agent from time to time (a) on the Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans, and (b) at least 3 Business Days prior to the requested funding date of such Borrowing, in the case of LIBOR Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. The Revolver Loans made by each Lender on the Closing Date shall be in excess of $250,000 and shall be made as Base Rate Loans and thereafter may be made or continued as or converted into Base Rate Loans or LIBOR Loans. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing,
     (b) the date of Borrowing (which shall be a Business Day), (c) whether the Borrowing is to consist of Base Rate Loans or LIBOR Loans, (d) in the case of LIBOR Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrower to which the proceeds of such Borrowing are to be disbursed. Borrower may not request any LIBOR Loans if a Default or Event of Default exists.

               (ii) Unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents with respect to the Obligations (whether as principal, accrued interest, fees or other charges, including the repayment of any LC Outstandings) shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans. Neither Agent nor any Lender shall have any obligation to Borrower to honor any deemed request for a Revolver Loan after the Commitment Termination Date or when an Out-of-Formula Condition exists or would result therefrom, but may do so in their discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Commitment Termination Date.

               (iii) As an accommodation to Borrower, Agent and Lenders may permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower; PROVIDED, HOWEVER, that Borrower shall confirm each such telephonic request for a Borrowing of LIBOR Loans by delivery of the required Notice of Borrowing to Agent by facsimile transmission promptly, but in no event later than 5:00 p.m. on the same day. Unless Borrower specifically directs Agent and Lenders in writing not to accept or act upon telephonic or electronic communications from Borrower, neither Agent nor any Lender shall have any liability to Borrower for any loss or damage suffered by Borrower as a result of Agent's or any Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Lenders by Borrower and neither Agent nor any Lender shall have any duty to verify the origin of any such communication or the identity or authority of the Person sending it.

               (iv) The presentation for payment by Bank of any check or other item of payment drawn on the Controlled Disbursement Account shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the date of such presentation and in any amount equal to the aggregate amount of the items presented for payment, and the proceeds of such Revolver Loans may be disbursed by way of direct payment to the Controlled Disbursement Account and shall bear interest as Base Rate Loans. No Lender shall have any obligation to honor any deemed request for a Revolver Loan after the Commitment Termination Date or when an Out-of-Formula Condition exists or would result therefrom, but may do so in their discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless whether such Revolver Loan is funded after the Commitment Termination Date.

          3.1.2. FUNDINGS BY LENDERS. Subject to its receipt of notice from Agent of a Notice of Borrowing as provided in Section 3.1.1(i) (except in the case of a deemed request by Borrower for a Revolver Loan as provided in Sections 3.1.1(ii) or 3.1.3(ii) hereof, in which event no notice of Borrowing need be submitted), each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested by Borrower and that Borrower is entitled to receive under the Loan Agreement. Agent shall notify Lenders of each Notice of Borrowing by 12:00 noon on the proposed funding date (in the case of Base Rate Loans) or by 3:00 p.m. at least 2 Business Days before the proposed funding date (in the case of LIBOR Loans). Each Lender shall deposit with Agent an amount equal to its Pro Rata share of the Borrowing requested by Borrower at Agent's designated bank in immediately available funds not later than 1:00 p.m. on the date of funding of such Borrowing, unless Agent's notice to Lenders is received after 12:00 noon on the proposed funding date of a Base Rate Loan, in which event Lenders shall deposit with Agent their respective Pro Rata shares of the requested Borrowing on or before 11:00 a.m. of the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall make the proceeds of the Revolver Loans received by it available to Borrower by disbursing such proceeds in accordance with Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. Unless Agent shall have been notified in writing by a Lender prior to the proposed time of funding that such Lender does not intend to deposit with Agent an amount equal such Lender's Pro Rata share of the requested Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent and Agent may in its discretion disburse a corresponding amount to Borrower on the applicable funding date. If a Lender's Pro Rata share of such Borrowing is not in fact deposited with Agent, then, if Agent has disbursed to Borrower an amount corresponding to such share, then such Lender agrees to pay, and in addition Borrower agrees to repay, to Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Agent to or for the benefit of Borrower until the date such amount is paid or repaid to Agent, (a) in the case of Borrower, at the interest rate applicable to such Borrowing and (b) in the case of such Lender, at the Federal Funds Rate. If such Lender repays to Agent such corresponding amount, such amount so repaid shall constitute a Revolver Loan, and if both such Lender and Borrower shall have repaid such corresponding amount, Agent shall promptly return to Borrower such corresponding amount in same day funds.

          3.1.3.    SETTLEMENT AND SETTLEMENT LOANS.

          (i) In order to facilitate the administration of the Revolver Loans under this Agreement, Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that settlement among them with respect to the Revolver Loans shall take place on a Settlement Date, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 10 of this Agreement have been met. On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the Settlement Report delivered by Agent to Lenders with respect to such Settlement Date so that, as of each Settlement Date and after giving effect to the transaction to take place on such Settlement Date, each Lender shall hold its Pro Rata share of all Revolver Loans and participations in LC Outstandings then outstanding.

          (ii) Between Settlement Dates, Agent may request Fleet to advance, and Fleet may, but shall in no event be obligated to, advance to Borrower out of Fleet's own funds the entire principal amount of any Borrowing of Revolver Loans that are Base Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolver Loan funded exclusively by Fleet being referred to as a "Settlement Loan"). Each Settlement Loan shall constitute a Revolver Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Revolver Loans, except that all payments thereon shall be payable to Fleet solely for its own account. The obligation of Borrower to repay such Settlement Loans to Fleet shall be evidenced by the Settlement Note and by the records of Fleet. Agent shall not request Fleet to make any Settlement Loan if (A) Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Section 10 hereof will not be satisfied on the requested funding date for the applicable Borrowing or (B) the requested Borrowing would exceed the amount of Availability on the funding date or would cause the then outstanding principal balance of all Settlement Loans to exceed $5,000,000. Fleet shall not be required to determine whether the applicable conditions precedent set forth in Section 10 hereof have been satisfied or the requested Borrowing would exceed the amount of Availability on the funding date applicable thereto prior to making, in its sole discretion, any Settlement Loan. On each Settlement Date, or, if earlier, upon demand by Agent for payment thereof, the then outstanding Settlement Loans shall be immediately due and payable. As provided in Section 3.1.1(ii), Borrower shall be deemed to have requested (without the necessity of submitting any Notice of Borrowing) Revolver Loans to be made on each Settlement Date in the amount of all outstanding Settlement Loans and to have Agent to cause the proceeds of such Revolver Loans to be applied to the repayment of such Settlement Loans and interest accrued thereon. Agent shall notify the Lenders of the outstanding balance of Revolver Loans prior to 11:00 a.m. on each Settlement Date and each Lender (other than Fleet) shall deposit with Agent an amount equal to its Pro Rata share of the amount of Revolver Loans deemed requested in immediately available funds not later than 11:00 a.m. on such Settlement Date, and without regard to whether any of the conditions precedent set forth in Section 10 hereof are satisfied or the Commitment Termination Date has occurred. If any Settlement Loan is not repaid on the due date thereof, then on the second Business Day after Fleet's request each Lender (other than Fleet) shall purchase a participating interest in such Settlement Loan in an amount equal to its Pro Rata share of such Settlement Loan by transferring to Fleet, in immediately available funds, the amount of such participation. The proceeds of Settlement Loans may be used solely for purposes for which Revolver Loans generally may be used in accordance with Section 1.1.3 hereof. If any amounts received by Fleet in respect of any Settlement Loans are later required to be returned or repaid by Fleet to Borrower or any other Obligor or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, the other Lender shall, upon demand by Fleet with notice to Agent, pay to Agent for the account of Fleet, an amount equal to each other Lender's Pro Rata share of all such amounts required to be returned by Fleet.

          3.1.4. DISBURSEMENT AUTHORIZATION. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolver Loan requested, or deemed to be requested pursuant to Section 3.1.1 or Section 3.1.3(ii), as follows: (i) the proceeds of each Revolver Loan requested under Section 3.1.1(i) shall be disbursed by Agent in accordance with the terms of the written disbursement letter from Borrower in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time or elsewhere if pursuant to a written direction from Borrower; (ii) the proceeds of each Revolver Loan requested under Section 3.1.1(ii) or Section 3.1.3(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation and (iii) the proceeds of each Revolver Loan requested under Section 3.1.1(iv) shall be disbursed by Agent by way of direct transfer to the Controlled Disbursement Account.

     3.2. DEFAULTING LENDER. If any Lender shall, at any time, fail to make any payment to Agent or Fleet that is required hereunder, Agent may, but shall not be required to, retain payments that would otherwise be made to such defaulting Lender hereunder and apply such payments to such defaulting Lender's defaulted obligations hereunder, at such time, and in such order, as Agent may elect in its sole discretion. With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make the full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate.
The failure of any Lender to fund its portion of any Revolver Loan shall not relieve any other Lender of its obligation, if any, to fund its portion of the Revolver Loan on the date of Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Revolver Loan to be made by such Lender on the date of any Borrowing. Solely as among the Lenders and solely for purposes of voting or consenting to matters with respect to any of the Loan Documents, Collateral or any Obligations and determining a defaulting Lender's Pro Rata share of payments and proceeds of Collateral pending such defaulting Lender's cure of its defaults hereunder, a defaulting Lender shall not be deemed to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). The provisions of this Section 3.2 shall be solely for the benefit of Agent and Lenders and may not be enforced by Borrower.


     3.3. SPECIAL PROVISIONS GOVERNING LIBOR LOANS.

          3.3.1. NUMBER OF LIBOR LOANS. In no event may the number of LIBOR Loans outstanding at any time to any Lender exceed 8 and in no event shall there be more than 1 Interest Period of 7 days in effect at any one time.

          3.3.2     MINIMUM AMOUNTS.  Each election of LIBOR Loans pursuant to
Section 3.1.1(i), and each continuation of or conversion to LIBOR Loans pursuant to Section 2.1.2 hereof, shall be in a minimum amount of $1,000,000 and integral multiples of $50,000 in excess of that amount.

          3.3.3 LIBOR LENDING OFFICE. Each Lender's initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrower for increased costs or expenses resulting solely from such designation or transfer. Increased costs for expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

     3.4. ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Loans shall constitute one general Obligation of Borrower and shall be secured by Agent's Lien upon all of the Collateral; PROVIDED, HOWEVER, that Agent and each Lender shall be deemed to be a creditor of Borrower and the holder of a separate claim against Borrower to the extent of any Obligations owed by Borrower to Agent or such Lender.

SECTION 4.     PAYMENTS

     4.1. GENERAL PAYMENT PROVISIONS. All payments (including all prepayments) of principal of and interest on the Loans, LC Outstandings and other Obligations that are payable to Agent or any Lender shall be made to Agent in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the Payment Account, in immediately available funds not later than 12:00 noon on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day). All payments received by Agent shall be distributed by Agent in accordance with Section 4.6 hereof, subject to the rights of offset that Agent may have as to amounts otherwise to be remitted to a particular Lender by reason of amounts due Agent from such Lender under any of the Loan Documents.

     4.2. REPAYMENT OF REVOLVER LOANS.

          4.2.1. PAYMENT OF PRINCIPAL. The outstanding principal amounts with respect to the Revolver Loans shall be repaid as follows:


               (i) Any portion of the Revolver Loans consisting of the principal amount of Base Rate Loans shall be paid by Borrower to Agent, for the Pro Rata benefit of Lenders (or, in the case of Settlement Loans, for the sole benefit of Fleet) unless timely converted to a LIBOR Loan in accordance with this Agreement, immediately upon (a) each receipt by Agent, any Lender or Borrower of any proceeds of any of the Accounts or Inventory, to the extent of such proceeds, (b) the Commitment Termination Date, and
     (c) in the case of Settlement Loans, the earlier of Fleet's demand for payment or on each Settlement Date with respect to all Settlement Loans outstanding on such date.

               (ii) Any portion of the Revolver Loans consisting of the principal amount of LIBOR Loans shall be paid by Borrower to Agent, for the Pro Rata benefit of Lenders, unless converted to a Base Rate Loan or continued as a LIBOR Loan in accordance with the terms of this Agreement, immediately upon (a) the last day of the Interest Period applicable thereto and (b) the Commitment Termination Date. In no event shall Borrower be authorized to make a voluntary prepayment with respect to any Revolver Loan outstanding as a LIBOR Loan prior to the last day of the Interest Period applicable thereto unless (x) otherwise agreed in writing by Agent or Borrower is otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and (y) Borrower pays to Agent, for the Pro Rata benefit of Lenders, concurrently with any prepayment of a LIBOR Loan, any amount due Agent and Lenders under
     Section 2.9 hereof as a consequence of such prepayment.

               (iii) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrower shall, on the sooner to occur of Agent's demand or the first Business Day after Borrower has obtained knowledge of such Out-of-Formula Condition, repay the outstanding Revolver Loans that are Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount equal to such excess; and, if such payment of Base Rate Loans is not sufficient to eliminate the Out-of-Formula Condition, then Borrower shall immediately either (a) deposit with Agent, for the Pro Rata benefit of Lenders, for application to any outstanding Revolver Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Commitment Termination Date) cash in an amount sufficient to eliminate such Out-of-Formula Condition, to be held by Agent pending disbursement of same to Lenders, but subject to Agent's Lien thereon and rights of offset with respect thereto, or (b) pay the Revolver Loans outstanding as LIBOR Loans to the extent necessary to eliminate such Out-of-Formula Condition and also pay to Agent for the Pro Rata benefit of Lenders any and all amounts required by Section 2.9 hereof to be paid by reason of the prepayment of a LIBOR Loan prior to the last day of the Interest Period applicable thereto.


          4.2.2. PAYMENT OF INTEREST. Interest accrued on the Revolver Loans shall be due and payable on (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, with respect to any Revolver Loan (whether a Base Rate Loan or LIBOR Loan) and (ii) the last day of the applicable Interest Period in the case of a LIBOR Loan. Accrued interest shall also be paid by Borrower on the Commitment Termination Date. With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to Section 2.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

     4.3. REPAYMENT OF TERM LOAN ADVANCES.

          4.3.1. PAYMENT OF PRINCIPAL. Each Term Loan Advance shall be repaid in accordance with the terms of the Term Note evidencing such Term Loan Advance. Each Term Note shall mature in 20 consecutive quarterly installments, each of which shall be in an amount equal to the holder's Pro Rata share of $250,000 per installment and shall be payable on the first day of each quarter, commencing on January 1, 1999. Each installment shall be payable to Agent for the account and Pro Rata benefit of each Lender. Each Term Loan Advance, if not sooner paid, shall be due and payable in full on the Commitment Termination Date.

          4.3.2. PAYMENT OF INTEREST. Interest accrued on each Term Loan Advance shall be due and payable on (i) the first calendar day of each month for the immediately preceding month, computed through the last calendar day of the preceding month, whether all or any portion of the Term Loan Advance bears interest as a Base Rate Loan or a LIBOR Loan, and (ii) the last day of the applicable Interest Period in the case of any portion of such Term Loan Advance that is a LIBOR Loan. Accrued interest shall also be paid by Borrower on the Commitment Termination Date. With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to Section 2.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

          4.3.3. MANDATORY PREPAYMENT OF TERM LOAN ADVANCES. Borrower shall prepay the entire unpaid principal balance of the Term Loan Advances, and all accrued but unpaid interest thereon, upon the Commitment Termination Date. Borrower shall also be required to prepay the Term Loan Advances as follows:

          (i) Borrower shall repay the Term Loan Advances in amounts equal to 50% of Borrower's Excess Cash Flow with respect to each Fiscal Year of Borrower, such prepayments to be made within 2 Business Days following the due date for delivery by Borrower to Agent of the audited financial statements required by Section 9.1.3(i) hereof;

          (ii) Borrower shall prepay the Term Loan Advances in connection with dispositions of Equipment by Borrower, as and when required by Section 7.4.2.; and

          (iii) Borrower shall prepay the Term Loan Advances from the Net Proceeds of insurance or condemnation awards paid in respect of any Equipment, unless Borrower is authorized to use such Net Proceeds pursuant to Section 7.1.2(ii).

          4.3.4. OPTIONAL PREPAYMENTS OF TERM LOAN ADVANCES. Borrower may, at its option, prepay any portion of the Term Loan Advances consisting of Base Rate Loans in whole at any time or in part from time to time, in amounts aggregating $500,000 or any greater integral multiple thereof, by paying the principal amount to be prepaid together with interest accrued or unpaid thereon to the date of prepayment and any applicable prepayment premium set forth below. Any portion of the Term Loan Advances consisting of LIBOR Loans may be prepaid, at Borrower's option, at any time in whole or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple thereof, together with any applicable charge pursuant to Section 2.9 hereof. Borrower shall give written notice (or telephonic notice confirmed in writing) to the Agent of any intended prepayment not less than 1 Business Day prior to any prepayment of Base Rate Loans and not less than 2 Business Days prior to any prepayment of LIBOR Loans. Such notice, once given, shall be irrevocable and, upon receipt of any such notice of optional prepayment, Agent shall promptly notify each Lender of the contents thereof and of such Lender's share of the prepayment. If Borrower shall prepay any of the Term Loan Advances pursuant to this Section 4.3.4, then Borrower shall be obligated to pay a prepayment premium equal to 4% of the principal amount prepaid if prepayment occurs during the first Loan Year, 3.0% of the principal amount prepaid if prepayment occurs during the second Loan Year, 2.0% of the principal amount prepaid if prepayment occurs during the third Loan Year and 1.0% of the principal amount prepaid if prepayment occurs during the fourth Loan Year. In no event, however, shall any prepayment premium be due and payable under this Section 4.3.4 with respect to any prepayment of the Term Loan Advances on the effective date of termination of the Commitments, and the termination charges provided for in Section 5.2.3 hereof shall apply in lieu of any prepayment premium.

          4.3.5. APPLICATION OF PREPAYMENTS. Each prepayment of Term Loan Advances shall be remitted by Borrower to Agent and, promptly thereafter, distributed by Agent to each Lender on a Pro Rata basis. Each Lender shall apply its share of each prepayment, first to accrued but unpaid interest, and the balance to installments of principal in the inverse order of their maturities, until such Lender's Term Loan Advance is paid in full. Each Lender shall apply the portion of a prepayment that is to be applied to principal installments first to outstanding Base Rate Loans and then to any outstanding LIBOR Loans, but if application to any LIBOR Loans would cause the same to be paid prior to the end of an applicable Interest Period, then, by prior written notice to Lender, Borrower may elect as to such LIBOR Loan to deliver cash to Agent in the amount of the required prepayment, to be held by Agent as Cash Collateral security until the earlier to occur of the end of the applicable Interest Period or the Commitment Termination Date, at which time Agent shall disburse such Cash Collateral to Lenders on a Pro Rata basis for application to such LIBOR Loans.

     4.4. PAYMENT OF OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, including the LC Outstandings, shall be repaid by Borrower to Agent for the Pro Rata benefit of Lenders, as and when provided in the Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, ON DEMAND.

     4.5. MARSHALLING; PAYMENTS SET ASIDE. None of Agent or any Lender shall be under any obligation to marshall any assets in favor of Borrower or any other Obligor or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Agent or Lenders or any of such Persons receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this
Section 4.5 shall survive any termination of the Commitments and payment in full of the Obligations.

     4.6. AGENT'S ALLOCATION OF PAYMENTS AND COLLECTIONS.

          4.6.1. All monies to be applied to the Obligations, whether such monies represent voluntary payments by one or more Obligors or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein): (i) first, to Agent to pay principal and accrued interest on any portion of the Revolver Loans which Agent may have advanced on behalf of any Lender and for which Agent has not been reimbursed by such Lender or Borrower; (ii) second, to Fleet to pay the principal and accrued interest on any portion of the Settlement Loans outstanding, to be shared with Lenders that have acquired a participating interest in such Settlement Loans; (iii) third, to Fleet to pay the principal amount of and any accrued interest on any payment made by Fleet under a LC Support to the extent that Fleet has not been reimbursed in full and has not received from each Participating Lender a participation payment as required by Section 1.2.2 hereof; (iv) fourth, to Agent and Fleet to pay the amount of Extraordinary Expenses that have not been reimbursed to Agent or Fleet by Borrower or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans; (v) fifth, to Agent to pay any Indemnified Amount that has not been paid to Agent by Obligors or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans; (vi) sixth, to Agent to pay any fees due and payable to Agent; (vii) seventh, to Lenders for any Indemnified Amount that they have paid to Agent and any Extraordinary Expenses that they have reimbursed to Agent, to the extent that Lenders have not been reimbursed from Obligors therefor; (viii) eighth, to the Participating Lenders to pay principal and interest on their participations in the LC Outstandings outstanding (or, to the extent any of the LC Outstandings are contingent and an Event of Default then exists, deposited in the Cash Collateral Account to provide security for the payment of the LC Outstandings); and (ix) ninth, to Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and any other Obligations then outstanding to be shared among Lenders on a Pro Rata basis, or on such other basis as may be agreed upon in writing by Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of Borrower). The allocations set forth in this Section
4.6 are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of Borrower or any other Person.

          4.6.2. Agent shall not be liable for any allocation or distribution of payments made by it in good faith and, if any such allocation or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which such other Lenders are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

     4.7. APPLICATION OF PAYMENTS AND COLLATERAL PROCEEDS. All Payment Items received by Agent by 12:00 noon on any Business Day shall be deemed received on that Business Day. All Payment Items received by Agent after 12:00 noon, local time in the city in which the Payment Account is located, on any Business Day shall be deemed received on the following Business Day. Except to the extent that the manner of application to the Obligations of payments or proceeds of Collateral is expressly governed by other provisions of this Agreement, Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times hereafter received by Agent or any Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records. If as the result of Agent's collection of proceeds of Accounts and other Collateral as authorized by Section 7.2.6 a credit balance exists, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists.

     4.8. LOAN ACCOUNTS; the Register; Account Stated.

          4.8.1. LOAN ACCOUNTS. Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a "Loan Account") evidencing the Debt of Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable to such Lender from time to time hereunder and under each Note payable to such Lender.

          4.8.2. THE REGISTER. Agent shall maintain a register (the "Register") which shall include a master account and a subsidiary account for each Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by Agent from or on behalf of Borrower or any other Obligor and each Lender's share thereof. The Register shall be available for inspection by Borrower or any Lender at the offices of Agent at any reasonable time and from time to time upon reasonable prior notice.

          4.8.3. ENTRIES BINDING. The entries made in the Register and each Loan Account shall constitute rebuttably presumptive evidence of the information contained therein; PROVIDED, HOWEVER, that if a copy of information contained in the Register or any Loan Account is provided to any Person, or any Person inspects the Register or any Loan Account, at any time or from time to time, then the information contained in the Register or the Loan Account, as applicable shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Agent in writing within 30 days after such Person's receipt of such copy or such Person's inspection of the Register or Loan Account of its intention to dispute the information contained therein.

     4.9. GROSS UP FOR TAXES. If Borrower shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the other Loan Documents, (a) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) Borrower shall make such withholding or deductions, and (c) Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

     4.10. WITHHOLDING TAX EXEMPTION. At least 5 Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States or any state thereof agrees that it will deliver to Borrower and Agent 2 duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payment under this Agreement and its Note without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrower and Agent 2 additional copies of such form (or a successor form) on or before the date that such form expires (currently, 3 successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent, in each case, certifying that such Lender is entitled to receive payments under this Agreement and its Notes without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes.

SECTION 5.     ORIGINAL TERM AND TERMINATION OF COMMITMENTS

     5.1. ORIGINAL TERM OF COMMITMENTS. Subject to each Lender's right to cease making Loans and other extensions of credit to Borrower when any Default or Event of Default exists or upon termination of the Commitments as provided in
Section 5.2 hereof, the Commitments shall be in effect for a period of 5 years from the date hereof, through the close of business on November 10, 2003 (the "Original Term"), and shall automatically renew for one-year periods thereafter (each a "Renewal Term"), unless terminated as provided in Section 5.2 hereof.

     5.2. TERMINATION.

          5.2.1. TERMINATION BY AGENT. Agent may (and upon the direction of the Required Lenders, shall) terminate the Commitments upon at least 90 days prior written notice to Borrower as of the last day of the Original Term or any Renewal Term and without notice upon or after the occurrence of an Event of Default; PROVIDED, HOWEVER, that the Commitments shall automatically terminate as provided in Section 11.2 hereof.

          5.2.2. TERMINATION BY BORROWER. Upon at least 90 days prior written notice to Agent, Borrower may, at its option, terminate the Commitments; PROVIDED, HOWEVER, no such termination by Borrower shall be effective until Borrower has satisfied all of the Obligations and executed in favor of and delivered to Lender a general release of all Claims that Borrower may have against Lender. Any notice of termination given by Borrower shall be irrevocable unless Agent otherwise agrees in writing. Borrower may elect to terminate the Commitments in their entirety only. No section of this Agreement, Type of Loan available hereunder or Commitment may be terminated by Borrower singly.

          5.2.3. TERMINATION CHARGES. On the effective date of termination of the Commitments pursuant to Section 5.2.2, Borrower shall pay to Agent, for the Pro Rata benefit of Lenders (in addition to the then outstanding principal, accrued interest, fees, prepayment premiums and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 4.0% of the Commitments if termination occurs during the first Loan Year; 3.0% of the Commitments if termination occurs during the second Loan Year; 2.0% of the Commitments if termination occurs during the third Loan Year; and 1.0% of the Commitments if termination occurs during the fourth Loan Year. In no event shall any termination charge be payable if the effective date of termination occurs after the end of the fourth Loan Year. If, prior to the expiration of the second Loan Year, Borrower shall terminate the Commitments and repay all of the outstanding Obligations as provided in Section 5.2.4 from the proceeds of a sale of Borrower's capital stock or a sale of all or substantially all of Borrower's assets or a merger as a result of which Borrower is no longer a Subsidiary of Metromedia, then the amount of the termination charge provided herein shall be $250,000 if the effective date of termination occurs in the first Loan Year and $125,000 if the effective date of termination occurs in the second Loan Year, but no termination charge shall be payable if repayment of the Obligations occurs from such proceeds after the second Loan Year. No termination charges shall be payable if Fleet shall resign as Agent pursuant to
Section 12.8.1 and within 120 days thereafter Borrower shall terminate the Commitments and concurrently therewith repay all of the outstanding Obligations as provided in Section 5.2.4.

          5.2.4. EFFECT OF TERMINATION. On the effective date of termination of the Commitments by Agent or by Borrower, all of the Obligations shall be immediately due and payable and Lenders shall have no obligation to make any Loans and Fleet shall have no obligation to procure any Letters of Credit. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has satisfied the Obligations to Agent and Lenders, in full. For purposes of this Agreement, the Obligations shall not be deemed to have been satisfied until all Obligations for the payment of money have been paid to Agent in same day funds and all Obligations that are at the time in question contingent (including, all LC Outstandings that exist by virtue of an outstanding Letter of Credit) have been fully cash collateralized in favor and to the satisfaction of Agent or Agent has received as beneficiary a direct pay letter of credit in form and from an issuing bank acceptable to Agent and providing for direct payment to Agent of all such contingent Obligations at the time they become fixed (including reimbursement of all sums paid by Agent under any LC Support). Notwithstanding the payment in full of the Obligations, Agent shall not be required to terminate its security interests in any of the Collateral unless, with respect to any loss or damage Agent may incur as a result of the dishonor or return of any Payment Items applied to the Obligations, Agent shall have received either (i) a written agreement, executed by Borrower and any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent from any such loss or damage. The provisions of Section 4.5 and all obligations of Borrower to indemnify Agent or any Lender pursuant to this Agreement shall in all events survive any termination of the Commitments.

SECTION 6.     COLLATERAL

     6.1. GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of all of the Obligations, Borrower hereby grants to Agent, for the benefit of itself as Agent and for the Pro Rata benefit of Lenders, a continuing security interest in and Lien upon all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

               (i)    All Accounts;

               (ii)   All Inventory;

               (iii)  All Equipment;

               (iv)   All Instruments;

               (v)    All Chattel Paper;

               (vi)   All Documents;

               (vii)  All General Intangibles;

               (viii) All Deposit Accounts;

               (ix) All Investment Property (but excluding any portion thereof that constitutes Margin Stock unless otherwise expressly provided in any Security Documents);

               (x) All monies now or at any time or times hereafter in the possession or under the control of Agent or a Lender or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral in the Cash Collateral Account;

               (xi) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (x) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to or destruction of any of the Collateral; and

               (xii) All books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (xi) above.

     6.2. OTHER COLLATERAL.  In addition to the items of Property referred to in
Section 6.1 above, the Obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the Security Documents as security for any of the Obligations.

     6.3. LIEN ON DEPOSIT ACCOUNTS. As additional security for the payment and performance of the Obligations, Borrower hereby grants to Agent, for the benefit of itself as Agent and for the Pro Rata benefit of Lenders, a continuing security interest in and lien upon, and hereby collaterally assigns to Agent, all of Borrower's right, title and interest in and to each Deposit Account of Borrower and in and to any deposits or other sums at any time credited to each such Deposit Account, including any sums in any blocked account or any special lockbox account and in the accounts in which sums are deposited. In connection with the foregoing, Borrower hereby authorizes and directs each such bank or other depository to pay or deliver to Agent upon its written demand therefor made at any time upon the occurrence and during the continuation of an Event of Default and without further notice to Borrower (such notice being hereby expressly waived), all balances in each Deposit Account maintained by Borrower with such depository for application to the Obligations then outstanding, and the rights given Agent in this Section shall be cumulative with and in addition to Agent's other rights and remedies in regard to the foregoing Property as proceeds of Collateral. Borrower hereby irrevocably appoints Agent as Borrower's attorney-in-fact to collect any and all such balances to the extent any such payment is not made to Agent by such bank or other depository after demand thereon is made by Agent pursuant hereto.

     6.4. COLLATERAL ASSIGNMENT OF CUSTOMER DOCUMENTS. As additional security for the payment and performance of the Obligations, Borrower hereby grants to Agent, for the benefit of itself as Agent and for the Pro Rata benefit of Lenders, a continuing security interest in and lien upon, and hereby collaterally assigns to Agent, all of Borrower's rights, remedies and benefits with respect to each Commissioned Distributor Agreement and each Dealer Security Document (whether now existing or hereafter arising), all Liens in connection therewith and all Debts payable by a Commissioned Distributor or Dealer thereunder. Notwithstanding the foregoing, Borrower expressly acknowledges and agrees that it shall remain liable under each Commissioned Distributor Agreement to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, and that neither Agent nor any Lender shall be deemed to have assumed any obligation of Borrower under any Commissioned Distributor Agent by virtue of this collateral assignment.

     6.5. LIEN PERFECTION; FURTHER ASSURANCES.

          (a) Promptly, and in any event within 5 Business Days after Agent's request therefor, Borrower shall execute or cause to be executed and deliver to Agent such instruments, assignments or documents as are necessary under the UCC or other Applicable Law to perfect Agent's Lien upon the Collateral, and shall take such other action as may be requested by Agent to give effect to or carry out the intent and purposes of this Agreement. Unless prohibited by Applicable Law, Borrower hereby authorizes Agent to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

          (b) If requested to do so by Agent at any time or times that a Default or Event of Default exists, Borrower shall execute specific assignments of any or all of the Commissioned Distributor Agreements and the Dealer Security Documents, and deliver the originals of such Commissioned Distributor Agreements and Dealer Security Documents to Agent.

          (c) If requested to do so at any time by Agent, Borrower shall execute and deliver to Agent assignments of all UCC-1 financing statements in respect of which Borrower is the secured party and any Dealer or Commissioned Distributor is the debtor, and Agent shall be authorized to file such assignments of record at any time that an Event of Default exists.

SECTION 7.     COLLATERAL ADMINISTRATION

     7.1. GENERAL PROVISIONS.

          7.1.1.      LOCATION OF COLLATERAL.  All tangible items of
Collateral, other than Inventory in transit, shall at all times be kept by Borrower at one or more of the business locations of Borrower set forth in
SCHEDULE 7.1.1 hereto and shall not be moved therefrom, without the prior written approval of Agent, except (i) for Consigned Inventory that is moved without Borrower's permission by a Commissioned Distributor to a location other than one shown on SCHEDULE 7.1.1 hereto, so long as the aggregate Value of all Consigned Inventory at any location other than one shown on SCHEDULE 7.1.1 hereto does not exceed $100,000 at any time and Borrower notifies Agent of the location of such Consigned Inventory promptly after Borrower's obtaining knowledge thereof, and (ii) in the absence of an Event of Default and acceleration of the maturity of the Obligations in consequence thereof, Borrower may (a) make sales or other dispositions of any Collateral to the extent authorized by Section 9.2.10 hereof and (b) move Inventory or any record relating to any Collateral to a location in the United States other than those shown on SCHEDULE 7.1.1 hereto so long as Borrower has given Agent at least 30 Business Days' prior written notice of such new location and prior to moving any Inventory to such location Borrower has executed and delivered to Agent UCC-1 financing statements and any other appropriate documentation to perfect or continue the perfection of Agent's Liens with respect to such Inventory and all proceeds thereof, and, if such location is a location owned or leased by a Commissioned Distributor, all Consignment Conditions have been met. No less frequently than monthly, on or before the date on which Borrower is required to deliver its unaudited interim monthly financial statements to Agent and Lenders as required in Section 9.1.3(ii), Borrower shall deliver to Agent and Lenders a report of the Value of Inventory at each location at which Inventory is located, reported on a location-by-location basis.

          7.1.2.  INSURANCE OF COLLATERAL; CONDEMNATION PROCEEDS.

               (i) Borrower shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. All proceeds payable under each such policy shall be payable to Agent for application to the Obligations. Borrower shall deliver the originals or certified copies of such policies to Agent with satisfactory lender's loss payable endorsements reasonably satisfactory to Agent naming Agent as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. For so long as no Event of Default exists, Borrower shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by Borrower PROVIDED that all proceeds thereof are applied in the manner specified in this Agreement, and Agent agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims, Agent shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Loan Documents.

               (ii)   Any proceeds of insurance referred to in this Section
7.1.2 and any condemnation awards that are paid to Agent in connection with a condemnation of any of the Collateral shall be paid to Agent and (a) in the case of proceeds that relate to Inventory, applied first to the payment of the Revolver Loans and then to any other Obligations outstanding, and (b) in the case of proceeds of Equipment, applied first to the Term Loan and then to any other Obligations outstanding, PROVIDED that, if requested by Borrower in writing within 5 days after Agent's receipt of such proceeds and so long as no Default or Event of Default exists, Borrower may apply such proceeds to repair or replace the damaged or destroyed Equipment, so long as (1) such repair or replacement is promptly undertaken and is concluded within 180 days after Agent's receipt of such proceeds, (2) the repaired or replaced Property is at all times free and clear of Liens other than Permitted Liens, (3) Borrower complies with such disbursement procedures for such proceeds as Agent may reasonably impose for repair or replacement, and (4) the amount of proceeds from any single casualty affecting Equipment does not exceed $1,000,000.

          7.1.3. PROTECTION OF COLLATERAL. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Agent to any Person to realize upon any Collateral shall be borne and paid by Borrower. If Borrower fails to pay promptly any portion thereof when due and such Taxes are not being Properly Contested, Agent may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrower's sole risk.

          7.1.4. DEFENSE OF TITLE TO COLLATERAL. Borrower shall at all times defend Borrower's title to the Collateral and Agent's Liens therein against all Persons and all claims and demands whatsoever.

     7.2. ADMINISTRATION OF ACCOUNTS.

          7.2.1. RECORDS AND SCHEDULES OF ACCOUNTS. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall reasonably request (but no less frequently than monthly) a sales and collections report for the preceding period, in form satisfactory to Agent. Borrower shall also provide to Agent on or before the 20th day of each month, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Agent's request therefor in order to verify the validity or enforce the collection of any Account, copies of proof of delivery and the original copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $100,000 cease to be Eligible Accounts in whole or in part, Borrower shall notify Agent of such occurrence promptly (and, in any event, within 2 Business Days) after Borrower's having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. Borrower shall deliver to Agent copies of invoices or invoice registers related to all of its Accounts.

          7.2.2. DISCOUNTS, DISPUTES AND RETURNS. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be to Agent as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $100,000 are in dispute between Borrower and any Account Debtor, or if any returns are made in excess of $25,000 with respect to any Accounts owing from an Account Debtor, Borrower shall provide Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute or return, all claims related thereto and the amount in controversy. At any time that an Event of Default exists, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Agent may deem advisable, and any deficiencies, costs and expenses thereof, including reasonable attorneys' fees, shall constitute part of the Obligations.

          7.2.3. TAXES. If an Account of Borrower includes a charge for any Taxes payable to any governmental taxing authority, Agent is authorized, in its sole discretion, at any time that an Event of Default exists, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor; PROVIDED, HOWEVER, that neither Agent nor Lenders shall be liable for any Taxes that may be due by Borrower.

          7.2.4. ACCOUNT VERIFICATION. Whether or not a Default or an Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or Borrower to verify the validity, amount or any other matter relating to any Accounts of Borrower by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

          7.2.5. MAINTENANCE OF DOMINION ACCOUNT. Borrower shall maintain a Dominion Account pursuant to a lockbox or other arrangement reasonably acceptable to Agent and, in the case of such Dominion Account and lockbox arrangement, with such bank as may be selected by Borrower and be reasonably acceptable to Agent. Borrower shall issue to each such lockbox bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the lockbox to the Dominion Account. Borrower shall enter into agreements, in form reasonably satisfactory to Agent, with each bank at which a Dominion Account is maintained by which such bank shall immediately transfer to the Payment Account all monies deposited to the Dominion Account. All funds deposited in each Dominion Account shall be subject to Agent's Lien. Borrower shall obtain the agreement (in favor of and in form and content reasonably satisfactory to Agent and Lenders) by each bank at which a Dominion Account is maintained to waive any offset rights against the funds deposited into such Dominion Account, except offset rights in respect of charges incurred in the administration of such Dominion Account. Neither Agent nor Lenders assume any responsibility to Borrower for such lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

          7.2.6. COLLECTION OF ACCOUNTS AND PROCEEDS OF COLLATERAL. To expedite collection, Borrower shall endeavor in the first instance to make collection of Borrower's Accounts for Agent and Lenders. All Payment Items received by Borrower in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by Borrower as trustee of an express trust for Agent's benefit and shall immediately deposit same in kind in the Dominion Account. Agent retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors of Borrower that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge to Borrower the collection costs and expenses, incurred by Agent or Lenders, including reasonable attorneys' fees.

     7.3. ADMINISTRATION OF INVENTORY.

          7.3.1. RECORDS AND REPORTS OF INVENTORY. Borrower shall keep accurate and complete records of its Inventory and shall furnish Agent and Lenders inventory reports respecting such Inventory in form and detail reasonably satisfactory to Agent and Lenders at such times as Agent and Lenders may reasonably request, but so long as no Default or Event of Default exists, no more frequently than once each week. Borrower shall conduct a physical inventory no less frequently than annually, except with respect to component parts used by Borrower in the manufacture of Inventory which Borrower shall count on a cycle basis consistent with its past practice, and Borrower shall provide to Agent and Lenders a report based upon each such physical inventory and cycle count promptly thereafter, together with such supporting information as Agent shall request.

          7.3.2. RETURNS OF INVENTORY. Borrower shall not return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the ordinary course of business of Borrower and such Person; (ii) no Default or Event of Default exists or would result therefrom; (iii) the return of such Inventory will not result in an Out-of-Formula Condition; (iv) Borrower promptly notifies Agent thereof if the aggregate Value of all Inventory returned in any month exceeds $250,000 and such Inventory is not replaced within 3 Business Days; and (v) any payments received by Borrower in connection with any such return are promptly turned over to Agent for application to the Obligations.

     7.4. ADMINISTRATION OF EQUIPMENT.

          7.4.1. RECORDS AND SCHEDULES OF EQUIPMENT. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with Section
7.4.2 hereof, and shall furnish Agent and Lenders with a current schedule containing the foregoing information on at least an annual basis and more often if reasonably requested by Agent. Immediately on request therefor by Agent, Borrower shall deliver to Agent and Lenders any and all evidence of ownership, if any, of any of the Equipment.

          7.4.2. DISPOSITIONS OF EQUIPMENT. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Agent; PROVIDED, HOWEVER, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive 12-month period, has a fair market value or book value, whichever is more, of $100,000 or less, PROVIDED that all Net Proceeds thereof are remitted to Agent for application to the Obligations, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, PROVIDED that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Agent at least 10 days prior written notice of such disposition.

          7.4.3. CONDITION OF EQUIPMENT. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form reasonably acceptable to Agent, and Borrower will not permit any of the Equipment to become an accession to any personal Property that is subject to a Lien unless the Lien is a Permitted Lien (other than a Purchase Money Lien).

     7.5. BORROWING BASE CERTIFICATES. On the Closing Date, and on or before the third Business Day of each week after the Closing Date, Borrower shall deliver to Agent a Borrowing Base Certificate prepared as of the close of business of the previous week, and at such other times as Agent may reasonably request. If Borrower shall fail to deliver a Borrowing Base Certificate on any date (other than the Closing Date) required by the preceding sentence of this
Section 7.5, then Borrower shall have an additional period of 2 Business Days within which to deliver to Agent a Borrowing Base Certificate without any Event of Default being deemed to exist; PROVIDED, HOWEVER, Lender shall be under no obligation to fund any Loan during such period of time and an Event of Default shall be deemed to exist if Borrower shall fail to deliver a Borrowing Base Certificate within such additional period of time. All calculations of Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrower and certified by a Senior Officer to Agent, PROVIDED that Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve.

     7.6. PAYMENT OF CHARGES.  All amounts chargeable to Borrower under this
Section 7 hereof shall be Obligations secured by all of the Collateral and shall be payable ON DEMAND.

SECTION 8.     REPRESENTATIONS AND WARRANTIES

     8.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Borrower warrants and represents to Agent and Lenders that:

          8.1.1. ORGANIZATION AND QUALIFICATION. Each of Borrower and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Borrower and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign Company in each state or jurisdiction listed on
SCHEDULE 8.1.1 hereto and in all other states and jurisdictions in which the failure of Borrower or any of such Subsidiaries to be so qualified would have a Material Adverse Effect.

          8.1.2. POWER AND AUTHORITY. Each of Borrower and its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of any of the holders of the Equity Interests of Borrower or any Subsidiary; (ii) contravene Borrower's or any Subsidiary's Organization Documents; (iii) violate, or cause Borrower or any Subsidiary to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any Subsidiary; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any Subsidiary is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any Subsidiary.

          8.1.3. LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each of Borrower and its Subsidiaries signatories thereto enforceable against them in accordance with the respective terms of such Loan Documents, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights and general principles of equity.

          8.1.4. CAPITAL STRUCTURE. As of the date hereof, SCHEDULE 8.1.4 hereto states (i) the correct name of each Subsidiary, its jurisdiction of incorporation and the percentage of its Equity Interests having voting powers owned by each Person, (ii) the name of Borrower's parent corporation and (iii) the number of authorized and issued Equity Interests (and treasury shares) of Borrower and each Subsidiary. Borrower has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable.

          8.1.5. CORPORATE NAMES. During the 5-year period preceding the date of this Agreement, neither Borrower nor any Subsidiary has been known as or used any corporate, fictitious or trade names except those listed on SCHEDULE
8.1.5 hereto. Except as set forth on SCHEDULE 8.1.5, neither Borrower nor any Subsidiary has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

          8.1.6. BUSINESS LOCATIONS; AGENT FOR PROCESS. As of the date hereof, the chief executive office and other places of business of Borrower and each Subsidiary are as listed on SCHEDULE 7.1.1 hereto. During the 5-year period preceding the date of this Agreement, neither Borrower nor any Subsidiary has had an office, place of business or agent for service of process other than as listed on SCHEDULE 7.1.1. Except as shown on SCHEDULE 7.1.1 on the date hereof, no Inventory of Borrower or any Subsidiary is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person.

          8.1.7. TITLE TO PROPERTIES; PRIORITY OF LIENS. Borrower and each Subsidiary has good title to and fee simple ownership of, or valid and subsisting leasehold interests in all of its real Property, and good title to all of its personal Property, including all Property reflected in the financial statements referred to in Section 8.1.9 or delivered pursuant to Section 9.1.3, in each case free and clear of all Liens except Permitted Liens. Borrower has paid or discharged, and has caused each Subsidiary to pay and discharge, all lawful claims which, if unpaid, might become a Lien against any Properties of Borrower or such Subsidiary that is not a Permitted Lien. The Liens granted to Agent pursuant to this Agreement and the other Security Documents are first priority Liens, subject only to those Permitted Liens which are expressly permitted by the terms of this Agreement to have priority over the Liens of Agent.

          8.1.8. ACCOUNTS. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account. Unless otherwise indicated in writing to Agent, with respect to each Account, Borrower warrants that:

               (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

               (ii) It arises out of a completed, BONA FIDE sale and delivery of goods by Borrower in the ordinary course of its business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

               (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

               (iv) Such Account, and Agent's security interest therein, is not, and will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

               (v) The contract under which such Account arose does not condition or restrict Borrower's right to assign to Agent the right to payment thereunder unless Borrower has obtained the Account Debtor's consent to such collateral assignment or complied with any conditions to such assignment (regardless of whether under the UCC or other Applicable Law any such restrictions are ineffective to prevent the grant of a Lien upon such Account in favor of Agent);

               (vi) Borrower has not made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business and which are reflected in the Schedules of Accounts submitted to Agent pursuant to Section 7.2.1 hereof;

               (vii) To the best of Borrower's knowledge, there are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of any of its Accounts or reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto;

               (viii) To the best of Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

               (ix) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder and which are reasonably likely to result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

          8.1.9. FINANCIAL STATEMENTS; FISCAL YEAR. The Consolidated and consolidating balance sheets of Borrower and such other Persons described therein (including the accounts of all Subsidiaries of Borrower for the respective periods during which a Subsidiary relationship existed) as of September 30, 1998, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP (except for the omission of footnotes thereto), and present fairly, in all material respects, the financial positions of Borrower and such Persons at such dates and the results of Borrower's operations for such periods. Since September 30, 1998, there has been no material change in the condition, financial or otherwise, of Borrower and such other Persons as shown on the Consolidated balance sheet as of such date and no material change in the aggregate value of Equipment and real Property owned by Borrower or such other Persons.

          8.1.10.     FULL DISCLOSURE.  The financial statements referred to in
Section 8.1.9 hereof do not contain any untrue statement of a material fact and neither this Agreement nor any other written statement delivered by or on behalf of Borrower to Agent or any Lender, when taken as a whole with all such other written statements, contains or omits any material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact or circumstances in existence on the date hereof which Borrower has failed to disclose to Agent in writing that may reasonably be expected to have a Material Adverse Effect.

          8.1.11. SOLVENT FINANCIAL CONDITION. Each of Borrower and its Subsidiaries is now Solvent and, after giving effect to the Loans to be made hereunder, the Letters of Credit to be issued in connection herewith and the consummation of the other transactions described in the Loan Documents, Borrower and each of its Subsidiaries will be Solvent.

          8.1.12.     SURETY OBLIGATIONS.  Except as set forth on SCHEDULE
8.1.12 hereto on the date hereof, neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

          8.1.13. TAXES. The federal tax identification number of each of Borrower and the Subsidiaries is as shown on SCHEDULE 8.1.13 hereto. Borrower and each Subsidiary has filed or caused to be filed all federal, state and local tax returns and other reports it is required by law to file and has paid or caused to be paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested or disclosed on SCHEDULE 8.1.13 and except for sales and excise Taxes in an aggregate amount at any time outstanding of not more than $100,000 that are unpaid as a result of Borrower's inadvertence, are promptly satisfied after Borrower's obtaining knowledge thereof, and do not result in the imposition of a Lien that is not a Permitted Lien. The provision for Taxes on the books of Borrower and each Subsidiary are adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

          8.1.14. BROKERS. There are no claims against Borrower for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other Loan Documents.

          8.1.15. INTELLECTUAL PROPERTY. Borrower and its Subsidiaries each owns or possesses all Intellectual Property necessary for the present and planned future conduct of its business without any conflict with the rights of others; there is no objection to or pending Intellectual Property Claim with respect to any Borrower's right to use any such Intellectual Property and Borrower is not aware of any grounds for challenge or objection thereto; and, except as may be disclosed on SCHEDULE 8.1.15, Borrower pays no royalty or other compensation to any Person for the right to use any Intellectual Property. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on SCHEDULE 8.1.15 hereto, to the extent they are registered under any Applicable Law or are otherwise material to any Obligor's business.

          8.1.16. GOVERNMENTAL APPROVALS. Each of Borrower and its Subsidiaries has, and is in good standing with respect to, all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

          8.1.17. COMPLIANCE WITH LAWS. Each of Borrower and its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects, with the provisions of all Applicable Law (except to the extent that any such noncompliance with Applicable Law could not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to Borrower or any of the Subsidiaries under any such law, rule or regulation. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. Section 201 ET SEQ.). With respect to matters arising under any Environmental Laws, the representations and warranties contained in the Environmental Certificate are true and correct on the date hereof.

          8.1.18. RESTRICTIONS. Neither Borrower nor any of the Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. Except as set forth on SCHEDULE 8.1.18 hereto, neither Borrower nor any of the Subsidiaries is a party or subject to any contract or agreement (other than this Agreement) which restricts its right or ability to incur Debt, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any of the Subsidiaries, as applicable.

          8.1.19. LITIGATION. Except as set forth on SCHEDULE 8.1.19 hereto, there are no actions, suits, proceedings or investigations pending on the date hereof, or to the knowledge of Borrower, threatened on the date hereof, against or affecting Borrower or any of the Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of the Subsidiaries, which, if determined adversely to Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrower, neither Borrower nor any of its Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal.

          8.1.20. NO DEFAULTS. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of the Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Debt of Borrower or a Subsidiary to any Person for Money Borrowed.

          8.1.21. LEASES. SCHEDULE 8.1.21 hereto is a complete listing of all material capitalized and operating leases of Borrower and its Subsidiaries on the date hereof. Each of Borrower and its Subsidiaries is in substantial compliance with all of the terms of each of its respective capitalized and operating leases and there is no basis upon which the lessors under any such leases could terminate same or declare Borrower or any of its Subsidiaries in default thereunder.

          8.1.22. PENSION PLANS. Except as disclosed on SCHEDULE 8.1.22 hereto, neither Borrower nor any of the Subsidiaries has any Plan on the date hereof. Borrower and each of its Subsidiaries is in substantial compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that is reasonably likely to result in a material adverse change in the financial condition of Borrower or any of the Subsidiaries exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

          8.1.23. TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any materially adverse modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier or group of suppliers, and there exists no condition or state of facts or circumstances which is reasonably likely to have a Material Adverse Effect or prevent Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

          8.1.24. LABOR RELATIONS. Except as described on SCHEDULE 8.1.24 hereto, neither Borrower nor any of the Subsidiaries is a party to any collective bargaining agreement on the date hereof. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any Subsidiary's employees, or, to Borrower's knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

          8.1.25. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Obligor is an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

          8.1.26. MARGIN STOCK. Neither Borrower nor any of the Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     8.2. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in this Agreement and the other Loan Documents shall be deemed to be reaffirmed by each Borrower upon each delivery of a Notice of Borrowing to Agent in accordance with Section 3.1 of this Agreement, except for changes in the nature of a Borrower's or, if applicable, any of its Subsidiaries' business or operations that may occur after the date hereof in the ordinary course of business so long as Agent has consented to such changes or such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.


     8.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent, Lenders and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.     COVENANTS AND CONTINUING AGREEMENTS

     9.1. AFFIRMATIVE COVENANTS. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, Borrower covenants that, unless the Required Lenders have otherwise consented in writing, it shall and shall cause each Subsidiary to:

          9.1.1. VISITS AND INSPECTIONS. Permit representatives of Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior notice to Borrower, to visit and inspect the Properties of Borrower and each Subsidiary, inspect, audit and make extracts from Borrower's and each Subsidiary's books and records, and discuss with its officers, its employees and its independent accountants, Borrower's and each Subsidiary's business, financial condition, business prospects and results of operations. Representatives of each Lender shall be authorized to accompany Agent on each such visit and inspection and to participate with Agent therein.

          9.1.2. NOTICES. Notify Agent and Lenders in writing, promptly after Borrower's obtaining knowledge thereof, (i) of the commencement of any litigation affecting any Obligor or any of its Properties, whether or not the claims asserted in such litigation are considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding, to the extent that such litigation or proceeding, if determined adversely to such Obligor, would reasonably be expected to have a Material Adverse Effect; (ii) of any material labor dispute to which any Obligor may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound;
(iii) of any material default by Borrower under, or termination of, any Material Contract or any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Debt of Borrower exceeding $100,000,
(iv) of any material default by any Obligor other than Borrower under, or termination of, any Material Contract or any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Debt of such Obligor exceeding $5,000,000; (iv) of the existence of any Default or Event of Default; (vi) of any default by any Person under any note or other evidence of Debt payable to Borrower in an amount exceeding $50,000 or to any other Obligor exceeding $5,000,000; (vii) of any judgment against Borrower in an amount exceeding $100,000 or against any other Obligor in an amount exceeding $5,000,000; (viii) of the assertion by any Person of any Intellectual Property Claim, the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (ix) of any violation or asserted violation of ERISA or any Environmental Law, the adverse resolution of which would reasonably be expected to have a Material Adverse Effect; (x) of any Environmental Release by an Obligor or on any Property owned or occupied by an Obligor; and (xi) of any demand by any Floor Plan Lender for Borrower to repurchase any Inventory from a Dealer or a Commissioned Distributor in an amount exceeding $50,000. In addition, Borrower shall give Agent at least 30 Business Days' prior written notice of any Obligor's opening of any new office or place of business.

          9.1.3. FINANCIAL AND OTHER INFORMATION. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and to be furnished to Agent and Lenders the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein, such change is disclosed to Agent and is consistent with GAAP and, if required by the Required Lenders, the financial covenants set forth in
Section 9.3 are amended in a manner requested by the Required Lenders to take into account the effects of such change):

               (i) as soon as available, and in any event within 90 days after the close of each Fiscal Year, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such Fiscal Year, on a Consolidated and consolidating basis, certified without material qualification by a firm of independent certified public accountants of recognized national standing selected by Borrower but reasonably acceptable to Agent (except for a qualification for a change in accounting principles with which the accountant concurs), and setting forth in each case in comparative form the corresponding Consolidated and consolidating figures for the preceding Fiscal Year;

               (ii) as soon as available, and in any event within 30 days after the end of each month hereafter (but within 60 days after the last month in a Fiscal Year), including the last month of Borrower's Fiscal Year, (A) unaudited interim financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's financial year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting in all material respects the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments (including adjustments for Plans) and except that such statements need not contain notes, and (B) a statement of the aggregate amount of all Shared Expenses accrued during such month and the portion of Borrower's financial year then elapsed; and

               (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made generally available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the SEC or any Governmental Authority which may be substituted therefor, or any national securities exchange.

     Concurrently with the delivery of the financial statements described in clause (i) of this Section 9.1.3, Borrower shall deliver to Agent and Lenders a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 9.1.3, or more frequently if requested by Agent or any Lender during any period that a Default or Event of Default exists, Borrower shall cause to be prepared and furnished to Agent and Lenders a Compliance Certificate executed by the chief financial officer of Borrower.

     Promptly after the sending or filing thereof, Borrower shall also provide to Lender copies of any annual report to be filed in accordance with ERISA in connection with each Plan and such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's and each of its Subsidiaries' financial condition or results of operations.

          9.1.4. LANDLORD AND STORAGE AGREEMENTS. Provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between Borrower and any landlord or warehouseman which owns any premises at which any Collateral may, from time to time, be kept.

          9.1.5. PROJECTIONS. No later than January 31 of each Fiscal Year of Borrower, deliver to Agent and Lenders the Projections of Borrower for the current Fiscal Year and the forthcoming 2 years, year by year, and for the then current Fiscal Year, month by month.

          9.1.6. TAXES. Pay and discharge all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested; PROVIDED, HOWEVER, that Borrower may have sales and excise Taxes in an aggregate amount at any time outstanding of not more than $100,000 that are unpaid as a result of Borrower's inadvertence, are promptly satisfied after Borrower's obtaining knowledge thereof, and that do not result in a Lien that is not a Permitted Lien.

          9.1.7. COMPLIANCE WITH LAWS. Comply with all Applicable Law, including ERISA, all Environmental Laws and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, to the extent that any such failure to comply, obtain or keep in force could be reasonably expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release shall occur at or on any of the Properties of Borrower or any Subsidiary, Borrower shall, or shall cause the applicable Subsidiary to, act immediately to investigate and report to Agent and all appropriate governmental authorities the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Governmental Authority.

          9.1.8. INSURANCE. In addition to the insurance required herein with respect to the Collateral, maintain with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, business interruption, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business of Borrower or such Subsidiary. Agent and Lenders acknowledge that, with respect to product liability insurance, Borrower is self-insured to the extent of $3,000,000 per occurrence and $5,000,000 per year, but Borrower shall maintain excess product liability coverage of not less than $20,000,000 at all times.

          9.1.9. YEAR 2000 COMPLIANCE. Take all action necessary to assure that Borrower's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. Borrower shall provide Agent written assurance acceptable to Agent that such systems are Year 2000 compliant on or before June 30, 1999. Borrower shall (i) promptly and in no event later than June 30, 1999, take all action necessary to ensure that all computer based systems of Borrower and its Subsidiaries are capable of the following: (a) handling date information involving all and any dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (b) operating, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000, and without any change in performance; (c) responding to and processing two digit year input without creating any ambiguity as to the century; (d) storing and providing date input information without creating any ambiguity as to the century; and (ii) promptly and in no event later than June 30, 1999, take all action necessary to ensure that all computer based systems of each of their vendors, suppliers and customers are capable of
(a) through (d) above, where noncompliance could be reasonably expected to have a Material Adverse Effect. In addition, at the request of Agent, Borrower shall provide Agent assurances in form and substance reasonably satisfactory to Agent of Borrower's and each of its Subsidiaries' Year 2000 compatibility.

          9.1.10. GUARANTOR FINANCIAL STATEMENTS. Deliver or cause to be delivered to Agent and Lenders financial statements for each Guarantor in form and substance satisfactory to Agent and at such intervals and covering such time periods as Agent shall reasonably request; PROVIDED, HOWEVER, that so long as Metromedia is subject to the reporting requirements of the Securities Exchange Act of 1934, the requirements of this Section 9.1.10 shall be satisfied, as to Metromedia, by the delivery to Agent by Metromedia of copies of its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

          9.1.11. MAINTENANCE OF LIEN PERFECTION. Cause all Liens granted to Borrower pursuant to any of the Dealer Security Documents or any of the Commissioned Distributor Agreements to be perfected and maintain the ongoing continuity of perfection thereof; PROVIDED, HOWEVER, that an Event of Default shall not be deemed to exist solely by virtue of the lapse of perfection of any such Lien as a result of acts or transactions (of which Borrower has no knowledge) involving a Dealer or Commissioned Distributor (such as, by way of example only, such Dealer's or Commissioned Distributor's change of name or change of location), but Borrower shall promptly take all steps that may be reasonably required to perfect or continue the perfection of any such Liens after obtaining knowledge of any such acts or transactions.

     9.2. NEGATIVE COVENANTS. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, Borrower covenants that, unless the Required Lenders have otherwise consented in writing, it shall not and shall not permit any Subsidiary to:

          9.2.1. FUNDAMENTAL CHANGES. Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, except for mergers or consolidations of any Subsidiary with another Subsidiary.

          9.2.2. LOANS. Make any loans or other advances of money to any Person, other than to an officer, agent or employee of Borrower or a Subsidiary for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business so long as the aggregate amount of all such loans or other advances do not exceed $100,000 in the aggregate at any time.

          9.2.3. PERMITTED DEBT. Create, incur, assume, guarantee or suffer to exist any Debt, except:

               (i)    the Obligations;

               (ii) Debt of Borrower to Metromedia to the extent constituting Subordinated Debt;

               (iii)  obligations to pay Rentals permitted by Section 9.2.14;

               (iv)   Permitted Purchase Money Debt;

               (v) Debt for Money Borrowed by Borrower, but only to the extent that such Debt is outstanding on the date of this Agreement and is not to be satisfied on or about the Closing Date from the proceeds of the initial Loans;

               (vi) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

               (vii) claims asserted against Borrower for alleged product liability, but only for so long as such claims are being Properly Contested;

               (viii) Debt not included in paragraphs (i) through (vi) above which is not secured by a Lien (unless such Lien is a Permitted Lien) and does not exceed at any time, in the aggregate, the sum of $100,000 as to Borrower and all of its Subsidiaries; and

               (ix) Refinancing Debt so long as each of the Refinancing Conditions is met.

          9.2.4. AFFILIATE TRANSACTIONS. Enter into, or be a party to any transaction with any Affiliate or stockholder, except: (i) the transactions contemplated by the Loan Documents; (ii) payment of reasonable compensation to officers and employees for services actually rendered to Borrower or its Subsidiaries; (iii) payment of customary directors' fees and indemnities; (iv) transactions with Affiliates that were consummated prior to the date hereof and have been disclosed to Agent prior to the Closing Date; and (v) in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

          9.2.5. LIMITATION ON LIENS. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

               (i)    Liens at any time granted in favor of Agent;

               (ii) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being Properly Contested;

               (iii) Liens arising in the ordinary course of Borrower's or a Subsidiary's business by operation of law, but only if payment in respect of any such Lien is not at the time required or the Debt secured by any such Liens is being Properly Contested and such Liens do not materially detract from the value of the Property of Borrower or such Subsidiary and do not materially impair the use thereof in the operation of Borrower's or such Subsidiary's business;

               (iv)   Purchase Money Liens securing Permitted Purchase Money
     Debt;

               (v) Liens securing Debt of a Subsidiary of Borrower to Borrower or to another such Subsidiary;

               (vi) Liens arising by virtue of the rendition, entry or issuance against Borrower or any Subsidiary, or any Property of Borrower or any Subsidiary, of any judgment, writ, order, or decree for so long as each such Lien (a) is in existence for less than 20 consecutive days after it first arises or is being Properly Contested and (b) is at all times junior in priority to any Liens in favor of Agent;

               (vii) Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Money Borrowed), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts, provided that, to the extent any such Liens attach to any of the Collateral, such Liens are at all times subordinate and junior to the Liens upon the Collateral in favor of Agent;

               (viii) easements, rights-of-way, restrictions, covenants or other agreements of record and other similar charges or encumbrances on real Property of Borrower or a Subsidiary that do not interfere with the ordinary conduct of the business of Borrower or such Subsidiary;

               (ix) Liens in existence immediately prior to the Closing Date that are satisfied in full and released on the Closing Date as a result of the application of Borrower's cash on hand at the Closing Date or the proceeds o f the Loans to be made on the Closing Date;

               (x) such other Liens as appear on SCHEDULE 9.2.5 hereto, to the extent provided therein; and

               (xi) such other Liens as the Required Lenders in their sole discretion may hereafter approve in writing.

          9.2.6. SUBORDINATED DEBT. Make any payment of all or any part of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the subordination agreement relative thereto; or amend or modify the terms of any agreement applicable to any Subordinated Debt, other than to extend the time of payment thereof or to reduce the rate of interest payable in connection therewith.

          9.2.7. DIVIDENDS AND DISTRIBUTIONS. Except for Upstream Payments, declare or make any payment of any dividends or other distributions on Equity Interest of Borrower (except distributions in such Equity Interest) , or purchase, redeem or otherwise acquire or retire for value any such Equity Interest of Borrower unless made contemporaneously from the net proceeds of the sale of Equity Interest of Borrower.

          9.2.8. UPSTREAM PAYMENTS. Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for encumbrances or restrictions (i) pursuant to the Loan Documents and (ii) existing under Applicable Law.

          9.2.9. CAPITAL EXPENDITURES. (i) Make Capital Expenditures (including expenditures by way of capitalized leases) which in the aggregate, as to Borrower and its Subsidiaries, exceed $5,000,000 during any Fiscal Year or
(ii) make Capital Expenditures (including expenditures by way of capitalized leases) not constituting Financed Capital Expenditures which in the aggregate, as to Borrower and its Subsidiaries, exceed $2,000,000 in any Fiscal Year.

          9.2.10. DISPOSITION OF ASSETS. Sell, assign, lease, consign or otherwise dispose of any of its Properties or any interest therein, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) dispositions of Equipment to the extent authorized by Section 7.4.2 hereof, (iii) a transfer of Property to Borrower by a Subsidiary, (iv) transfers of Consigned Inventory to a Commissioned Distributor if and for so long as each of the Consignment Conditions has been met with respect to such Consigned Inventory and all such Consigned Inventory remains subject at all times to Agent's and Borrower's duly perfected Liens thereon, and (v) other dispositions expressly authorized by other provisions of the Loan Documents.

          9.2.11. EQUITY INTERESTS OF SUBSIDIARIES. Permit any of the Subsidiaries to issue any additional Equity Interests except director's qualifying shares.

          9.2.12. BILL-AND-HOLD SALES, ETC. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return or sale on approval, or any sale on a repurchase or return basis.

          9.2.13.     RESTRICTED INVESTMENTS.  Make or have any Restricted
Investment.

          9.2.14. LEASES. Become a lessee under any operating lease (other than a lease under which Borrower or any of the Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrower or any of the Subsidiaries is then lessee (other than leases under which Borrower or any of the Subsidiaries is lessor) would exceed $2,000,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

          9.2.15. TAX CONSOLIDATION. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary or Metromedia and its Subsidiaries.

          9.2.16. FISCAL YEAR. Establish a fiscal year different from the Fiscal Year.

          9.2.17. ORGANIZATION DOCUMENTS. Amend, modify or otherwise change any of the terms or provisions in any of its Organization Documents as in effect on the date hereof, except for changes that do not affect in any way Borrower's or such Subsidiary's rights and obligations to enter into and perform the Loan Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

          9.2.18. CONDUCT OF BUSINESS. Engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

     9.3. SPECIFIC FINANCIAL COVENANTS. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, Borrower covenants that, unless otherwise consented to by the Required Lenders in writing, it shall:

          9.3.1. FIXED CHARGE COVERAGE RATIO. Maintain at all times a Fixed Charge Coverage Ratio of not less than the ratio set for below for the period corresponding thereto:

                      PERIOD:                RATIO:
                      ------                 ------

          For the three-month period
          ended December 31, 1998            1.0 to 1.0

          For the six-month period
          ended March 31, 1999               1.14 to 1.0

          For the nine-month period
          ended June 30, 1999                1.25 to 1.0

          For the twelve-month period
          ended September 30, 1999           1.0 to 1.0

          For the twelve-month period
          ended December 31, 1999            1.0 to 1.0

          For the twelve-month period
          ended March 31, 2000               1.0 to 1.0

          For the twelve-month period
          ended June 30, 2000                1.05 to 1.0

          For the twelve-month period
          ended September 30, 2000           1.05 to 1.0

          For the twelve-month period
          ended December 31, 2000            1.05 to 1.0

          For the twelve-month period
          ended March 31, 2001               1.05 to 1.0

          For the twelve-month period
          ended June 30, 2001, and each
          twelve-month period ended
          on the last day of each Fiscal
          Quarter thereafter                 1.1 to 1.0

          9.3.2. MINIMUM ADJUSTED CONSOLIDATED NET WORTH. Maintain at all times Adjusted Consolidated Net Worth of not less than the amount set forth below for the period corresponding thereto:


                  PERIOD:                    AMOUNT:
                  ------                     ------

          Closing Date through
          November 30, 1998             $ 13,100,000.00

          December 1, 1998 through
          December 31, 1998             $ 13,900,000.00

          January 1, 1999 through
          January 31, 1998              $ 14,800,000.00

          February 1, 1999 though
          February 28, 1998             $ 14,750,000.00

          March 1, 1999 through
          March 31, 1999                $ 15,650,000.00

          April 1, 1999 through
          April 30, 1999                $ 17,500,000.00

          May 1, 1999 through
          May 31, 1999                  $ 18,350,000.00

          June 1, 1999 through
          June 30, 1999                 $ 17,900,000.00

          July 1, 1999 through
          July 31, 1999                 $ 16,350,000.00

          August 1, 1999 through
          August 31, 1999               $ 14,250,000.00

          September 1, 1999 through
          September 30, 1999            $ 10,700,000.00

          October 1, 1999 through
          October 31, 1999              $   9,000,000.00

          November 1, 1999 through
          November 30, 1999             $   8,700,000.00

          December 1, 1999 through
          December 31, 1999             $ 10,010,000.00

          January 1, 2000 through       An amount equal to Borrower's
          November 30, 2000             Adjusted Consolidated Net Worth on

                                        December 31, 1999 MINUS $1,000,000.00


          December 1, 2000 through      An amount equal to Borrower's
          December 31, 2000             Adjusted Consolidated Net Worth on
                                        December 31, 1999 PLUS $1.00

          January 1, 2001 through       An amount equal to Borrower's
          November 30, 2001             Adjusted Consolidated Net Worth on
                                        December 31, 2000 MINUS $1,000,000.00

          December 1, 2001 through      An amount equal to Borrower's
          December 31, 2001             Adjusted Consolidated Net Worth on
                                        December 31, 2000 PLUS $1.00

          January 1, 2002 through       An amount equal to Borrower's
          November 30, 2002             Adjusted Consolidated Net Worth on
                                        December 31, 2001 MINUS $1,000,000.00

          December 1, 2002 through      An amount equal to Borrower's
          December 31, 2002             Adjusted Consolidated Net Worth on
                                        December 31, 2001 PLUS $1.00

          January 1, 2003 through the   An amount equal to Borrower's
          Commitment Termination        Adjusted Consolidated Net Worth on
          Date                          December 31, 2002 MINUS $1,000,000.00

PROVIDED, HOWEVER, that Borrower's failure to maintain, during any period set forth above, Adjusted Consolidated Net Worth of not less than the amount corresponding thereto for such period shall not constitute an Event of Default if, within 5 Business Days after the date on which Borrower is obligated to deliver interim unaudited financial statements to Agent and Lenders in accordance with Section 9.1.3(ii) of this Agreement, Metromedia contributes cash to Borrower, in the form of Subordinated Debt or as a capital contribution to Borrower, in an amount equal to the difference between (i) the Adjusted Consolidated Net Worth amount set forth above for such period in question and
(ii) Borrower's actual Adjusted Consolidated Net Worth for such period.

SECTION 10.    CONDITIONS PRECEDENT

     10.1. CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSIONS. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent and Lenders under the other sections of this Agreement, Lenders shall not be required to fund the initial Loans requested by Borrower, procure any Letter of Credit, or otherwise extend credit to Borrower contemporaneously with the initial Loans, unless, on or before November 12, 1998, each of the following conditions has been and continues to be satisfied:

          10.1.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered to Agent by each of the signatories thereto and accepted by Agent and Lenders and each Obligor shall be in compliance with all of the terms thereof.

          10.1.2. AVAILABILITY. Agent shall have determined, and Lenders shall be satisfied that, immediately after Lenders have made the initial Revolver Loans and Bank has issued the Letters of Credit to be issued on the Closing Date, and Borrower has paid (or made provision for payment of) all closing costs incurred in connection with the Commitments, Availability is not less than $4,000,000.

          10.1.3. EVIDENCE OF PERFECTION AND PRIORITY OF LIENS. Agent shall have received copies of all filing receipts or acknowledgments issued by any Governmental Authority to evidence any filing or recordation necessary to perfect the Liens of Agent in the Collateral and evidence in form satisfactory to Agent and Lenders that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

          10.1.4. ORGANIZATION DOCUMENTS. Agent shall have received copies of the Organization Documents of each Obligor, and all amendments thereto, certified by the Secretary of State or other appropriate officials of the jurisdiction of Borrower's and each Obligor's states of organization.

          10.1.5. GOOD STANDING CERTIFICATES. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where the conduct of such Obligor's business activities or ownership of its Property necessitates qualification.

          10.1.6. OPINION LETTERS. Agent shall have received a (i) favorable, written opinion of Long, Aldridge & Norman, LLP, counsel to Borrower, and Paul N. Kiel, Esq., counsel to Borrower, covering, to Agent's satisfaction, the matters set forth on EXHIBIT F-1 attached hereto and (ii) favorable, written opinion of Arnold L. Wadler, Esq., counsel to Guarantor, covering, to Agent's satisfaction, the matters set forth on EXHIBIT F-2 attached hereto.

          10.1.7. INSURANCE. Agent shall have received certified copies of the casualty insurance policies of Borrower with respect to the Collateral, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee with respect to each such policy and certified copies of Borrower's liability insurance policies, including product liability policies, together with endorsements naming Agent as an additional insured, all as required by the Loan Documents.

          10.1.8. LOCKBOX; DOMINION AND CONCENTRATION ACCOUNTS. Agent shall have received the duly executed agreements establishing the Lockbox and each Dominion Account, in each case with a financial institution acceptable to Agent for the collection or servicing of the Accounts.

          10.1.9. LANDLORD AGREEMENTS. Agent shall have received all Landlord Agreements with respect to all premises leased by Borrower and all Landlord Agreements with respect to each of the premises leased by a Commissioned Distributor at which Collateral having an aggregate Value in excess of $50,000 is located.


          10.1.10. SOLVENCY CERTIFICATES. Agent and Lenders shall have received certificates satisfactory to them from one or more knowledgeable Senior Officers of Borrower that, after giving effect to the financing under this Agreement and the issuance of the Letters of Credit, Borrower is Solvent.

          10.1.11. NO LABOR DISPUTES. Agent shall have received assurances satisfactory to it that there are no threats of strikes or work stoppages by any employees, or organization of employees, of any Obligor which Agent reasonably determines may have a Material Adverse Effect.

          10.1.12. COMPLIANCE WITH LAWS AND OTHER AGREEMENTS. Agent shall have determined or received assurances satisfactory to it that none of the Loan Documents or any of the transactions contemplated thereby violate any Applicable Law, court order or agreement binding upon any Obligor.

          10.1.13. LC CONDITIONS. With respect to the procurement of any Letter of Credit on the Closing Date, each of the LC Conditions is and remains satisfied.

          10.1.14. BOARD AUTHORIZATION. The respective directors (and, if required by Applicable Law or any shareholders' agreement, the respective shareholders) of Borrower and Guarantor shall have adopted resolutions, in form and substance satisfactory to Agent and its counsel, that authorize execution, delivery and performance of the Loan Documents, including, without limitation, the Guaranty.

          10.1.15. INTERCREDITOR AND ACCESS AGREEMENTS. The Chase Intercreditor Agreements and the Access Agreements shall have been duly executed and delivered by each of the parties thereto, and each of the Commissioned Distributor Intercreditor Agreements shall have been executed and delivered by each of the parties thereto.

     10.2. CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent and Lenders under the other sections of this Agreement, Lenders shall not be required to fund any Loans, procure any Letters of Credit, or otherwise extend any credit to or for the benefit of Borrower, unless and until each of the following conditions has been and continues to be satisfied:

          10.2.1. NO DEFAULTS. No Default or Event of Default exists at the time, or would result from the funding, of any Loan or other extension of credit.

          10.2.2. SATISFACTION OF CONDITIONS IN OTHER LOAN DOCUMENTS. Each of the conditions precedent set forth in any other Loan Document shall have been and shall remain satisfied.

          10.2.3. NO LITIGATION. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

          10.2.4. NO MATERIAL ADVERSE EFFECT. No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.

          10.2.5. BORROWING BASE CERTIFICATE. Agent shall have received each Borrowing Base Certificate required by the terms of this Agreement or otherwise requested by Agent.

          10.2.6. LC CONDITIONS. With respect to the procurement of any Letter of Credit after the Closing Date, each of the LC Conditions is and remains satisfied.

          10.2.7. CONSIGNMENT CONDITIONS. With respect to the Consigned Inventory, each of the Consignment Conditions is and remains satisfied.



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

     10.3. LIMITED WAIVER OF CONDITIONS PRECEDENT. If Lenders shall make any Loan, procure any Letter of Credit, or otherwise extend any credit to Borrower under this Agreement at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Agent or Lenders), the funding of such Loan shall not operate as a waiver of the right of Agent and Lenders to insist upon the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by Borrower or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Agent, with the prior written consent of the Required Lenders, in writing waives the satisfaction of any condition precedent in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

SECTION 11.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     11.1. EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events or conditions shall constitute an "Event of Default" (each of which Events of Default shall be deemed to exist unless and until waived by Agent and Lenders in accordance with the provisions of Section
12.9 hereof):

          11.1.1. PAYMENT OF OBLIGATIONS. Borrower shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

          11.1.2. MISREPRESENTATIONS. Any representation, warranty or other written statement to Agent or any Lender by or on behalf of any Obligor, whether made in or furnished in compliance with or in reference to any of the Loan Documents, proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 8.2 hereof.

          11.1.3. BREACH OF SPECIFIC COVENANTS. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 6.5 (Lien Perfection; Further Assurances), 7.1.1 (Location of Collateral), 7.2.4 (Account Verification), 7.2.5 (Maintenance of Dominion Account), 7.2.6 (Collection of Accounts and Proceeds of Collateral), 7.5 (Borrowing Base Certificates), 9.1.1 (Visits and Inspections), 9.1.3 (Financial and Other Information), 9.1.8 (Insurance), 9.2 (Negative Covenants) or 9.3 (Financial Covenants) hereof on the date that Borrower is required to perform, keep or observe such covenant.

          11.1.4. BREACH OF OTHER COVENANTS. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 11.1 hereof) and the breach of such other covenant is not cured to Agent's and the Required Lender's satisfaction within 15 days after the sooner to occur of any Senior Officer's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any Senior Officer; PROVIDED, HOWEVER, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 15-day period or which is a willful and knowing breach by Borrower.

          11.1.5. DEFAULT UNDER SECURITY DOCUMENTS/OTHER AGREEMENTS. Borrower or any other Obligor shall default in the due and punctual observance or performance of any liability or obligation to be observed or performed by it under any of the Other Agreements or Security Documents.

          11.1.6. OTHER DEFAULTS. There shall occur any default or event of default on the part of Borrower or any Subsidiary under any agreement, document or instrument to which Borrower or any Subsidiary is a party (including the Bond Documents) or by which Borrower or any Subsidiary or any of their respective Properties is bound, creating or relating to any Debt in excess of $100,000 if the payment or maturity of such Debt may be accelerated in consequence of such event of default or demand for payment of such Debt may be made.

          11.1.7. UNINSURED LOSSES. Any loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Agent shall have permitted) by insurance if the amount not covered by insurance exceeds $100,000.

          11.1.8. MATERIAL ADVERSE EFFECT. There shall occur any event or condition that has a Material Adverse Effect.

          11.1.9.  SOLVENCY.  Any Obligor shall cease to be Solvent.

          11.1.10. INSOLVENCY PROCEEDINGS. Any Insolvency Proceeding shall be commenced by or against Borrower (and, if against Borrower, the continuation of such Insolvency Proceeding for more than 30 days), or Borrower shall make an offer of settlement, extension or composition to its unsecured creditors generally.

          11.1.11. BUSINESS DISRUPTION; CONDEMNATION. There shall occur a cessation of a substantial part of the business of any Obligor for a period which may be reasonably expected to have a Material Adverse Effect; or any Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Obligor which is necessary to the continued or lawful operation of its business; or any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Obligor leases or occupies any premises on which any Collateral is located shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination has a Material Adverse Effect or results in an Out-of-Formula Condition; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be materially impaired through condemnation.

          11.1.12. CHANGE OF OWNERSHIP. Metromedia shall cease to own and control, beneficially and of record, all of the issued and outstanding capital stock of Borrower.

          11.1.13. ERISA. A Reportable Event shall occur which Agent, in its reasonable discretion, shall determine constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower, any Subsidiary or any Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's, such Subsidiary's or such Obligor's complete or partial withdrawal from such Plan.

          11.1.14. CHALLENGE TO LOAN DOCUMENTS. Any Obligor or any of its Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of any of the Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent, or any of the Loan Documents ceases to be in full force or effect for any reason other than a full or partial release by Agent and Lenders in accordance with the terms thereof.

          11.1.15. JUDGMENT. A judgment or order for the payment of money in an amount exceeding $100,000 shall be entered against Borrower or any other Obligor and any of the following shall occur: (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) such judgment or order shall result in the creation of any Lien that is not a Permitted Lien.

          11.1.16. REPUDIATION OF OR DEFAULT UNDER GUARANTY. Any Guarantor shall revoke or attempt to revoke the Guaranty signed by such Guarantor, shall repudiate such Guarantor's liability thereunder, or shall be in default under the terms thereof, or shall fail to confirm in writing, promptly after receipt of Agent's written request therefor, such Guarantor's ongoing liability under the Guaranty in accordance with the terms thereof.

          11.1.17. CRIMINAL FORFEITURE. Any Obligor shall be convicted under any criminal law that could lead to a forfeiture of any Property of such Obligor.

     11.2. ACCELERATION OF OBLIGATIONS; TERMINATION OF COMMITMENTS. Without in any way limiting the right of Agent to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement:

          11.2.1. Upon or at any time after the occurrence of an Event of Default (other than pursuant to Section 11.1.10 hereof) and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written instructions to do so from the Required Lenders, shall) (a) declare the principal of and any accrued interest on the Loans and all other Obligations owing under any of the Loan Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand Borrower expressly waives), forthwith due and payable and Borrower shall forthwith pay to Agent the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys' fees and expenses if such principal and interest are collected by or through an attorney-at-law and (b) terminate the Commitments.

          11.2.2.  Upon the occurrence of an Event of Default specified in
Section 11.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent to or upon Borrower and the Commitments shall automatically terminate as if terminated by Agent pursuant to Section 5.2.1 hereof and with the effects specified in Section 5.2.4 hereof; PROVIDED, HOWEVER, that if Agent or Lenders shall continue to make Loans or otherwise extend credit to Borrower pursuant to this Agreement after an automatic termination of the Commitments by reason of the commencement of an Insolvency Proceeding by or against Borrower, such Loans and other credit shall nevertheless be governed by and enforceable against and recoverable from each Obligor as if such Insolvency Proceeding had never been instituted.

     11.3. OTHER REMEDIES. Upon and after the occurrence of an Event of Default and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written direction of the Required Lenders, shall) exercise from time to time the following rights and remedies (without prejudice to the rights of Agent or any Lender to enforce its claim against any or all Obligors):

          11.3.1. All of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which Agent may be entitled under any of the Loan Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

          11.3.2. The right to collect all amounts at any time payable to Borrower from any Account Debtor or other Person at any time indebted to Borrower.


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

          11.3.3. The right to take immediate possession of any of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, then Borrower agrees not to charge Agent for storage thereof).

          11.3.4. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Borrower agrees that any requirement of notice to Borrower or any other Obligor of any proposed public or private sale or other disposition of Collateral by Agent shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on Borrower's or any other Obligor's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing 2 Business Days for collection, first to any Extraordinary Expenses incurred by Agent, second to interest accrued with respect to any of the Obligations; and third, to the principal balance of the Obligations. If any deficiency shall arise, Obligors shall remain jointly and severally liable to Agent and Lenders therefor.

          11.3.5. The right to require Borrower to deposit with Lender funds equal to the LC Outstandings and, if Borrower fails promptly to make such deposit, Lender may advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition exists or is created thereby). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on any LC Support. At such time as the LC Support has been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

Agent is hereby irrevocably granted a license or other right to use, without charge, any or all of Borrower's Intellectual Property and all of Borrower's trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any Property of a similar nature, in advertising for sale, marketing, selling and completing the manufacturing of any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

     11.4. SETOFF. In addition to any Liens granted under any of the Loan Documents and any rights now or hereafter available under Applicable Law, Agent and each Lender (and each of their respective Affiliates) is hereby authorized by Borrower at any time that an Event of Default exists, without notice to Borrower or any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits, general or special (including Debt evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Debt at any time held or owing by Agent, such Lender or any of their Affiliates to or for the credit or the account of Borrower against and on account of the Obligations of Borrower arising under the Loan Documents to Agent, such Lender or any of their Affiliates, including all Loans and LC Outstandings and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Agent or such Lender shall have made any demand hereunder,
(ii) Agent, at the request or with the consent of the Required Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or (iii) the Collateral for the Obligations is adequate. Notwithstanding the foregoing, each of Agent and Lenders agree with each other that it shall not, without the express consent of the Required Lenders, and that it shall (to the extent that it is lawfully entitled to do so) upon the request of the Required Lenders, exercise its setoff rights hereunder against any accounts of Borrower now or hereafter maintained with Agent, such Lender or any Affiliate of any of them, but Borrower shall have no claim or cause of action against Agent or any Lender for any setoff made without the consent of the Required Lenders and the validity of any such setoff shall not be impaired by the absence of such consent. If any party (or its Affiliate) exercises the right of setoff provided for hereunder, such party shall be obligated to share any such setoff in the manner and to the extent required by Section 12.5.

     11.5.     REMEDIES CUMULATIVE; NO WAIVER.

          11.5.1. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty given to Agent or any Lender or contained in any other agreement between Agent or any Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The rights and remedies of Agent and Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies that Agent or any Lender would otherwise have.

          11.5.2. The failure or delay of Agent or any Lender to require strict performance by Borrower of any provision of any of the Loan Documents or to exercise or enforce any rights, Liens, powers or remedies under any of the Loan Documents or with respect to any Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Agent and Lenders shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Agent or any Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent or such Lender and directed to Borrower.


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

          11.5.3. If Agent or any Lender shall accept performance by Borrower, in whole or in part, of any obligation that Borrower is required by any of the Loan Documents to perform only when a Default or Event of Default exists, or if Agent or any Lender shall exercise any right or remedy under any of the Loan Documents that may not be exercised other than when a Default or Event of Default exists, Agent's or Lender's acceptance of such performance by Borrower or Agent's or Lender's exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by Agent or any Lender of any other right or remedy, unless otherwise expressly agreed in writing by Agent or such Lender, as the case may be.

SECTION 12.    AGENT

     12.1.     APPOINTMENT, AUTHORITY AND DUTIES OF AGENT.

          12.1.1. Each Lender hereby irrevocably appoints and designates Fleet as Agent to act as herein specified. Agent may, and each Lender by its acceptance of a Note shall be deemed irrevocably to have authorized Agent to, enter into all Loan Documents to which Agent is to be a party on the Closing Date and all amendments hereto and all Security Documents thereafter executed by Borrower, for its benefit and the Pro Rata benefit of Lenders and, except as otherwise provided in this Section 12, to exercise such rights and powers under this Agreement and the other Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental thereto. Each Lender agrees that any action taken by Agent or the Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by Agent or the Required Lenders of any of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with this Agreement and the other Loan Documents; (b) execute and deliver as Agent each Loan Document and accept delivery of each such agreement delivered by Borrower or any other Obligor; (c) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by this Agreement or the Security Documents with respect to all material items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein, PROVIDED that Agent hereby appoints, authorizes and directs each Lender to act as a collateral sub-agent for Agent and the other Lenders for purposes of the perfection of all security interests and Liens with respect to Borrower's Deposit Accounts maintained with, and all cash and Cash Equivalents held by, such Lender; (d) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; and (e) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to Agent with respect to any of the Collateral under the Loan Documents relating thereto, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship with any Lender (or any Lender's participants). Unless and until its authority to do so is revoked in writing by Required Lenders, Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory (basing such determination in each case upon the meanings given to such terms in Appendix A), or whether to impose or release any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from any liability to Lenders or any other Person for any errors in judgment.

          12.1.2. Agent (which term, as used in this sentence, shall include reference to Agent's Affiliates and to the officers, directors, employees and agents of Agent's Affiliates) shall not: (a) have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents or (b) be required to take, initiate or conduct any litigation, foreclosure or collection proceedings hereunder or under any of the other Loan Documents except to the extent directed to do so by the Required Lenders during the continuance of any Event of Default. The conferral upon Agent any right hereunder shall not imply a duty on Agent's part to exercise any such right unless instructed to do so by the Required Lenders in accordance with this Agreement.

          12.1.3. Agent may perform any of its duties by or through its agents and employees and may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Borrower shall promptly (and, in any event, ON DEMAND) reimburse Agent for all reasonable expenses (including all Extraordinary Expenses) incurred by Agent pursuant to any of the provisions hereof or of any of the other Loan Documents or in the execution of any of Agent's duties hereby or thereby created or in the exercise of any right or power herein or therein imposed or conferred upon it or Lenders (excluding, however, general overhead expenses), and each Lender agrees promptly to pay to Agent, ON DEMAND, such Lender's Pro Rata share of any such reimbursement for expenses (including Extraordinary Expenses) that is not timely made by Borrower to Agent.

          12.1.4. The rights, remedies, powers and privileges conferred upon Agent hereunder and under the other Loan Documents may be exercised by Agent without the necessity of the joinder of any other parties unless otherwise required by Applicable Law. If Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any of the Loan Documents pursuant to or in accordance with the instructions of the Required Lenders except for Agent's own gross negligence or willful misconduct in connection with any action taken by it.
Notwithstanding anything to the contrary contained in this Agreement, Agent shall not be required to take any action that is in its opinion contrary to Applicable Law or the terms of any of the Loan Documents or that would in its reasonable opinion subject it or any of its officers, employees or directors to personal liability; PROVIDED, HOWEVER, that if Agent shall fail or refuse to take action that is not contrary to Applicable Law or to any of the terms of any of the Loan Documents even if such action in Agent's opinion would subject it to potential liability, the Required Lenders may remove Agent and appoint a successor Agent in the same manner and with the same effects as is provided in this Agreement with respect to Agent's resignation.

          12.1.5. Agent shall promptly, upon receipt thereof, forward to each Lender (i) copies of any significant written notices, reports, certificates and other information received by Agent from any Obligor (but only if and to the extent such Obligor is not required by the terms of the Loan Documents to supply such information directly to Lenders) and (ii) copies of the results of any field audits by Agent with respect to Borrower. Agent shall have no liability to any Lender for any errors in or omissions from any field audit or other examination of Borrower or the Collateral, unless such error or omission was the direct result of Agent's willful misconduct.

     12.2. AGREEMENTS REGARDING COLLATERAL. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien upon any Collateral (i) upon the termination of the Commitments and payment or satisfaction of all of the Obligations or (ii) constituting Equipment sold or disposed of in accordance with the terms of this Agreement if Borrower certifies to Agent that the disposition is made in compliance with the terms of this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry). Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered, or that Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise at any duty of care with respect to any of the Collateral.

     12.3. RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in so relying, upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier message or cable) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any of the other Loan Documents, Agent shall in all cases be fully protected in acting or refraining from acting hereunder and thereunder in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding upon Lenders.


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

     12.4. ACTION UPON DEFAULT. Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature of such Default or Event of Default. If Agent shall receive such a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, Agent shall promptly notify Lenders in writing and Agent shall take such action and assert such rights under this Agreement and the other Loan Documents, or shall refrain from taking such action and asserting such rights, as the Required Lenders shall direct from time to time. If any Lender shall receive a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, such Lender shall promptly notify Agent and the other Lenders in writing. As provided in Section 12.3 hereof, Agent shall not be subject to any liability by reason of acting or refraining to act pursuant to any request of the Required Lenders except for its own willful misconduct or gross negligence in connection with any action taken by it. Before directing Agent to take or refrain from taking any action or asserting any rights or remedies under this Agreement and the other Loan Documents on account of any Event of Default, the Required Lenders shall consult with and seek the advice of (but without having to obtain the consent of) each other Lender, and promptly after directing Agent to take or refrain from taking any such action or asserting any such rights, the Required Lenders will so advise each other Lender of the action taken or refrained from being taken and, upon request of any Lender, will supply information concerning actions taken or not taken. In no event shall the Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans or to terminate the Commitments of one or more Lenders without terminating the Commitments of all Lenders. Each Lender agrees that, except as otherwise provided in any of the Loan Documents and without the prior written consent of the Required Lenders, it will not take any legal action or institute any action or proceeding against any Obligor with respect to any of the Obligations or Collateral or accelerate or otherwise enforce its portion of the Obligations. Without limiting the generality of the foregoing, none of Lenders may exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar sales or dispositions of any of the Collateral except as authorized by the Required Lenders. Notwithstanding anything to the contrary set forth in this Section
12.4 or elsewhere in this Agreement, each Lender shall be authorized to take such action to preserve or enforce its rights against any Obligor where a deadline or limitation period is otherwise applicable and would, absent the taken of specified action, bar the enforcement of Obligations held by such Lender against such Obligor, including the filing of proofs of claim in any Insolvency Proceeding.

     12.5. RATABLE SHARING. If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a bank account deposit treated as cash collateral under the Bankruptcy Code) of any Obligation of Borrower hereunder (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata share of payments or reductions on account of such Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and Agent of such receipt and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis, PROVIDED that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 12.5 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.


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

     12.6.     INDEMNIFICATION OF AGENT.

          12.6.1. Each Lender agrees to indemnify and defend the Agent Indemnitees (to the extent not reimbursed by Borrower under this Agreement, but without limiting the indemnification obligation of Borrower under this Agreement), on a Pro Rata basis, and to hold each of the Agent Indemnitees harmless from and against, any and all Claims which may be imposed on, incurred by or asserted against any of the Agent Indemnitees in any way related to or arising out of this Agreement or any of the other Loan Documents or any other document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which Borrower is obligated to pay under Section 14.2 hereof or amounts Agent may be called upon to pay in connection with any lockbox or Dominion Account arrangement contemplated hereby) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such Agent Indemnitee.

          12.6.2. Without limiting the generality of the foregoing provisions of this Section 12.6, if Agent should be sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person on account of any alleged preference or fraudulent transfer received or alleged to have been received from Borrower or any other Obligor as the result of any transaction under the Loan Documents, then in such event any monies paid by Agent in settlement or satisfaction of such suit, together with all Extraordinary Expenses incurred by Agent in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender's Pro Rata share.

          12.6.3. Without limiting the generality of the foregoing provisions of this Section 12.6, if at any time (whether prior to or after the Commitment Termination Date) any action or proceeding shall be brought against any of the Agent Indemnitees by an Obligor or by any other Person claiming by, through or under an Obligor, to recover damages for any act taken or omitted by Agent under any of the Loan Documents or in the performance of any rights, powers or remedies of Agent against any Obligor, any Account Debtor, the Collateral or with respect to any Loans, or to obtain any other relief of any kind on account of any transaction involving any Agent Indemnitees under or in relation to any of the Loan Documents, each Lender agrees to indemnify, defend and hold the Agent Indemnitees harmless with respect thereto and to pay to the Agent Indemnitees such Lender's Pro Rata share of such amount as any of the Agent Indemnitees shall be required to pay by reason of a judgment, decree, or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by the Agent Indemnitees, including all interest and costs assessed against any of the Agent Indemnitees in defending or compromising such action, together with attorneys' fees and other legal expenses paid or incurred by the Agent Indemnitees in connection therewith; PROVIDED, HOWEVER, that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they arise solely from the willful misconduct or gross negligence of such Agent Indemnitee. In Agent's discretion, Agent may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.


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

     12.7. LIMITATION ON RESPONSIBILITIES OF AGENT. Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 hereof against any and all Claims which may be incurred by Agent by reason of taking or continuing to take any such action. Agent shall not be liable to Lenders (or any Lender's participants) for any action taken or omitted to be taken under or in connection with this Agreement or the other Loan Documents except as a result of actual gross negligence or willful misconduct on the part of Agent. Agent does not assume any responsibility for any failure or delay in performance or breach by any Obligor or any Lender of its obligations under this Agreement or any of the other Loan Documents. Agent does not make to Lenders, and no Lender makes to Agent or the other Lenders, any express or implied warranty, representation or guarantee with respect to the Loans, the Collateral, the Loan Documents or any Obligor. Neither Agent nor any of its agents, attorneys or employees shall be responsible to Lenders, and no Lender nor any of its agents, attorneys or employees shall be responsible to Agent or the other Lenders, for: (i) any recitals, statements, information, representations or warranties contained in any of the Loan Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of any of the Loan Documents; (iii) the validity, genuineness, enforceability, collectibility, value, sufficiency or existence of any Collateral, or the perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or any Account Debtor. Agent shall have no obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any of the duties or agreements of such Obligor under any of the Loan Documents or the satisfaction of any conditions precedent contained in any of the Loan Documents. Agent may consult with and employ legal counsel, accountants and other experts and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.

     12.8.     SUCCESSOR AGENT AND CO-AGENTS.

          12.8.1. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to each Lender and Borrower. Upon receipt of any notice such resignation, the Required Lenders, after prior consultation with (but without having to obtain consent of) each Lender, shall have the right to appoint a successor Agent which shall be (i) a Lender, (ii) a United States based affiliate of a Lender, or (iii) a commercial bank that is organized under the laws of the United States or of any State thereof and has a combined capital surplus of at least $100,000,000 (or an asset based lending affiliate of any such bank) and is reasonably acceptable to Borrower (and for purposes hereof, any successor to Fleet shall be deemed acceptable to Borrower). Upon the acceptance by a successor Agent of an appointment as an Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent without further act, deed or conveyance, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 (including the provisions of Section
12.6 hereof) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.
Notwithstanding anything to the contrary contained in this Agreement, any successor by merger or acquisition of the stock or assets of Fleet shall continue to be Agent hereunder unless such successor shall resign in accordance with the provisions hereof.

          12.8.2. It is the purpose of this Agreement that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent or otherwise in any jurisdiction. It is recognized that, in case of litigation under any of the Loan Documents, or in case Agent deems that by reason of present or future laws of any jurisdiction Agent might be prohibited from exercising any of the powers, rights or remedies granted to Agent or Lenders hereunder or under any of the


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

Loan Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Loan Documents, Agent may appoint an additional Person as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the Loan Documents to be exercised by or vested in or conveyed to Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by either of them. Should any instrument from Lenders be required by the separate collateral agent or co-collateral agent so appointed by Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by Lenders whether or not a Default or Event of Default then exists. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by Applicable Law, shall vest in and be exercised by the Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

     12.9.     CONSENTS, AMENDMENTS AND WAIVERS.




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

          12.9.1. No amendment or modification of any provision of this Agreement shall be effective without the prior written agreement of the Required Lenders and Borrower, and no waiver of any Default or Event of Default shall be effective without the prior written consent of the Required Lenders; PROVIDED, HOWEVER, that, without the prior consent of all Lenders, no waiver of any Default or Event of Default shall be effective if the Default or Event of Default relates to Borrower's failure to observe or perform any covenant that may not be amended without the unanimous written consent of Lenders as hereinafter set forth in this Section 12.9.1. Notwithstanding the immediately preceding sentence, the written agreement of all Lenders (except a defaulting Lender as provided in Section 3.2 of this Agreement) shall be required to effectuate any amendment, modification or waiver that would (a) alter the provisions of Sections 2.6, 2.7, 2.8, 2.9, 4.6, 4.7, 5.1, 12, 14.2 or 14.3, the
definitions of "Availability Reserve," "Borrowing Base" and the other defined terms used in such definitions, "Pro Rata," "Required Lenders" or any provision of this Agreement obligating Agent to take certain actions at the direction of the Required Lenders, or any provision of any of the Loan Documents regarding the Pro Rata treatment or obligations of Lenders; (b) increase or otherwise modify any of the Commitments (other than to reduce proportionately each Lender's Commitment in connection with any overall reduction in the amount of the Commitments); (c) alter or amend the rate of interest payable in respect of the Loans (except as may be expressly authorized by the Loan Documents or as may be necessary, in Agent's judgment, to comply with Applicable Law); (d) waive or agree to defer collection of any fee, termination charge or other charge provided for under any of the Loan Documents (except to the extent that the Required Lenders agree after and during the continuance of any Event of Default to a waiver or deferral of any termination charge provided for in Section 5.2.3 hereof) or the unused line fee in Section 2.2.3 hereof; (e) subordinate the payment of any of the Obligations to any other Debt or the priority of any Liens granted to Agent under any of the Loan Documents to Liens granted to any other Person, except as currently provided in or contemplated by the Loan Documents in connection with Borrower's incurrence of Permitted Purchase Money Debt, and except for Liens granted by an Obligor to financial institutions with respect to amounts on deposit with such financial institutions to cover returned items, processing and analysis charges and other charges in the ordinary course of business that relate to deposit accounts with such financial institutions; (f) alter the time or amount of repayment of any of the Loans or waive any Event of Default resulting from nonpayment of the Loans on the due date thereof (or within any applicable period of grace); (g) forgive any of the Obligations, except any portion of the Obligations held by a Lender who consents in writing to such forgiveness; or (h) release any Obligor from liability for any of the Obligations. In no event shall any amendment to the provisions of Sections 1.3 or 3.1.3 be effective without the prior written consent of Fleet. No Lender shall be authorized to amend or modify any Note held by it, unless such amendment or modification is consented to in writing by all Lenders; PROVIDED, HOWEVER, that the foregoing shall not be construed to prohibit an amendment or modification to any provision of this Agreement that may be effected pursuant to this Section 12.9.1 by agreement of Borrower and the Required Lenders even though such an amendment or modification results in an amendment or modification of the Notes by virtue of the incorporation by reference in each of the Notes of this Agreement. The making of any Loans hereunder by any Lender during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing and then only in the specific instance and for the specific purpose for which it was given.

          12.9.2. In connection with any proposed amendment to any of the Loan Documents or waiver of any of the terms thereof or any Default or Event of Default thereunder, Borrower shall not solicit, request or negotiate for or with respect to any such proposed amendment or waiver of any of the provisions of this Agreement or any of the other Loan Documents with any Person (other than Agent) unless each Lender shall be informed thereof by Borrower or Agent (to the extent known by Agent) and shall be afforded an opportunity of considering the same and supplied by Borrower with sufficient information to enable it to make an informed decision with respect thereto. Borrower will not, directly or indirectly, pay or cause to be paid any remuneration or other thing of value, whether by way of supplemental or additional interest, fee or



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

otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for or as an inducement to the consent to or agreement by such Lender with any waiver or amendment of any of the terms and provisions of this Agreement or any of the other Loan Documents unless such remuneration or thing of value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders.

     12.10. DUE DILIGENCE AND NON-RELIANCE. Each Lender hereby acknowledges and represents that it has, independently and without reliance upon Agent or the other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund the Loans to be made by it hereunder and to purchase participations in the LC Outstandings pursuant to
Section 1.3.2 hereof, and each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the other Loan Documents without the intervention or participation of the other Lenders or Agent. Each Lender hereby further acknowledges and represents that the other Lenders and Agent have not made any representations or warranties to it concerning any Obligor, any of the Collateral or the legality, validity, sufficiency or enforceability of any of the Loan Documents. Each Lender also hereby acknowledges that it will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining to take any other action under this Agreement or any of the other Loan Documents. Except for notices, reports and other information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent's Affiliates.

     12.11. REPRESENTATIONS AND WARRANTIES OF LENDERS. By its execution of this Agreement, each Lender hereby represents and warrants to Borrower and the other Lenders that it has the power to enter into and perform its obligations under this Agreement and the other Loan Documents, and that it has taken all necessary and appropriate action to authorize its execution and performance of this Agreement and the other Loan Documents to which it is a party, each of which will be binding upon it and the obligations imposed upon it herein or therein will be enforceable against it in accordance with the respective terms of such documents.

     12.12. THE REQUIRED LENDERS. As to any provisions of this Agreement or the other Loan Documents under which action may or is required to be taken upon direction or approval of the Required Lenders, the direction or approval of the Required Lenders shall be binding upon each Lender to the same extent and with the same effect as if each Lender had joined therein. Notwithstanding anything to the contrary contained in this Agreement, Borrower shall not be deemed to be a beneficiary of, or be entitled to enforce, sue upon or assert as a defense to any of the Obligations, any provisions of this Agreement that requires Agent or any Lender to act, or conditions their authority to act, upon the direction or consent of the Required Lenders.

     12.13. SEVERAL OBLIGATIONS. The obligations and commitments of each Lender under this Agreement and the other Loan Documents are several and neither Agent nor any Lender shall be responsible for the performance by the other Lenders of its obligations or commitments hereunder or thereunder. Notwithstanding any liability of Lenders stated to be joint and several to third Persons under any of the Loan Documents, such liability shall be shared, as among Lenders, Pro Rata according to the respective Commitments of Lenders.


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

     12.14. AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and each Note issued to it, Agent shall have the same rights and powers hereunder and under the other Loan Documents as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders," "Required Lenders," or any similar term shall, unless the context clearly otherwise indicates, include Agent in its capacity as a Lender. Agent and its Affiliates may each accept deposits, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with Borrower or any other Obligor, or any affiliate of Borrower or any other Obligor, as if it were any other bank and without any duty to account therefor to the other Lenders.

     12.15. NO THIRD PARTY BENEFICIARIES. This Section 12 is not intended to confer any rights or benefits upon Borrower or any other Person except Lenders and Agent, and no Person (including Borrower) other than Lenders and Agent shall have any right to enforce any of the provisions of this Section 12 except as expressly provided in Section 12.17 hereof. As between Borrower and Agent, any action that Agent may take or purport to take on behalf of Lenders under any of the Loan Documents shall be conclusively presumed to have been authorized and approved by Lenders as herein provided.

     12.16. NOTICE OF TRANSFER. Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Revolver Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender has been received by Agent.

     12.17. REPLACEMENT OF CERTAIN LENDERS. If a Lender ("Affected Lender") shall have (i) failed to fund its Pro Rata share of any Revolver Loan requested by Borrower which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, (ii) requested compensation from Borrower under Section 2.7 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies), or
(iii) delivered a notice pursuant to Section 2.6 hereof claiming that such Lender is unable to extend LIBOR Loans to Borrower for reasons not generally applicable to the other Lenders, then, in any such case and in addition to any other rights and remedies that Agent, any other Lender or Borrower may have against such Affected Lender, Borrower or Agent may make written demand on such Affected Lender (with a copy to Agent in the case of a demand by Borrower and a copy to Borrower in the case of a demand by Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with Section 13 hereof. Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within 5 Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Revolver Loans owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this Section 12.17, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of Agent in any Collateral and such Affected Lender shall have no further liability to Agent, any Lender or any other Person under any of the Loan Documents (except as provided in Section 12.6 hereof as to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Loans or purchase participations in LC Outstandings.

     12.18.    REMITTANCE OF PAYMENTS AND COLLECTIONS.


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

          12.18.1. All payments by any Lender to Agent shall be made not later than the time set forth elsewhere in this Agreement on the Business Day such payment is due; PROVIDED, HOWEVER, that if such payment is due on demand by Agent and such demand is made on the paying Lender after 11:00 a.m. on such Business Day, then payment shall be made by 11:00 p.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, promptly following Agent's receipt of funds for the account of such Lender and in the type of funds received by Agent; PROVIDED, HOWEVER, that if Agent receives such funds at or prior to 1:00 p.m., Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day, but if Agent receives such funds after 1:00 p.m., Agent shall pay such funds to such Lender by 2:00 p.m. on the next Business Day.

          12.18.2. With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make full payment when due pursuant to the terms hereof shall, on demand by the other party, pay such amount together with interest thereon at the Federal Funds Rate. In no event shall Borrower be entitled to receive any credit for any interest paid by Agent to any Lender, or by any Lender to Agent, at the Federal Funds Rate as provided herein.

          12.18.3. If Agent pays any amount to a Lender in the belief or expectation that a related payment has been or will be received by Agent from an Obligor and such related payment is not received by Agent, then Agent shall be entitled to recover such amount from each Lender that receives such amount. If Agent determines at any time that any amount received by it under this Agreement or any of the other Loan Documents must be returned to an Obligor or paid to any other Person pursuant to any Applicable Law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement or any of the other Loan Documents, Agent shall not be required to distribute such amount to any Lender.

SECTION 13.    BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

     13.1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower, Agent and Lenders and their respective successors and assigns (which, in the case of Agent, shall include any successor Agent appointed pursuant to Section 12.8 hereof), except that (i) Borrower shall not have the right to assign its rights or delegate performance of any of its obligations under any of the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3 hereof. Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of a Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.


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

     13.2.     PARTICIPATIONS.

          13.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions (each a "Participant") a participating interest in any of the Obligations owing to such Lender, any Commitment of such Lender or any other interest of such Lender under any of the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement and any of the Notes shall be determined as if such Lender had not sold such participating interests, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. If a Lender sells a participation to a Person other than an Affiliate of such Lender, then such Lender shall give prompt written notice thereof to Borrower and the other Lenders.

          13.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than an amendment, modification or waiver with respect to any Loans or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the stated interest rate or the stated rates at which fees are payable with respect to any such Loan or Commitment, postpones the Commitment Termination Date, or any date fixed for any regularly scheduled payment of interest or fees on such Revolver Loan or Commitment, or releases from liability Borrower or any Guarantor or releases any substantial portion of any of the Collateral.

          13.2.3. BENEFIT OF SET-OFF. Borrower agrees that each Participant shall be deemed to have the right of set-off provided in Section 11.4 hereof in respect of its participating interest in amounts owing under the Loan Documents to the same extent and subject to the same requirements under this Agreement (including Section 12.5) as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, PROVIDED that each Lender shall retain the right of set-off provided in Section 11.4 hereof with respect to the amount of participating interests sold to each Participant. Lenders agree to share with each Participant, and each Participant by exercising the right of set-off provided in Section 11.4 agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with Section 12.5 hereof as if each Participant were a Lender.

     13.3.     ASSIGNMENTS.

          13.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time, without charge to Borrower therefor, assign to any Eligible Assignee all or any part of its rights and obligations under the Loan Documents, so long as (i) each assignment is of a constant, and not a varying, ratable percentage of all of the transferor Lender's rights and obligations under the Loan Documents with respect to the Loans and the LC Outstandings and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; (ii) except in the case of an assignment in whole of a Lender's rights and obligations under the Loan Documents or an assignment by one original signatory to this Agreement to another such signatory, immediately after giving effect to any assignment, the aggregate amount of the Commitments retained by the transferor Lender shall in no event be less than $5,000,000; and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. The consent of Agent and, provided no Default or Event of Default exists, Borrower (which shall not be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to an Eligible Assignee which is not a Lender or an Affiliate of a Lender, and such assignment shall not become effective until such time as notice thereof is given to Borrower and Agent in substantially the form of EXHIBIT H attached hereto. Nothing contained herein shall limit in any way the right of Lenders to assign
(i) to any Eligible Assignee all of their rights and obligations under the Loan Documents or (ii) all or any portion of the Loans owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, PROVIDED that in the case of this clause (ii) any payment in respect of such assigned Loans made by Borrower to the assigning Lender in accordance with the terms of this Agreement shall satisfy Borrower's obligations hereunder in respect of such assigned Loans to the extent of such payment, but no such assignment shall release the assigning Lender from its obligations hereunder.

          13.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to Agent of a notice of assignment substantially in the form attached as EXHIBIT H hereto, together with any consents required by Section 13.3.1, and (ii) payment of a $5,000 fee to the Agent for processing any assignment to an Eligible Assignee that is not an Affiliate of the transferor Lender, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to the Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of the Lender under the Loan Documents to the same extent as if it were an original party thereto, and no further consent or action by Borrower, Lenders or Agent shall be required to release the transferor Lender with respect to the Commitment (or portion thereof) of such Lender and Obligations assigned to such Eligible Assignee. Upon the consummation of any assignment to an Eligible Assignee pursuant to this Section 13.3, the transferor Lender, Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

          13.3.3. DISSEMINATION OF INFORMATION. Borrower authorizes each Lender and Agent to disclose to any Participant, any Eligible Assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee"), and any prospective Transferee, any and all information in Agent's or such Lender's possession concerning Borrower, the Subsidiaries or the Collateral, subject to appropriate confidentiality undertakings on the part of such Transferee.

     13.4. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 4.10 hereof.


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

SECTION 14.    MISCELLANEOUS

     14.1. POWER OF ATTORNEY. Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's designee, may, without notice to Borrower and in either Borrower's or Agent's name, but at the cost and expense of Borrower:

          14.1.1. At such time or times as Agent or said designee, in its sole discretion, may determine, endorse Borrower's name on any Payment Item or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

          14.1.2. At such time or times upon or after the occurrence of an Event of Default as Agent or Agent's designee in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate;
(vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Accounts or Inventory of any Obligor and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement.


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

     14.2. GENERAL INDEMNITY. Borrower hereby agrees to indemnify and defend the Indemnitees and to hold the Indemnitees harmless from and against any Claim ever suffered or incurred by any of the Indemnitees arising out of or related to this Agreement or any of the other Loan Documents, the performance by Agent or Lenders of their duties or the exercise of any of their rights or remedies under this Agreement or any of the other Loan Documents, or as a result of Borrower's failure to observe, perform or discharge any of Borrower's duties hereunder. Borrower shall also indemnify and defend the Indemnitees against and save the Indemnitees harmless from all Claims of any Person arising out of, related to, or with respect to any transactions entered into pursuant to this Agreement or Agent's Lien upon the Collateral. Without limiting the generality of the foregoing, this indemnity shall extend to any Claims asserted against or incurred by any of the Indemnitees by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Agent and Lenders, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Agent or any Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrower will pay (or will promptly reimburse Agent and Lenders for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Indemnitees harmless from and against all liability in connection therewith.
The foregoing indemnities shall not apply to Claims incurred by any of the Indemnitees as a direct and proximate result of their own gross negligence or willful misconduct or that arise out of any disputes arising solely out of the relationship between Agent and any Lender.

     14.3. SURVIVAL OF ALL INDEMNITIES. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the obligation of Borrower and each Lender with respect to each indemnity given by it in this Agreement, whether given by Borrower to Agent Indemnitees, Lender Indemnitees or Fleet Indemnitees or by any Lender to any Agent Indemnitees or Fleet Indemnitees, shall survive the payment in full of the Obligations and the termination of any of the Commitments.

     14.4. MODIFICATION OF AGREEMENT. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Agent and Lenders (or, where otherwise expressly allowed by Section 12 hereof, the Required Lenders in lieu of Agent and Lenders); PROVIDED, HOWEVER, that no consent, written or otherwise, of Borrower shall be necessary or required in connection with any amendment of any of the provisions of Section 12 (other than Section 12.17) or any other provision of this Agreement that affects only the rights, duties and responsibilities of Lenders and Agent as among themselves so long as no such amendment imposes any additional obligations on Borrower.

     14.5. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     14.6. CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.


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


     14.7. EXECUTION IN COUNTERPARTS. This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     14.8. AGENT'S OR REQUIRED LENDERS' CONSENT. Whenever Agent's, Lenders' or Required Lenders' consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, Agent and each Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

     14.9. NOTICE. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt) at the office where the noticed party's telecopier is located, in each case addressed to the noticed party at the address shown for such party on the signature page hereof or, in the case of a Person who becomes a Lender after the date hereof, at the address shown on the Assignment and Acceptance by which such Person became a Lender. With respect to notices given to Borrower, a courtesy copy of such notice shall be concurrently sent to each of the Persons listed below:

                      Paul N. Kiel, Esq.
                      Snapper, Inc.
                      535 Macon Road
                      McDonough, Georgia 30253
                      Telecopier No.: (770) 954-2602

                      Thomas W. Verrette
                      Snapper, Inc.
                      535 Macon Road
                      McDonough, Georgia 30253
                      Telecopier No.: (770) 954-2788

                      Silvia Kessel
                      Metromedia International Group, Inc.
                      215 East 67th Street
                      New York, New York 10021
                      Telecopier No.: (212) 606-4337

Notwithstanding the foregoing, no notice to or upon Agent pursuant to Sections 1.3, 2.1, 3.1 or 5.2.2 shall be effective until actually received by the Person to whose attention at Agent such notice is required to be sent as set forth on the signature page hereof or as later identified by Agent to Borrower in writing. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the Person to whose attention at the noticed party such notice, request or demand is required to be sent.

     14.10. CREDIT INQUIRIES. Borrower hereby authorizes and permits Agent and Lenders (but Agent and Lenders shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning Borrower or any Subsidiaries.


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

     14.11. TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     14.12. ENTIRE AGREEMENT; APPENDIX A, EXHIBITS AND SCHEDULES. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Appendix A, each of the Exhibits and each of the Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

     14.13. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     14.14. CONFIDENTIALITY. Agent and Lenders each agrees to exercise reasonable efforts (and, in any event, with at least the same degree of care as it ordinarily exercises with respect to confidential information of its other customers) to keep any confidential information delivered or made available by Borrower to it, including information obtained by Agent or any Lender by reason of a visit or investigation by any Person contemplated in Section 9.1.1 hereof, confidential from any Person other than individuals employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring, administering or otherwise giving professional advice with respect to any of the Loans or Collateral; PROVIDED, HOWEVER, that nothing herein shall prevent Agent or any Lender from disclosing such confidential information (i) to any party to this Agreement from time to time or any Participant, (ii) pursuant the order of any court or administrative agency (and the disclosing Person shall give Borrower prompt notice of such order), (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over Agent or such Lender, (iv) which has been publicly disclosed other than by an act or omission of Agent or any Lender except as permitted herein, (v) to the extent reasonably required in connection with any litigation (with respect to any of the Loan Documents or any of the transactions contemplated thereby) to which Agent, any Lender or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedies hereunder,
(vii) to Agent's or any Lender's legal counsel and independent auditors who the disclosing Person reasonably believes will maintain the confidentiality thereof, and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of a Lender's rights hereunder so long as such Transferee has agreed in writing to be bound by the provisions of this Section.

     14.15. OBLIGATIONS SEVERAL. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitment of any other Lender. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, association, joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of this Agreement and any of the other Loan Documents and it shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purpose.


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

     14.16. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN ATLANTA, GEORGIA.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF); PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN GEORGIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF THE STATE OF GEORGIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER, ANY LENDER OR AGENT, BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG BORROWER, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.






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

     14.17. WAIVERS BY BORROWER. To the fullest extent permitted by Applicable Law, Borrower waives (i) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND LENDERS ARE RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, this Agreement has been duly executed, under seal, in Atlanta, Georgia, on the day and year specified at the beginning of this Agreement.

                                   BORROWER:
ATTEST:                            SNAPPER, INC.

                                   By:
----------------------------          ----------------------------
PAUL N. KIEL, Secretary               ROBIN G. CHAMBERLAIN,
[CORPORATE SEAL]                      President and Chief Executive Officer

                                   Address:
                                   535 Macon Road
                                   McDonough, Georgia  30253
                                   Attention:  President
                                   TELECOPIER NO.:  (770) 954-2602


                                   LENDER:
                                   FLEET CAPITAL CORPORATION

Revolver Commitment: $             By:
                      --------        ----------------------------
Term Loan Commitment:$                Title:
                      --------              ----------------------

                                   LIBOR Lending Office:
                                   Suite 800, 300 Galleria Parkway
                                   Atlanta, Georgia  30339
                                   Attention: Loan Administration Manager
                                   TELECOPIER NO.:  (770) 859-2483

                                   AGENT:
                                   FLEET CAPITAL CORPORATION,
                                   as Agent

                                   By:
                                      ------------------------------
                                      Title:
                                            ------------------------
                                   Address:
                                   Suite 800, 300 Galleria Parkway
                                   Atlanta, Georgia  30339
                                   Attention: Loan Administration Manager
                                   TELECOPIER NO.:  (770) 859-2483

                                  APPENDIX  A

                             GENERAL  DEFINITIONS

     When used in the Loan and Security Agreement dated November 11, 1998 (as at any time amended, the "Loan Agreement"), by and among SNAPPER, INC., a Georgia corporation ("Borrower"), the various financial institutions listed on the signature pages attached thereto as lenders ("Lenders"), and FLEET CAPITAL CORPORATION ("Agent"), in its capacity as Agent for itself and the Lenders, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          ACCESS AGREEMENT - an agreement between Agent and a Commissioned Distributor in the form, pursuant to which, among other things, such Commissioned Distributor shall grant to Agent access to such Commissioned Distributor's premises for the purpose of enabling Agent to inspect and remove therefrom any of the Collateral and under which such Commissioned Distributor shall subordinate any Lien that it may have to any such Collateral.

          ACCOUNT - any right of a Person to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance.

          ACCOUNT DEBTOR - any Person who is or may become obligated under or on account of an Account.

          ACCOUNTS FORMULA AMOUNT - on any date of determination thereof, an amount equal to the lesser of (i) the aggregate Revolver Commitments on such date or (ii) the sum of (a) 80% of the Net Amount of Eligible Accounts on such date, (b) 65% of the Standard Cost Amount of Eligible Extended Accounts on such date, and (c) the Eligible Extended Account Differential for each Eligible Extended Account as to which the original due date shown on the invoice therefor is less than 90 days after such date of determination.

          ADJUSTED CONSOLIDATED NET WORTH - on any date of determination thereof, an amount equal to the sum of (i) Borrower's Consolidated Net Worth on such date PLUS (ii) all Subordinated Debt outstanding on such date MINUS (iii) all unpaid Shared Expenses on such date minus (iv) all accrued but unpaid interest on the Subordinated Debt, and minus (v) all interest added to the principal amount of Subordinated Notes in accordance with the terms thereof.

          ADJUSTED LIBOR RATE - with respect to each Interest Period for a LIBOR Loan, an interest rate per annum (rounded upwards, to the next 1/16th of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

          AFFILIATE -a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interests of a Person; or (iii) 10% or more of the Equity Interests with power to vote of which is beneficially owned or held by another Person or a Subsidiary of another Person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.

          AGENT INDEMNITEES - Agent in its capacity as agent hereunder and under the other Loan Documents and all of Agent's present and future officers, directors and agents.

          AGREEMENT - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A.

          APPLICABLE LAW - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Loan Document or Material Contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and all orders, judgments and decrees of all courts and arbitrators.

          APPLICABLE MARGIN - a percentage equal to 3.00% with respect to LIBOR Loans and 0.25% with respect to Base Rate Loans; PROVIDED that, commencing April 1, 2000, if there exists no Default or Event of Default, then the Applicable Margin shall be increased or decreased, based upon the Leverage Ratio, as follows:


                          Applicable Margin       Applicable Margin for
    Leverage Ratio       for Base Rate Loans            Libor Loans
    --------------       -------------------      ---------------------
 If the Leverage Ratio
 is equal to or greater
 than 5 to 1                       0.50%                 3.25%

 If the Leverage Ratio
 is less than 5 to 1
 but is equal to or greater
 than 4 to 1                       0.25%                 3.00%

 If the Leverage Ratio
 is less than 4 to 1
 but is equal to or greater
 than 3 to 1                       0.00%                 2.75%

 If the Leverage Ratio
 is less than 3 to 1               0.00%                 2.50%

The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Borrower as measured by the Leverage Ratio for the immediately preceding 4 Fiscal Quarters of Borrower. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective 3 Business Days after receipt by Agent of the applicable financial statements and corresponding Compliance Certificate; PROVIDED, HOWEVER, that any reduction in the Applicable Margin shall not apply to any LIBOR Loans outstanding on the effective date of such reduction that have an Interest Period commencing prior to the effective date of such reduction. If the financial statements and the Compliance Certificate of Borrower setting forth the Leverage Ratio are not received by Agent by the date required pursuant to Section 9.1.3 of the Agreement, the Applicable Margin shall be determined as if the Leverage Ratio exceeds 5 to 1 until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure timely to deliver such financial statements or Compliance Certificate is waived in writing by Agent and Lenders; PROVIDED, HOWEVER, that nothing herein shall be deemed to prevent Agent and Lenders from charging interest at the Default Rate for so long as an Event of Default exists. For the final quarter of any fiscal year of Borrower, Borrower may provide the unaudited financial statements of Borrower, subject only to year-end adjustments, for the purpose of determining the Applicable Margin; PROVIDED, HOWEVER, that if, upon delivery of the annual audited financial statements required to be submitted by Borrower to Agent pursuant to
Section 9.1.3(i) of the Agreement, Borrower has not met the criteria for reduction of the Applicable Margin pursuant to the terms hereinabove for the final Fiscal Quarter of the Fiscal Year of Borrower then ended, then (a) such Applicable Margin reduction shall be terminated and, effective on the first day of the month following receipt by Agent of such audited financial statements, the Applicable Margin shall be the Applicable Margin that would have been in effect if such reduction had not been implemented based upon the unaudited financial statements of Borrower for the final Fiscal Quarter of the Fiscal Year of Borrower then ended, and (b) Borrower shall pay to Agent, for the Pro Rata benefit of the Lenders, on the first day of the month following receipt by Agent of such audited financial statements, an amount equal to the difference between the amount of interest that would have been paid on the principal amount of the Obligations using the Applicable Margin determined based upon such audited financial statements and the amount of interest actually paid during the period in which the reduction of the Applicable Margin was in effect based upon the unaudited financial statements for the final Fiscal Quarter of the Fiscal Year of Borrower then ended.

     ASSIGNMENT AND ACCEPTANCE - an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by Agent, in the form of EXHIBIT G.

     AVAILABILITY - the amount that Borrower is entitled to borrow from time to time as Revolver Loans, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts that Agent or Lenders may have paid for the account of Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrower and any outstanding Settlement Loans) is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

     AVAILABILITY RESERVE - on any date of determination thereof, an amount equal to the sum of, without duplication, (i) a reserve for general inventory shrinkage, whether as a result of theft or otherwise, that is determined by Agent from time to time in its reasonable credit judgment based upon Borrower's historical losses due to such shrinkage; (ii) all amounts of past due rent or other charges owing at such time by any Obligor to any landlord of any premises where any of the Collateral is located; (iii) any amounts which any Obligor is obligated to pay pursuant to the provisions of any of the Loan Documents that Agent or any Lender elects to pay for the account of such Obligor in accordance with authority contained in any of the Loan Documents; (iv) the LC Reserve; (v) any amount received by Agent from the Business Interruption Insurance Assignment and applied to the Revolver Loans; (vi) aggregate amount of reserves established by Agent in its reasonable discretion in respect of ACH (automated clearinghouse) transfers or obligations of Borrower under any interest rate protection agreements; (vii) all customer deposits or prepayments held by Borrower; and (vii) for so long as any Event of Default exists, such additional reserves as Agent in its sole and absolute discretion may elect to impose from time to time, without waiving any such Event of Default or Agent's entitlement to accelerate the maturity of the Obligations as a consequence thereof.

     AVERAGE REVOLVER LOAN BALANCE - for any period, the amount obtained by adding the aggregate of the unpaid balance of Revolver Loans and LC Outstandings outstanding at the end of each day for the period in question and by dividing such sum by the number of days in such period.

     BANK - Fleet National Bank and its successors and assigns.

     BANKRUPTCY CODE - title 11 of the United States Code.

     BASE RATE - the rate of interest announced or quoted by Bank from time to time as its prime rate. The prime rate announced by Bank is a reference rate and does not necessarily represent the lowest or best rate charged by Bank. Bank may make loans or other extensions of credit at, above or below its announced prime rate. If the prime rate is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

     BASE RATE LOAN - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

     BOARD OF GOVERNORS - the Board of Governors of the Federal Reserve System.

     BOND DOCUMENTS - means any and all agreements, instruments and documents heretofore, now or hereafter executed in connection with: (i) the $1,000,000 Henry County Development Authority Georgia Industrial Development Revenue Bonds, Series A (Fuqua Industries, Inc. Project) dated May 1, 1981, or (ii) the Downtown Development Authority of the City of McDonough Industrial Revenue Bond (Western Auto Project) dated October 26, 1983.

     BORROWING - a borrowing consisting of Loans of one Type made on the same day by Lenders (or by Fleet in the case of a Borrowing funded by Settlement Loans) or a conversion of a Loan or Loans of one Type from Lenders on the same day.

     BORROWING BASE - on any date of determination thereof, an amount equal to the lesser of: (a) the aggregate amount of the Revolver Commitments on such date MINUS the LC Reserve on such date or (b) an amount equal to (i) the sum of the Accounts Formula Amount PLUS the Inventory Formula Amount on such date MINUS
(ii) the Availability Reserve on such date.

     BORROWING BASE CERTIFICATE - a certificate, in the form requested by Agent, by which Borrower shall certify to Agent and Lenders, with such frequency as Agent may request, the amount of the Borrowing Base as of the date of the certificate (which date shall be not more than 5 Business Days earlier than the date of submission of such certificate to Agent) and the calculation of such amount.

     BUSINESS DAY -any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in such state are closed; PROVIDED, HOWEVER, that when used with reference to a LIBOR Loan (including the making, continuing, prepaying or repaying of any LIBOR Loan), the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.

     BUSINESS INTERRUPTION INSURANCE ASSIGNMENT - the Collateral Assignment of Business Interruption Insurance to be executed by Borrower on the Closing Date in favor of Agent, for itself and for the Pro Rata benefit of Lenders, in form and substance satisfactory to Agent, as security for the payment of the Obligations.

     CAPITAL EXPENDITURES - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

     CAPITALIZED LEASE OBLIGATION -any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     CASH COLLATERAL - cash or Cash Equivalents, and any interest earned thereon, that is deposited with Agent in accordance with the Agreement for the Pro Rata benefit of Lenders as security for the Obligations to the extent provided in the Agreement.

     CASH COLLATERAL ACCOUNT - a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be in Agent's name and subject to Agent's Liens for the Pro Rata benefit of Lenders.

     CASH EQUIVALENTS - (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers' acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc., and (unless issued by a Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; and (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc., and having a maturity within 9 months after the date of acquisition thereof.

     CERCLA - the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and its implementing regulations.

     CHASE - The Chase Manhattan Bank or its successors or assigns.


     CHASE INTERCREDITOR AGREEMENT - the Intercreditor Agreement in the form annexed hereto as EXHIBIT K to be entered into between Chase and Agent, and acknowledged and consented to by Metromedia and Borrower.

     CHATTEL PAPER - shall have the meaning given to"chattel paper" in the UCC.

     CLAIMS - any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys', accountants', consultants' or paralegal fees and expenses), whether arising under or in connection with the Loan Documents, any Applicable Law (including any Environmental Law) or otherwise, that may now or hereafter be suffered or incurred by a Person and whether suffered or incurred in or as a result of any investigation, litigation, arbitration or other judicial or non-judicial proceeding or any appeals related thereto.

     CLOSING DATE - the date on which all of the conditions precedent in Section 10 of the Agreement are satisfied and the initial Loans are made under the Agreement.

     COLLATERAL - all of the Property and interests in Property described in
Section 6 of the Agreement; all Property described in any of the Security Documents as security for the payment or performance of any of the Obligations; and all other Property and interests in Property that now or hereafter secure (or are intended to secure) the payment and performance of any of the Obligations.

     COMMISSIONED AGENT - a Person that solicits sales of Inventory for Borrower in return for which such Person receives a commission in connection with each such sale by Borrower.

     COMMISSIONED DISTRIBUTOR - a Person to which Borrower may from time to time deliver Consigned Inventory for resale on Borrower's behalf or to which Borrower may sell inventory to be resold by such Person for its own account, all pursuant to the terms of a Commissioned Distributor Agreement.

     COMMISSIONED DISTRIBUTOR AGREEMENT - each Snapper Sales and Distribution Agreement and each other agreement between Borrower and a Commissioned Distributor.

     COMMISSIONED DISTRIBUTOR INTERCREDITOR AGREEMENT - an Intercreditor Agreement to be entered into between Agent and a secured creditor of a Commissioned Distributor in the form annexed hereto as EXHIBIT L .

     COMMITMENT - at any date for any Lender, the aggregate amount of such Lender's Revolver Commitment and Term Loan Commitment and "COMMITMENTS" means the aggregate amount of all Revolver Commitments and Term Loan Commitments.

     COMMITMENT TERMINATION DATE - the date that is the soonest to occur of (i) the last day of the Original Term or of any applicable Renewal Term; (ii) the date on which Borrower elects to terminate the Commitments pursuant to Section
5.2.2 of the Agreement; or (iii) the date on which the Commitments are terminated pursuant to Section 11.2 of the Agreement.

     COMPLIANCE CERTIFICATE - a Compliance Certificate to be provided by Borrower to Agent and Lenders in accordance with, and in the form annexed as EXHIBIT E to, the Agreement.

     CONSIGNED INVENTORY - all Inventory that Borrower delivers to a Commissioned Distributor for such Commissioned Distributor to sell for Borrower's account pursuant to Borrower's instructions, all in accordance with the terms of a Commissioned Distributor Agreement between Borrower and such Commissioned Distributor.

     CONSIGNMENT CONDITIONS - the following conditions, each of which must be satisfied before Borrower shall be authorized to deliver any of its Inventory to a Commissioned Distributor as Consigned Inventory: (i) Borrower shall have entered into a Commissioned Distributor Agreement with the Commissioned Distributor, in substantially the form customarily used by Borrower in the ordinary course of its business, and shall have provided to Agent a copy of such Commissioned Distributor Agreement; (ii) Borrower shall have taken all steps to insure that (a) no Person (other than Borrower and Agent), has any Lien upon or other interest in any of the Consigned Inventory delivered to such Commissioned Distributor, and (b) if any Person has such a Lien or other interest, Borrower shall have taken all steps to insure that such Person has subordinated any such Lien to the Liens of Borrower and of Agent in such Consigned Inventory pursuant to a Commissioned Distributor Intercreditor Agreement; (iii) Borrower shall have given Agent written notice of the identity of each Commissioned Distributor to which Borrower intends to deliver any Consigned Inventory, such notice to be given at least 10 days prior to the execution and delivery of the Commissioned Distributor Agreement with such Commissioned Distributor; (iv) prior to the delivery of any Consigned Inventory to such Commissioned Distributor, Borrower shall have executed and delivered to Agent a UCC-1 financing statement, in the form requested by Agent, for filing in such jurisdictions as may be necessary to perfect Agent's Lien in the Consigned Inventory in each location at which any such Consigned Inventory is maintained by the Commissioned Distributor; and (v) Borrower shall have filed all UCC-1 financing statements required to give notice of or otherwise perfect any interest that Borrower may have in any of the Consigned Inventory.

     CONSOLIDATED - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

     CONSOLIDATED EBITDA - for any fiscal period of Borrower and its Subsidiaries, Borrower's and its Subsidiaries' (i) income (or loss) before interest and taxes PLUS (ii) to the extent deducted in determining such income (or loss), depreciation, amortization and other similar non-cash charges MINUS
(iii) to the extent recognized in determining such income (or loss), extraordinary gains and extraordinary losses in accordance with GAAP, in each case determined on a Consolidated basis.

     CONSOLIDATED NET WORTH - on any date of determination thereof, the Consolidated shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a Consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP.

     CONTROLLED DISBURSEMENT ACCOUNT - demand deposit account number 3750238552 maintained by Borrower with Bank.

     DEALER - a Person that buys goods from Borrower for resale by such Person to its customers.

     DEALER PROGRAM - with respect to a Model Year, the program established in Borrower's "Dealer Program" for such Model Year (including Borrower's pricing terms for Dealers).

     DEALER SECURITY DOCUMENTS - all instruments, agreements and other documents at any time or times executed by a Dealer in favor of Borrower to secure the payment of any Account owing by such Account Debtor to Borrower, including any UCC-1 financing statement filed to perfect any Lien in any Property of such Dealer.

     DEBT -with respect to any Person, without duplication: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of Property or services (excluding trade accounts payable in the ordinary course of business); (ii) all obligations of such Person evidenced by bonds, notes, debentures, convertible debentures or other similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default, acceleration or termination are limited to repossession or sale of such Property); (iv) all lease obligations of such Person (including Capitalized Lease Obligations); (v) the amount of all contingent obligations;
(vi) all Debt referred to in clauses (i) through (v) above that is secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien upon any Property (including Accounts) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; (vii) all mandatorily redeemable preferred stock, valued at the applicable redemption price, plus accrued and unpaid dividends payable in respect of such mandatorily redeemable preferred stock; (viii) if a Reportable Event shall occur in connection with any Plan, the insufficiency (if any) of such Plan (or, in the case of a Plan with respect to which a Reportable Event shall have occurred, any liability related thereto); and (ix) the net obligations under any interest rate, currency or other protection, hedge, cap, collar, swap or similar agreement. The Debt of a Person shall include any recourse Debt of any partnership in which said Person is a general partner.


     DEBT SUBORDINATION AGREEMENT - the Debt Subordination Agreement to be executed by Metromedia in favor of Agent and by which Metromedia shall subordinate all indebtedness and obligations owing by Borrower to Metromedia to the full and final payment of all Obligations.

     DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

     DEFAULT RATE - a fluctuating rate per annum which, on any date, is equal to the Base Rate in effect for such date plus 2.0%.

     DEPOSIT ACCOUNTS - all of a Person's demand, time, savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by such Person with any bank, savings and loan association, credit union or other depository institution.

     DOCUMENT - shall have the meaning given to "document" in the UCC.

     DOLLARS AND THE SIGN $ - lawful money of the United States of America.

     DOMINION ACCOUNT - a special account of Agent established by Borrower at a bank selected by Borrower, but reasonably acceptable to Agent and Lenders in their discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

     ELIGIBLE ACCOUNT - an Account which arises in the ordinary course of Borrower's business from the sale of goods, is payable in Dollars and is subject to Agent's duly perfected first priority Lien, except that no Account shall be an Eligible Account if: (i) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; (ii) it is unpaid for more than 30 days after the original due date shown on the invoice; (iii) it is due or unpaid more than 90 days after the original invoice date; (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (v) the total unpaid Accounts of the Account Debtor exceed 25% of the Net Amount of all Eligible Accounts or exceeds a credit limit established by Agent for such Account Debtor, in each case, to the extent of such excess; (vi) the total unpaid amount of such Account exceeds $500,000, to the extent of such excess provided that Agent may, in its sole discretion, elect to treat all or part of such excess as part of the total amount of such Eligible Account; (vii) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached;
(viii) the Account Debtor is also Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, reserve or chargeback, PROVIDED that, the Accounts of such Account Debtor shall be ineligible only to the extent of such offset, counterclaim, disputed amount, reserve or chargeback; (ix) the Account is owing to Borrower by a Dealer, to the extent such Account is financed by any Floor Plan Lender; (x) the Account is owing to Borrower by a Commissioned Distributor or a Commissioned Agent; (xi) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended business or ceased to be Solvent; (xii) it arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States, unless the sale is backed by an irrevocable letter of credit issued or confirmed by a bank reasonably acceptable to Agent and that is in form and substance reasonably acceptable to Agent and payable in the full amount of the Account in freely convertible Dollars at a place of payment within the United States and, if requested by Agent, such letter of credit, or amounts payable thereunder, is assigned to Lender; (xiii) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; (xiv) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower is not prohibited from assigning the Account and does assign its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section3727 and 41 U.S.C. Section15), or is a state, county or municipality, or a political subdivision or agency thereof and Applicable Law disallows or restricts an assignment of Accounts on which it is the Account Debtor; (xv) the Account Debtor is located in a state in which Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports; (xvi) the Account is subject to a Lien other than a Permitted Lien; (xvii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the Account otherwise does not represent a final sale; (xiv) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;
(xv) the Account represents a progress billing or a retainage; (xvi) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business; (xvii) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or (xviii) such Account is for any reason other than those enumerated in the foregoing clauses of this definition deemed by Agent, in its sole credit judgment, not to be an Eligible Account.

     ELIGIBLE ASSIGNEE - a Lender or a U.S. based Affiliate of a Lender; a commercial bank organized under the laws of the United States or any state and having total assets in excess of $5,000,000,000 or an asset based lending Affiliate of any such bank; or any other financial institution that is acceptable to Agent and Lenders, in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $500,000,000.

     ELIGIBLE EXTENDED ACCOUNT - a Lawn Equipment Account which, except for the fact that such Account is due or unpaid more than 90 days after the original invoice date, would constitute an Eligible Account, but no such Account shall be an Eligible Extended Account if such Account is due more than 330 days from shipment of the goods giving rise to such Account or the date on which such Account is due under the then current Dealer Program, whichever occurs first, or
(ii) a Snowthrower Account which, except for the fact that such Account is due or unpaid more than 90 days after the original invoice date, would constitute an Eligible Account, but no such Account shall be an Eligible Extended Account if such Account is due more than 240 days from shipment of the goods giving rise to such Account or the date on which such Account is due under the then current Dealer Program, whichever occurs first.

     ELIGIBLE EXTENDED ACCOUNT DIFFERENTIAL - with respect to any Eligible Extended Account, that amount which is the difference between (i) 80% of the Net Amount of such Eligible Extended Account and (ii) 65% of the Standard Cost Amount of such Eligible Extended Account.

     ELIGIBLE INVENTORY -Inventory of Borrower (other packaging materials, labels and supplies) that: (i) is Finished Goods, Engines or Parts that are readily marketable in their current form; (ii) is owned by Borrower and not held by it on consignment; (iii) is in good, new and saleable condition; (iv) is not slow-moving, obsolete or unmerchantable; (v) meets all standards imposed by any Governmental Authority; (vi) conforms in all respects to the warranties and representations set forth in the Agreement; (vii) is at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien; (viii) is situated at a location in compliance with the Agreement, is not in transit or outside the continental United States and is not consigned to any Person (other than Consigned Inventory as to which all Consignment Conditions are met); (ix) is not subject to any license or other agreement that limits, conditions or restricts Borrower's or Lender's right to sell or otherwise dispose of such Inventory; and (x) is not the subject of an Intellectual Property Claim.

     ENGINES - all Inventory of Borrower consisting of engines to be installed in or intended for use in connection with Finished Goods.

     ENVIRONMENTAL CERTIFICATE - the Certificate Regarding Environmental Matters to be executed by a Senior Officer and containing representations and warranties concerning Borrower's and its Subsidiary's compliance with Environmental Laws.

     ENVIRONMENTAL LAWS - all federal, state and local laws, rules, regulations, codes, ordinances, programs, permits, guidance documents promulgated by regulatory agencies, orders and consent decrees, now or hereafter in effect and relating to human health and safety or the protection or pollution of the environment, including CERCLA.

     ENVIRONMENTAL RELEASE - a release as defined in CERCLA or under any applicable Environmental Law.

     EQUIPMENT - all of Borrower's machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools therefor, all accessions thereto, and all substitutions and replacements thereof.

     EQUITY INTEREST - the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or
(iv) any other Person having any other form of equity security or ownership interest.

     ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

     EVENT OF DEFAULT -as defined in Section 11 of the Agreement.

     EXCESS CASH FLOW - for any fiscal period of Borrower, the sum for such period of (i) Consolidated net income of Borrower and its Subsidiaries PLUS (ii) depreciation, amortization and other non-cash charges, LESS (iii) amounts paid for Capital Expenditures from income from Borrower's continuing operations (to the extent such Capital Expenditures are permitted by the Agreement), LESS (iv) scheduled payments of principal on Funded Debt (including scheduled principal payments under any of the Notes), and Capitalized Lease Obligations all determined with respect to such period and computed in accordance with GAAP.

     EXTRAORDINARY EXPENSES - all costs, expenses, fees, and advances which Agent may suffer or incur, whether prior to or after the occurrence of an Event of Default, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Agent's Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Loans, the Loan Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection of any of the Obligations; (v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Loan Documents or Obligations; (vi) amounts advanced by Agent pursuant to Section 7.1.3 of the Agreement; (vii) the enforcement of any of the provisions of any of the Loan Documents; or (viii) any payment under indemnity or other payment agreement provided by Agent to any financial institution in connection with any Dominion Account or the Controlled Disbursement Account. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of Borrower or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrower or any other Obligor under any of the Loan Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Loan Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Agent.

     FEDERAL FUNDS RATE - for any period, a fluctuating interest rate per annum equal for each date during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Atlanta, Georgia by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from 3 federal funds brokers of recognized standing selected by Agent.

     FINANCED CAPITAL EXPENDITURES - Capital Expenditures financed by Debt (other than the Loans) having a final maturity of not less than three (3) years from the date of incurrence of such Debt.

     FINISHED GOODS - all Inventory of Borrower constituting lawnmowers, snowthrowers, tractors, trimmers, blowers, edgers, aerators, shredders, grinders, tillers or other lawn maintenance and snow removal equipment which is fully assembled and ready for sale, but specifically excluding any Parts used for assembly of such Inventory or held for sale.

     FISCAL QUARTER - each fiscal quarter of Borrower and its Subsidiaries for accounting and tax purposes which ends on March 31, June 30, September 30 or December 31 of each year.

     FISCAL YEAR - the fiscal year of Borrower and its Subsidiaries for accounting and tax purposes, which ends on December 31 of each year.

     FIXED CHARGE COVERAGE RATIO - for any period, the ratio of (i) Consolidated EBITDA for such period MINUS Borrower's Capital Expenditures (excluding Capital Expenditures financed by Persons other than Lender) for such period, to (ii) the sum of all Fixed Charges for such period.

     FIXED CHARGES - for any fiscal period of Borrower and its Subsidiaries, the sum of (i) all cash interest expense of Borrower and any of its Subsidiaries for such period with respect to Funded Debt PLUS (ii) the amount of any taxes on or measured by net income of Borrower or any of its Subsidiaries payable in cash for such period PLUS (iii) principal payments during such period with respect to Funded Debt and PLUS (iv) pre-payments on any of the Term Loan Advances out of Excess Cash Flow.

     FLEET - Fleet Capital Corporation, a Rhode Island corporation, and its successors and assigns.

     FLEET INDEMNITEES - Fleet and all of its present and future officers, directors and agents.

     FLOOR PLAN LENDER - a Person that provides floor-plan financing to any Commissioned Distributor or Dealer pursuant to which such Commissioned Distributor or Dealer is able to purchase Inventory from Borrower.


     FUNDED DEBT - all Debt that would, in accordance with GAAP, constitute long-term Debt, including (i) any Debt with a maturity more than 1 year after the creation thereof and (ii) any Debt that is renewable or extendable at the option of Borrower for a period of more than 1 year from the date of creation of such Debt.

     GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

     GENERAL INTANGIBLES - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including all choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, operational manuals, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of any of Borrower's Accounts by an Account Debtor, all rights to indemnification and all other intangible property of Borrower of every kind and nature (other than Accounts).

     GOVERNMENTAL APPROVAL - any authorization, consent, approval, license or exemption of, registration or filing with, or report to, any Governmental Authority.

     GOVERNMENTAL AUTHORITY - any federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the District of Columbia or a foreign entity or government.

     GUARANTORS - Metromedia and each other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

     GUARANTY - the Limited Guaranty Agreement to be executed by Metromedia in favor of Agent, for the Pro Rata benefit of Lenders and by which Metromedia shall unconditionally guarantee up to $15,000,000 of the total Obligations outstanding at any time, and any other guaranty agreement executed by any other Guarantor at any time.

     INDEMNIFIED AMOUNT - in the case of Agent Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Agent Indemnitees and against which Lenders or any Obligor have agreed to indemnify Agent Indemnitees pursuant to the terms of this Agreement or any of the other Loan Documents; in the case of Lender Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Lender Indemnitees and against which Lenders or any Obligor have agreed to indemnify Lender Indemnitees pursuant to the terms of this Agreement or any of the other Loan Documents; and, in the case of Fleet Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Fleet Indemnitees and against which Lenders or any Obligor have agreed to indemnify Fleet Indemnitees pursuant to the terms of this Agreement or any of the other Loan Documents.

     INDEMNITEES - shall mean, individually and collectively, the Agent Indemnitees, the Lender Indemnitees and the Fleet Indemnitees.

     INSOLVENCY PROCEEDING - any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for (a) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (b) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (c) an assignment or trust mortgage for the benefit of creditors of such Person, or (d) the liquidation, dissolution or winding up of the affairs of such Person.

     INSTRUMENT - shall have the meaning ascribed to the term "instrument" in the UCC.

     INTELLECTUAL PROPERTY - Property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, tradename or mask work, or license or other right to use any of the foregoing.

     INTELLECTUAL PROPERTY CLAIM - the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that Borrower's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership, patent, copyright, trademark, trade secret or other rights of such Person.

     INTEREST PERIOD - with respect to a LIBOR Loan, an interest period selected by Borrower to be applied to such LIBOR Loan, which interest period shall commence on the date such LIBOR Loan is made and shall end 7 days after the date such LIBOR Loan is made or on a numerically corresponding day in the first, second, third, fourth, sixth or twelfth month after the date such LIBOR Loan is made.

     INVENTORY -all of Borrower's inventory, whether now owned or hereafter acquired, including all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all Documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.


     INVENTORY FORMULA AMOUNT - on any date of determination thereof, an amount equal to the lesser of (i) the Applicable Inventory Cap (as defined below) or
(ii) the sum of (a) 75% of the Value of Eligible Inventory consisting of Finished Goods (other than Parts) PLUS (b) 50% of the Value of Eligible Inventory consisting of Engines PLUS (c) 40% of the Value of Eligible Inventory consisting of raw materials or Parts. As used herein, the term "Applicable Inventory Cap" shall mean an amount equal to $40,000,000 from the Closing Date through June 30, 1999, and $30,000,000 after June 30, 1999.

     INVESTMENT PROPERTY - all securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts and commodity accounts.

     LANDLORD AGREEMENT - a landlord agreement to be executed in favor of Agent by each landlord of premises used or occupied by Borrower, or a landlord agreement to be executed in favor of Agent by the landlord of any premises used or occupied by a Commissioned Distributor, in each case to be in form and substance satisfactory to Agent and to provide, among other things, for Agent's access to the premises of Borrower or such Commissioned Distributor to enable Agent to inspect, remove or foreclose its Lien upon any Collateral located upon any such premises.

     LAWN EQUIPMENT ACCOUNT - an Account that arises from Borrower's sale of lawn and garden equipment or parts or accessories therefor.

     LC APPLICATION - an application by Borrower to Bank, on a form approved by Bank, for the issuance of a Letter of Credit, with Fleet as a co-applicant, that is submitted to Bank at least 5 Business Days prior to the requested issuance of such Letter of Credit.

     LC CONDITIONS - the following conditions, the satisfaction of each of which is required before Fleet shall be obligated to join in the execution of an LC Application in connection with a request to Bank for the issuance of a Letter of
Credit: (i) each of the conditions set forth in Section 10 of the Agreement has been and continues to be satisfied, including the absence of any Default or Event of Default; (ii) after giving effect to the issuance of the requested Letter of Credit and all other unissued Letters of Credit for which an LC Application has been signed by Fleet, the LC Outstandings would not exceed $3,500,000 and no Out-of-Formula Condition would exist, and, if no Revolver Loans are outstanding, the LC Outstandings do not exceed the Borrowing Base;
(iii) the expiry date of the Letter of Credit does not extend beyond the earlier to occur of 365 days from the date of issuance or the 10th Business Day prior to the last Business Day of the Original Term; and (iv) the currency in which payment is to be made under the Letter of Credit is Dollars.

     LC DOCUMENTS - any and all agreements, instruments and documents (other than an LC Application or an LC Support) required by Bank to be executed by Borrower or any other Person and delivered to Bank for the issuance of a Letter of Credit.

     LC FACILITY - a subfacility of the Revolver Facility consisting of LC Outstandings in an aggregate amount not to exceed $3,500,000.

     LC OUTSTANDINGS - on any date of determination thereof, an amount (in Dollars) equal to the sum of (i) all amounts then due and payable by any Obligor on such date by reason of any payment made on or before such date by Fleet under any LC Support PLUS (ii) the aggregate undrawn amount of all Letters of Credit then outstanding or to be issued by Bank under an LC Application theretofore submitted to Bank.

     LC REQUEST - a Letter of Credit Procurement Request from Borrower to Fleet for Fleet in the form of EXHIBIT I annexed hereto.

     LC RESERVE - at any date, the aggregate of all LC Outstandings outstanding on such date, other than LC Outstandings that are fully secured by Cash Collateral.

     LC SUPPORT - a guaranty or other support agreement from Fleet in favor of Bank pursuant to which Fleet shall guarantee or otherwise assure the payment or performance by the parties (other than Fleet) to an LC Application of such parties' obligations with respect to such Letter of Credit, including the obligation of such parties to reimburse Bank for any payment made by Bank under such Letter of Credit.

     LENDER INDEMNITEE - a Lender in its capacity as a lender under the Agreement and its present and future officers, directors and agents.

     LENDERS - Fleet (whether in its capacity as a provider of Loans under Section 1 of the Agreement, as the provider of Settlement Loans under Section
3.1.3 of the Agreement, or as the procurer of Letters of Credit under Section
1.3 of the Agreement) and any other Person who may from time to time become a "Lender" under the Loan Agreement, and their respective successors and permitted assigns.

     LETTER OF CREDIT - a standby letter of credit issued by Bank for the account of Borrower.

     LEVERAGE RATIO - with respect to any fiscal period of Borrower and its Subsidiaries, the ratio of Consolidated Debt as of the last day of such period to Consolidated EBITDA for such period.

     LIBOR LENDING OFFICE - with respect to a Lender, the office designated as a LIBOR Lending Office for such Lender on the signature page hereof (or on any Assignment and Acceptance, in the case of an assignee) and such other office of such Lender or any of its Affiliates that is hereafter designated by written notice to Agent.

     LIBOR LOAN - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Adjusted LIBOR Rate.

     LIBOR RATE - with respect to an Interest Period, the rate per annum reported to Agent by Bank as the rate at which deposits of U.S. Dollars approximately equal in principal amount to or comparable to the amount of the LIBOR Loan to which such Interest Period relates and for a term comparable to such Interest Period are offered to Bank by prime banks in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, 2 Business Days prior to the commencement of such Interest Period. Each determination by Agent of any LIBOR Rate shall, in the absence of any manifest error, be conclusive.

     LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     LOAN -a Revolver Loan or a Term Loan Advance.

     LOAN ACCOUNT -the loan account established by each Lender on its books pursuant to Section 4.8 of the Agreement.

     LOAN DOCUMENTS -the Agreement, the Other Agreements and the Security Documents.

     LOAN YEAR - a period commencing each calendar year on the same month and day as the date of the Agreement and ending on the same month and day in the immediately succeeding calendar year, with the first such period (I.E. the first Loan Year) to commence on the date of the Agreement.

     MARGIN STOCK - shall have the meaning ascribed to it in Regulation U and Regulation G of the Board of Governors.

     MATERIAL ADVERSE EFFECT - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Properties or condition (financial or otherwise) of any Obligor;
(ii) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other Loan Documents; (iii) has any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Agent with respect to the Collateral or the priority of any such Liens; (iv) materially impairs the ability of any other Obligor to perform its obligations under this Agreement or any of the other Loan Documents, including repayment of any of the Obligations when due; or (v) materially impairs the ability of Agent or any Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.


     MATERIAL CONTRACT - an agreement to which an Obligor is a party (other than the Loan Documents) (i) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect. For purposes hereof, the Bond Documents shall be deemed to be a Material Contract to which Borrower is a party.

     MAXIMUM RATE - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

     METROMEDIA - Metromedia International Group, Inc., a Delaware corporation.

     MODEL YEAR - the model year of Borrower, which commences on September 1 and ends on August 31 of each year.

     MONEY BORROWED - means, as applied to any Person, (i) Debt arising from the lending of money by any other Person to such Person; (ii) Debt, whether or not in any such case arising from the lending of money by another Person to such Person, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Debt that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Debt of such Person under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Person.

     MULTIEMPLOYER PLAN -has the meaning set forth in Section 4001(a)(3) of ERISA.

     NET AMOUNT - with respect to any Accounts, the face amount of such Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other Taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts.

     NET PROCEEDS - proceeds (including cash receivable (when received) by way of deferred payment) received by Borrower from the sale, lease, transfer or other disposition of any Property, including insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of such Property, net of: (i) the reasonable and customary costs of such sale, lease, transfer or other disposition; and (ii) amounts applied to repayment of Debt (other than the Obligations) secured by a Permitted Lien on the Property disposed of that is senior to Lender's Liens.

     NOTES - each Revolver Note and each Term Note, and any other promissory note executed by Borrower at Agent's request to evidence any of the Obligations.

     NOTICE OF BORROWING - as defined in Section 3.1.1(i) of the Agreement.

     NOTICE OF CONVERSION/CONTINUATION - as defined in Section 2.1.2(ii) of the Agreement.

     OBLIGATIONS -all debts, liabilities, obligations, covenants and duties now or at any time or times hereafter owing by Borrower to Agent or any Lender, whether arising pursuant to this Agreement or any of the other Loan Documents and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all of the Loans and LC Outstandings and all interest payable in connection therewith and all other sums chargeable to or payable by Borrower under any of the Loan Documents or Applicable Law.

     OBLIGOR - Borrower, each Guarantor and any other Person that is at any time liable for the payment of the whole or any part of the Obligations.

     ORGANIZATION DOCUMENTS - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, members agreement, partnership agreement, voting trusts, or similar agreement or instrument governing the formation or operation of such Person.

     ORIGINAL TERM -as defined in Section 5.1 of the Agreement.

     OTHER AGREEMENTS - each Note, each LC Support, the Debt Subordination Agreement, any interest rate protection agreement at any time entered into between Borrower and Fleet or Bank with reference to any of the Loans, and any and all other agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Obligor or any other Person and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.

     OUT-OF-FORMULA CONDITION - as defined in Section 1.1.2 of the Agreement.

     OUT-OF-FORMULA LOAN - a Revolver Loan made when an Out-of-Formula Condition exists or the amount of any Revolver Loan which, when funded, results in an Out-of-Formula Condition.

     PARTICIPANT -as defined in Section 13.2.1.

     PARTICIPATING LENDER - as defined in Section 1.3.2(i).


     PARTS - Inventory of Borrower that consists of parts, accessories or components for Engines or Finished Goods.

     PATENT SECURITY AGREEMENT - the Patent Security Agreement to be executed by Borrower in favor of Agent on or before the Closing Date and by which Borrower shall grant to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, as security for the Obligations, a Lien on all of Borrower's right, title and interest in and to the patents described therein.

     PAYMENT ACCOUNT - an account maintained by Agent (currently at Fleet National Bank in Hartford, Connecticut) to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

     PAYMENT ITEMS - all checks, drafts or other items of payment payable to Borrower, including proceeds of any of the Collateral.

     PENDING REVOLVER LOANS - at any date, the aggregate principal amount of all Revolver Loans which have been requested in any Notice of Borrowing received by Agent but which have not theretofore been advanced by Agent or Lenders.

     PERMITTED LIEN -a Lien of a kind specified in Section 9.2.5 of the Agreement.

     PERMITTED PURCHASE MONEY DEBT - Purchase Money Debt of Borrower and its Subsidiaries that is incurred after the date of the Agreement, which is secured by no Lien or only by a Purchase Money Lien and which does not exceed at any time an aggregate amount of $7,000,000. For the purposes of this definition, the principal amount of any Purchase Money Debt consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

     PERSON - an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

     PLAN - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

     PLEDGE AGREEMENT - the Stock Pledge Agreement to be executed by Metromedia in favor of Agent on or before the Closing Date and by which Metromedia shall pledge all of the capital stock of Borrower to Agent as security for the payment of the Obligations.

     PRO RATA - a share of or in all Loans, participations in LC Outstandings (or, in the case of Fleet, the portion of the LC Outstandings in which Fleet does not sell a participation interest pursuant to Section 1.3.2 of the Agreement), obligations to indemnify or reimburse Fleet as the procurer of Letters of Credit or Agent, payments, proceeds, collections, Collateral and Extraordinary Expenses, which share for any Lender on any date shall be a percentage arrived at by dividing the amount of the Commitment of such Lender on such date by the aggregate amount of the Commitments of all Lenders on such date.

     PROJECTIONS -Borrower's forecasted Consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and
(d) capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     PROPERLY CONTESTED - in the case of any Debt of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP;
(iii) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor's assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Debt results from, or is determined by the entry, rendition or issuance against an Obligor or any of its assets of a judgment, writ, order or decree, execution on such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.

     PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     PURCHASE MONEY DEBT - means and includes (i) Debt (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Debt (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

     PURCHASE MONEY LIEN -a Lien upon Equipment or fixed assets which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the Equipment or fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien and such Lien constitutes a purchase money security interest under the UCC.

     REFINANCING CONDITIONS - the following conditions, each of which must be satisfied before Refinancing Debt shall be permitted under Section 9.2.3 of the
Agreement: (i) the Refinancing Debt is in an aggregate principal amount that does not exceed the aggregate principal amount of the Debt being extended, renewed or refinanced, (ii) the Refinancing Debt has a later or equal final maturity and a longer or equal weighted average life than the Debt being extended, renewed or refinanced, (iii) the Refinancing Debt does not bear a rate of interest that exceeds a market rate (as determined in good faith by a Senior Officer) as of the date of such extension, renewal or refinancing, (iv) if the Debt being extended, renewed or refinanced is subordinate to the Obligations, the Refinancing Debt is subordinated to the same extent, (v) the covenants contained in any instrument or agreement relating to the Refinancing Debt are no less favorable to Borrower than those relating to the Debt being extended, renewed or refinanced, and (vi) at the time of and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall exist.

     REFINANCING DEBT - Debt that is permitted by clause (v) of Section 9.2.3 and that is the subject or the result of an extension, renewal or refinancing.

     REGISTER - the register maintained by Agent in accordance with Section
4.8.2 of the Agreement.

     REGULATION D - Regulation D of the Board of Governors.

     REIMBURSEMENT DATE - as defined in Section 1.3.1(iii) of the Agreement.

     RENEWAL TERM - as defined in Section 5.1 of the Agreement.

     RENTALS -as defined in Section 9.2.14 of the Agreement.

     REPORTABLE EVENT -any of the events set forth in Section 4043(b) of ERISA.

     REQUIRED LENDERS - at any date of determination thereof, Lenders having Commitments representing at least 66-2/3% of the aggregate Commitments at such time; PROVIDED, HOWEVER, that if any Lender shall be in breach of any of its obligations hereunder to Borrower or Agent, including any breach resulting from its failure to honor its Commitment in accordance with the terms of this Agreement, then, for so long as such breach continues, the term "Required Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations hereunder) having Commitments representing at least 66-2/3% of the aggregate Commitments at such time (excluding the Commitments of each Lender that is in breach of its obligations hereunder); PROVIDED, FURTHER, HOWEVER, that if the Commitments have been terminated, the term "Required Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations hereunder) holding Loans representing at least 66-2/3% of the aggregate principal amount of Loans outstanding at such time (excluding the Loans of each Lender that is in breach of its obligations hereunder).

     RESTRICTED INVESTMENT - any acquisition of Property by Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Debt, or the purchase or acquisition by Borrower or any Subsidiary of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following: (i) fixed assets to be used in the business of Borrower or any Subsidiary so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder;
(ii) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by Borrower or any Subsidiary in the ordinary course of business; (iii) Current Assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of Borrower or any Subsidiary; (iv) investments in Subsidiaries to the extent existing on the Closing Date; and (v) Cash Equivalents to the extent they are not subject to rights of offset in favor of any Person other than Agent or a Lender.

     REVOLVER COMMITMENT - at any date for any Lender, the obligation of such Lender to make Revolver Loans and to purchase participations in LC Outstandings pursuant to the terms and conditions of the Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolver Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of the Agreement or to give effect to any applicable Assignment and Acceptance; and "REVOLVER COMMITMENTS" means the aggregate principal amount of the Revolver Commitments of all Lenders, the maximum amount of which shall be $55,000,000.

     REVOLVER LOAN - a Loan made by Lenders as provided in Section 1.1 of the Agreement or a Settlement Loan funded solely by Fleet.

     REVOLVER NOTE - a Revolver Note to be executed by Borrower in favor of each Lender in the form of EXHIBIT A attached hereto, which shall be in the face amount of such Lender's Revolver Commitment and which shall evidence all Revolver Loans made by such Lender to Borrower pursuant to the Agreement.

     SCHEDULE OF ACCOUNTS -as defined in Section 7.2.1 of the Agreement.

     SEC - Securities and Exchange Commission.

     SECURITY DOCUMENTS - each Guaranty, the Trademark Security Agreement, the Patent Security Agreement, the Business Interruption Insurance Assignment, the Pledge Agreement and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

     SENIOR OFFICER - the chairman of the board of directors, the president, the chief financial officer or the senior vice president of, or in-house legal counsel to, Borrower.

     SETTLEMENT DATE - the earlier of (i) the occurrence of an Event of Default or (ii) such dates from time to time on which Fleet requests settlement of the Settlement Loans.

     SETTLEMENT LOAN - as defined in Section 3.1.3(ii) of the Agreement.

     SETTLEMENT NOTE - the Settlement Note to be executed by Borrower in favor of Fleet on or about the Closing Date in the form annexed hereto as EXHIBIT A-1.

     SETTLEMENT REPORT - a report delivered by Agent to Lenders summarizing the amount of the outstanding Revolver Loans as of the Settlement Date and the calculation of the Borrowing Base as of such Settlement Date.

     SHARED EXPENSES - on any date of determination thereof, all expenses that are billed by Metromedia to Borrower to reimburse Metromedia for amounts paid on or after November 1, 1998, by Metromedia on behalf of Borrower to Persons other than Metromedia or its Affiliates, in payment of insurance premiums or for legal and accounting services, other professional services and Taxes allocable to Borrower.

     SNOWTHROWER ACCOUNT - an Account that arises from Borrower's sale of snowthrowers or parts or accessories therefor.

     SOLVENT - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Debts (including contingent Debts), (ii) is able to pay all of its Debts as such Debts mature, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (iv) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code.

     STANDARD COST AMOUNT - with respect to Eligible Extended Accounts, an amount equal to 70% (or such different percentage as Agent, in its reasonable business judgment, may specify) of the Net Amount of such Eligible Extended Accounts.

     STATUTORY RESERVES - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentage shall include those imposed pursuant to said Regulation D. The Statutory Reserve shall be adjusted automatically on and as of the effective date of any change in such percentage.

     SUBORDINATED DEBT - Debt of Borrower that is fully and absolutely subordinated in right of payment to the Obligations in a manner satisfactory to Agent, including all Shared Expenses, accrued and unpaid interest on any such subordinated Debt and all interest added to principal amount of a Subordinated Note, in accordance with the terms of such Subordinated Note.

     SUBORDINATED NOTE - a Subordinated Note, as such term is defined in the Debt Subordination Agreement.

     SUBSIDIARY - any Person in which more than 50% of its outstanding Voting Securities or more than 50% of all Equity Interests is owned directly or indirectly by Borrower, by one or more other Subsidiaries of Borrower or by Borrower and one or more other Subsidiaries.

     TAXES - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of each Lender, taxes imposed on or measured by the net income or overall gross receipts of such Lender.

     TERM LOAN - the aggregate of the Term Loan Advances made by Lenders to Borrower pursuant to Section 1.2.1 of the Agreement.

     TERM LOAN ADVANCE - an advance made by a Lender as part of the Term Loan on the Closing Date and thereafter means each Lender's portion of the Term Loan.

     TERM LOAN COMMITMENT - at any date for any Lender, the obligation of such Lender to make Term Loan Advances pursuant to the terms and conditions of the Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Term Loan Commitment" on the signature pages hereof or the signature page of any Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of Agreement or to give effect to any applicable Assignment and Acceptance; and the term "TERM LOAN COMMITMENTS" means the aggregate principal amount of the Term Loan Commitments of all Lenders, the maximum amount of which shall be $5,000,000.

     TERM NOTE - shall have the meaning ascribed to it in Section 1.2.2.

     TRADEMARK SECURITY AGREEMENT - each Trademark Security Agreement to be executed by Borrower in favor of Agent on or before the Closing Date and by which Borrower shall grant to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, as security for the Obligations, a Lien on all of Borrower's right, title and interest in and to all of its trademarks.

     TRANSFEREE - as defined in Section 13.3.3 of the Agreement.

     TYPE - any type of a Loan determined with respect to the interest option applicable thereto, which shall be either a LIBOR Loan or a Base Rate Loan.

     UCC - the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

     UPSTREAM PAYMENT - a payment or distribution of cash or other Property by a Subsidiary to Borrower, whether in repayment of Debt owed by such Subsidiary to Borrower, to pay dividends on account of Borrower's ownership of Equity Interests or otherwise.

          VALUE - with reference to the value of Eligible Inventory, value determined on the basis of the lower of cost or market of such Eligible Inventory, with the cost thereof calculated on a first-in, first-out basis determined in accordance with GAAP.

          VOTING SECURITIES -Equity Interests of any class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors or Persons performing similar functions.

          ACCOUNTING TERMS. Unless otherwise specified herein, all terms of an accounting character used in the Agreement shall be interpreted, all accounting determinations under the Agreement shall be made, and all financial statements required to be delivered under the Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrower and its Subsidiaries heretofore delivered to Agent and Lenders and using the same method for inventory valuation as used in such audited financial statements, except for any change required by GAAP; PROVIDED, HOWEVER, that for purposes of determining Borrowers' compliance with financial covenants contained in Section 9.1.3 of the Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP as in effect on the date of the Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 8.1.9 of the Agreement.

          OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

     CERTAIN MATTERS OF CONSTRUCTION. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all restatements, extensions or renewals thereof. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to "including" and "include" shall be understood to mean "including, without limitation." All references to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in the Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing by Agent pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Lender. Whenever the phrase "to the best of Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of Borrower or (ii) the knowledge that a Senior Officer would have obtained if he had engaged in a good faith and diligent performance of his duties, including the making of such reasonable specific inquiries as may be necessary of the officers, employees or agents of Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. Wherever in the Agreement and the other Loan Documents reference is made to attorneys' fees and expenses that are incurred by Agent or Lenders and that are to be reimbursed to Agent or Lenders by Borrower, such reference shall be understood to mean the attorneys' fees and expenses which were incurred by Agent or Lenders for services actually rendered by attorneys on Agent's or Lenders' behalf at rates no greater than such attorneys' customary hourly rates at the time such services are rendered for matters of the general type for which they were engaged by Agent or Lenders and which Agent or Lenders in good faith determines are not unreasonable.

     IN WITNESS WHEREOF, this Appendix has been duly executed in Atlanta, Georgia, on November 11, 1998.

                                   BORROWER:
ATTEST:                            SNAPPER, INC.

_________________________          By:____________________________________
PAUL N. KIEL, Secretary               ROBIN G. CHAMBERLAIN,
[CORPORATE SEAL]                      President and Chief Executive Officer


                                   LENDER:
                                   FLEET CAPITAL CORPORATION

                                   By:____________________________________
                                      Title:______________________________


                                   AGENT:
                                   FLEET CAPITAL CORPORATION,
                                   as Agent

                                   By:____________________________________
                                      Title:______________________________